Execution Version

Exhibit 10.1

FIRST AMENDMENT TO LOAN AGREEMENT

This FIRST AMENDMENT TO LOAN AGREEMENT, dated as of April 22, 2020 (this “Amendment”), is entered into by and among MIMEDX GROUP, INC., a Florida corporation (the “Borrower”), each Guarantors party hereto, the Lenders party hereto and Blue Torch Finance LLC, a Delaware limited liability company (“Blue Torch”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, each an “Agent” and collectively the “Agents”).
RECITALS:
WHEREAS, reference is made to the Loan Agreement, dated as of June 10, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Loan Agreement”; capitalized terms used in this Amendment but not otherwise defined herein have the meanings given to such terms in the Loan Agreement) among the Borrower, the Subsidiaries of Borrower that are Guarantors or become Guarantors pursuant to Section 8.10 of the Loan Agreement, the Agents, and the Lenders from time to time party thereto;
WHEREAS, subject to the terms and conditions set forth herein and in the Loan Agreement, the Borrower has requested that the Agents and the Lenders party hereto agree to make certain amendments to the Loan Agreement set forth herein; and
WHEREAS, subject to the terms and conditions set forth herein and in the Loan Agreement, the Agents and the Lenders party hereto have agreed to amend the Loan Agreement as provided herein.
AGREEMENT:
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:
Section 1.    Amendments to Loan Agreement. Effective as of the First Amendment Effective Date, the Loan Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth in the pages of the amended Loan Agreement attached as Exhibit A hereto.
Section 2.    Representations and Warranties. On and as of the First Amendment Effective Date, after giving effect to this Amendment, each Loan Party signatory hereto hereby represents and warrants to the Agents and the Lenders that:
(a)    This Amendment has been duly authorized by all necessary corporate or other organizational action by each of the Loan Parties and constitutes, and each other Loan Document executed and delivered in connection with this Amendment to which any Loan Party is a party has been duly authorized by all necessary corporate or other organizational action by such Loan Party, and each such Loan Document constitutes, or when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).
(b)    The execution, delivery and performance by the Loan Parties of this Amendment and the other Loan Documents executed and delivered in connection herewith to which such Loan Parties are a party and the transactions contemplated hereby to occur on or about the First Amendment Effective Date do not and will not (i) conflict with, contravene or violate any provision of any Applicable Law, (ii) violate any order or decree of, or require any authorization, consent, approval, exemption or other action by or notice to, any Governmental Authority, (iii) conflict with, result in a breach of any of the terms, covenants, conditions or provisions of, constitute a default under, otherwise result in the termination of or a termination right under, (A) any material indenture, note, loan agreement, lease agreement, mortgage, deed of trust or other financing or security agreement or (B) any Material Contract, (iv) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Loan Party (other than Liens created under the Loan Documents or Permitted Liens), or (v) violate any provision of the Organization Document or any material Permit of any Loan Party (in the case of clauses (i), (ii) and (iii), to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).
(c)    No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person, and no consent or approval under any contract or instrument (other than those that have been duly obtained or made and which are in full force and effect or, if not obtained or made, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect) is required for the execution, delivery or performance by any Loan Party of this Amendment and the other Loan Documents executed and delivered in connection herewith to which it is a party and the transactions contemplated hereby to occur on or about the First Amendment Effective Date, in each case by any of the Loan Parties party thereto.
(d)    Each of the representations and warranties made by any Loan Party contained in Article VII of the Loan Agreement and in each other Loan Document is true and correct in all material respects on and as of the First Amendment Effective Date (except to the extent that any such representation or warranty is expressly stated to have been made as of an earlier date, in which case, such representation or warranty shall be true and correct in all material respects as of such earlier date); provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(d)    No Default or Event of Default has occurred and is continuing as of the First Amendment Effective Date.
Section 3.    Conditions to Effectiveness. This Amendment shall become effective upon satisfaction or written waiver by the Lenders party hereto, of all of the following conditions precedent (the date upon which this Amendment becomes effective, the “First Amendment Effective Date”):
(a)    Certain Documents. The Administrative Agent shall have received each of the following, each dated the First Amendment Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance satisfactory to the Required Lenders:
(i)    a counterpart of this Amendment signed on behalf of (A) the Borrower, (B) each other Loan Party and (C) the Lenders party hereto;
(ii)    unless otherwise agreed to by the Administrative Agent, certificates of good standing with respect to each Loan Party, each dated as of a recent date prior to the First Amendment Effective Date, such certificates to be issued by the appropriate officer or official body of the jurisdiction of organization of such Loan Party, each of which certificates shall indicate that such Loan Party is in good standing in the applicable jurisdiction;

(iii)    a certificate of an Authorized Officer of the Borrower, certifying as to the conditions set forth in Section 3(c) and (d) hereof,

(iv)     a certificate for each Loan Party, dated as of the First Amendment Effective Date, duly executed and delivered by such Loan Party’s secretary or assistant secretary, managing member, general partner, or other appropriate person reasonably acceptable to the Administrative Agent as applicable, as to:

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(A)    such Person’s Organization Documents, as amended, modified or supplemented as of the First Amendment Effective Date, certified by the appropriate officer or official body of the jurisdiction of organization of such Person;

(B)    resolutions of each such Person’s board of directors (or other managing body, in the case of a Person that is not a corporation) then in full force and effect expressly and specifically authorizing, to the extent relevant, all aspects of the Loan Documents applicable to such Person and the execution, delivery and performance of each Loan Document, in each case to be executed by such Person; and

(C)    the incumbency and specimen signatures of its Authorized Officers and any other of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person, and a list of all officers and directors of the Loan Parties.

Each such certificate shall provide that each Secured Party may conclusively rely thereon until such Secured Party shall have received a further certificate of the secretary, assistant secretary, managing member or general partner, as applicable, of such Person canceling or amending the prior certificate of such Person as provided in Section 8.01(k) of the Loan Agreement.

(b)    Fees and Expenses Paid. The Administrative Agent and each Lender shall have received, for its own respective account, (a) all fees and expenses due and payable to such Person under the Fee Letter and (b) the reasonable fees, costs and expenses due and payable to such Person pursuant to Sections 3.01 and 12.05 of the Loan Agreement (including the reasonable and documented fees, disbursements and other charges of counsel) due as of the First Amendment Effective Date (in each case, to the extent invoiced one (1) Business Day prior to the First Amendment Effective Date).
(c)    Accuracy of Representations and Warranties. As of the First Amendment Effective Date and after giving effect to this Amendment, the representations and warranties set forth in Section 2 of this Amendment shall be true and correct in all respects (after giving effect to this Amendment).
(d)     No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date.
Section 4.    Amendment Fee. In consideration of the agreements of the Lenders contained herein and for other good and valuable consideration, on the First Amendment Effective Date, the aggregate principal amount of the Term Loans outstanding shall be ratably increased by 1.0% (the “Amendment Fee”) of the aggregate principal amount of the Term Loans outstanding as of the First Amendment Effective Date. After the First Amendment Effective Date, the Amendment Fee shall constitute principal of the applicable Loans for all purposes and calculations under the Loan Documents.

Section 5.    Counterparts; Integration. Any number of counterparts of this Amendment and the other Loan Documents, including facsimiles and other electronic copies (including .pdf), may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same agreement. This Amendment and the other Loan Documents may be transmitted and signed and delivered by facsimile or other electronic means. The effectiveness of any such documents and signatures shall have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. This Amendment and the other Loan Documents contain the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior negotiations, agreements and understandings with respect thereto, both written and oral. This Amendment may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten or oral agreements between the parties.
Section 6.    Successors and Assigns. This Amendment shall inure to the benefit of the respective successors and permitted assigns of the parties hereto, and the obligations and liabilities assumed in this Amendment by the parties hereto shall be binding upon their respective successors and permitted assignees.

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Section 7.    Governing Law. THIS AMENDMENT THE OTHER LOAN DOCUMENTS (EXCEPT AS MAY OTHERWISE BE PROVIDED THEREIN), AND THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE HEREOF AND THEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ANY CLAIM BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK FOR CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS REQUIRING APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.
Section 8.    Waiver of Jury Trial. Section 13.04 of the Loan Agreement is incorporated herein mutatis mutandis.
Section 9.    Severability. All provisions of this Amendment are severable, and the unenforceability or invalidity of any of the provisions of this Amendment shall not affect the validity or enforceability of the remaining provisions of this Amendment. Should any part of this Amendment be held invalid or unenforceable in any jurisdiction, the invalid or unenforceable portion or portions shall be removed (and no more) only in that jurisdiction, and the remainder shall be enforced as fully as possible (removing the minimum amount possible) in that jurisdiction. In lieu of such invalid or unenforceable provision, the parties hereto will negotiate in good faith to add as a part of this Amendment a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.
Section 10.    Reference to and Effect on the Loan Documents.
(a)    As of the First Amendment Effective Date, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Loan Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Loan Agreement as amended hereby, and this Amendment and the Loan Agreement shall be read together and construed as a single instrument. This Amendment shall constitute a Loan Document.
(b)    Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Loan Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.
Section 11.    Costs and Expenses. The Borrower agrees to pay all reasonable and documented costs, fees and expenses of the Administrative Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment and the transactions contemplated hereby (including, without limitation, the reasonable and documented fees, disbursement and other charges of a single counsel for the Administrative Agent and the Lenders) in accordance with Section 12.05 of the Loan Agreement.
Section 12.    Acknowledgment and Reaffirmation. The Guarantors acknowledge and consent to all terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Loan Documents. Each Loan Party hereby ratifies and confirms its obligations under the Loan Documents, including the Guaranty and Security Agreement and including, without limitation, its guarantee of the Guaranteed Obligations and its grant of the security interest in the Collateral to secure the Obligations. This Amendment shall not constitute a novation of the Loan Agreement or any of the Loan Documents.
Section 13.    Release. In consideration of the agreements of the Agents and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent, the Collateral Agent and each Lender

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(solely in their respective capacities as such) and their respective successors, and their respective present and former shareholders, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent, the Collateral Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever on account of, or in relation to, or in any way in connection with any of the Loan Agreement or any of the other Loan Documents or transactions thereunder or related thereto, in each case of the foregoing Claims, solely to the extent of such Claims arising by reason of any act, omission, matter, cause or thing whatsoever arising at any time prior to the date of this Amendment (the “Released Matters”). Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered (in each case of the foregoing, to the extent related to any act, omission, matter, cause or thing whatsoever arising at any time prior to the date of this Amendment) shall affect in any manner the final, absolute and unconditional nature of the release set forth herein.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Amendment as of the date first above written.
THE BORROWER:
MIMEDX GROUP, INC.
By:      /s/ Peter M. Carlson

Name: Peter M. Carlson

Title: Chief Financial Officer

GUARANTORS:
MIMEDX TISSUE SERVICES, LLC

By:      /s/ Peter M. Carlson

Name: Peter M. Carlson

Title: Chief Financial Officer

MIMEDX PROCESSING SERVICES, LLC

By:      /s/ Peter M. Carlson

Name: Peter M. Carlson

Title: Chief Financial Officer

[Signature Page to First Amendment to Loan Agreement]

ADMINISTRATIVE AGENT AND COLLATERAL AGENT: BLUE TORCH FINANCE LLC By: Blue Torch Capital LP, its sole member By: /s/ Kevin Genda Name: Kevin Genda Title: Authorized Signatory

[Signature Page to First Amendment to Loan Agreement]

LENDERS:

BTC HOLDINGS FUND I LLC,

By: Blue Torch Credit Opportunities Fund I LP, its sole member
By: Blue Torch Credit Opportunities GP LLC, its general partner
By: /s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory

BTC HOLDINGS FUND I-B LLC,

By: Blue Torch Credit Opportunities Fund I LP, its sole member
By: Blue Torch Credit Opportunities GP LLC, its general partner
By: /s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory

SC BTC PRIVATE DEBT FUND LP,

By: Blue Torch Capital LP, acting solely in its capacity as Investment Advisor to the Manager of SC BTC Private Debt Fund LP
By: /s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory

[Signature Page to First Amendment to Loan Agreement]

BTC HOLDINGS SC FUND LLC,

By: Blue Torch Credit Opportunities SC Master Fund LP, its sole member
By: Blue Torch Credit Opportunities SC GP LLC, its general partner
By: /s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory

SWISS CAPITAL BTC PRIVATE DEBT OFFSHORE SP,

By: Blue Torch Capital LP, acting solely in its capacity as Investment Advisor to the Manager of Swiss Capital BTC Private Debt Offshore Fund SP, a segregated portfolio of Swiss Capital Private Debt (Offshore) Funds SPC
By: /s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory

[Signature Page to First Amendment to Loan Agreement]

Exhibit A

Conformed Loan Agreement

(see attached)

LOAN AGREEMENT

dated as of June 10, 2019

among

MIMEDX GROUP, INC.,
as Borrower,

and the other GUARANTORS from time to time party hereto,

the LENDERS from time to time party hereto,

BLUE TORCH FINANCE LLC,
as Administrative Agent,

and

BLUE TORCH FINANCE LLC,
as Collateral Agent

TABLE OF CONTENTS
Page(s)
Article I
DEFINITIONS
Section 1.01Defined Terms    1
Section 1.02Other Interpretive Provisions    36
Section 1.03Accounting Terms and Principles    36
Section 1.04Rounding    37
Section 1.05References to Agreements, Laws, etc    37
Section 1.06Times of Day    38
Section 1.07Timing of Payment of Performance    38
Section 1.08Corporate Terminology    38
Section 1.09Independence of Provisions    38
Section 1.10Divisions    38
Section 1.11Financial Statements    38

Article II
AMOUNT AND TERMS OF CREDIT FACILITIES
Section 2.01Loans    39
Section 2.02Disbursement of Funds    39
Section 2.03Payment of Loans; Notes    40
Section 2.04Pro Rata Borrowings    41
Section 2.05Interest    41
Section 2.06Increased Costs, Illegality, etc    42
Section 2.07Compensation    44

Article III
FEES, PREMIUMS AND COMMITMENT TERMINATIONS
Section 3.01Fees    45
Section 3.02Prepayment Premiums    45
Section 3.03Termination of Commitments    45

Article IV
PAYMENTS
Section 4.01Voluntary Prepayments    46
Section 4.02Mandatory Prepayments    47
Section 4.03Payment of Obligations; Method and Place of Payment    50
Section 4.04Taxes    51
Section 4.05Right to Decline Payments    55
Section 4.06Computations of Interest and Fees    55
Section 4.07Debt    56

Article V
CONDITIONS PRECEDENT TO TERM LOANS
Section 5.01Loan Documents    56
Section 5.02Lien and Other Searches; Filings    56
Section 5.03Stock Pledges    57
Section 5.04Legal Opinions    57
Section 5.05Secretary’s Certificates    57
Section 5.06Other Documents and Certificates    58
Section 5.07Solvency    58
Section 5.08Borrowing Notice    58
Section 5.09[Reserved]    58
Section 5.10Financial and Other Information    58

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Section 5.11Insurance    59
Section 5.12Payment of Outstanding Indebtedness    59
Section 5.13Fees and Expenses    59
Section 5.14Patriot Act Compliance and Reference Checks    60
Section 5.15[Reserved].    60
Section 5.16Subsidiaries.    60
Section 5.17No Default    60
Section 5.18Representations and Warranties    60
Section 5.19No Injunctions    60

Article VI
[Reserved]

Article VII
REPRESENTATIONS AND WARRANTIES
Section 7.01Status    60
Section 7.02Power and Authority; Execution and Delivery    61
Section 7.03Enforceability    61
Section 7.04No Violation    61
Section 7.05Approvals, Consents, etc    61
Section 7.06Use of Proceeds; Regulations T, U and X    62
Section 7.07Investment Company Act; etc    62
Section 7.08Litigation, Labor Controversies, etc    62
Section 7.09Capitalization; Subsidiaries    62
Section 7.10Accuracy of Information    63
Section 7.11[Reserved]    64
Section 7.12Tax Returns and Payments    64
Section 7.13Compliance with ERISA    64
Section 7.14Intellectual Property; Licenses, etc    65
Section 7.15Ownership of Properties; Title; Real Property; Leases    65
Section 7.16Environmental Matters    66
Section 7.17Solvency    66
Section 7.18[Reserved]    66
Section 7.19Security Documents; Perfection    66
Section 7.20Compliance with Laws and Permits; Authorizations    67
Section 7.21[Reserved]    67
Section 7.22Contractual or Other Restrictions    67
Section 7.23No Brokers    67
Section 7.24Insurance    67
Section 7.25Evidence of Other Indebtedness    68
Section 7.26Deposit Accounts, Securities Accounts and Commodity Accounts    68
Section 7.27Principal Business    68
Section 7.28Absence of any Undisclosed Liabilities    68
Section 7.29Anti-Terrorism Laws; the Patriot Act    68
Section 7.30Economic Sanctions/OFAC    69
Section 7.31Foreign Corrupt Practices Act    69
Section 7.32Material Contracts; Customer Contracts; No Hedging Contracts    69
Section 7.33Affiliate Transactions    70
Section 7.34Collective Bargaining Agreements    70
Section 7.35Health Care Regulatory Matters.    70

Article VIII
AFFIRMATIVE COVENANTS
Section 8.01Financial Information, Reports, Certificates and Other Information    72
Section 8.02Books, Records and Inspections    77
Section 8.03Maintenance of Insurance    77
Section 8.04Payment of Taxes and Liabilities    78
Section 8.05Maintenance of Existence; Compliance with Laws, etc.    78
Section 8.06Environmental Compliance    78
Section 8.07ERISA    79
Section 8.08Maintenance of Properties    80
Section 8.09CARES Act Compliance    80
Section 8.10Additional Collateral, Guarantors and Grantors    81
Section 8.11Pledges of Additional Stock and Indebtedness    81
Section 8.12Use of Proceeds    81
Section 8.13Mortgages; Landlord Agreements    82
Section 8.14Accounts; Control Agreements    82
Section 8.15Further Assurances    83
Section 8.16Lender Meetings    84
Section 8.17Changes in Legal Form, etc.    84
Section 8.18Contractual Obligations    84
Section 8.19Compliance with Health Care Laws    85
Section 8.20Security Interests; Perfection, etc.    85
Section 8.21Board Observation.    85
Section 8.22Post-Closing Obligations    87

Article IX
NEGATIVE COVENANTS
Section 9.01Limitation on Indebtedness    88
Section 9.02Limitation on Liens    91
Section 9.03Consolidation, Merger, etc.    94
Section 9.04Permitted Dispositions    95
Section 9.05Investments    96
Section 9.06Restricted Payments    97
Section 9.07Payments and of Indebtedness; Cancellation of Indebtedness    98
Section 9.08Modification of Certain Agreements    98
Section 9.09Sale and Leaseback    99
Section 9.10Transactions with Affiliates    99
Section 9.11Restrictive Agreements, etc    99
Section 9.12Changes in Business and Fiscal Year    100
Section 9.13Financial Covenants    100
Section 9.14[Reserved]    101
Section 9.15[Reserved]    101
Section 9.16Economic Sanctions/OFAC    101
Section 9.17Anti-Terrorism Laws; Foreign Corrupt Practices Act    101
Section 9.18Use of Proceeds    101

Article X
EVENTS OF DEFAULT
Section 10.01Listing of Events of Default    101
Section 10.02Remedies Upon Event of Default    105

Article XI
THE AGENTS
Section 11.01Appointments    108
Section 11.02Delegation of Duties    109
Section 11.03Exculpatory Provisions    109
Section 11.04Reliance by Agents    110
Section 11.05Notice of Default    110
Section 11.06Non-Reliance on Agents and Other Lenders    111
Section 11.07Indemnification by Lenders    111
Section 11.08Agents in their Individual Capacities    111
Section 11.09Successor Agents    112
Section 11.10Agents Generally    112
Section 11.11Restrictions on Actions by Secured Parties; Sharing of Payments    112
Section 11.12Agency for Perfection    113
Section 11.13Credit Bid    113
Section 11.14One Lender Sufficient    114

Article XII
MISCELLANEOUS
Section 12.01Amendments and Waivers    114
Section 12.02Notices and Other Communications    115
Section 12.03No Waiver; Cumulative Remedies    117
Section 12.04Survival of Representations and Warranties    117
Section 12.05Payment of Expenses and Taxes; Indemnification    118
Section 12.06Successors and Assigns; Participations and Assignments    119
Section 12.07Mitigation Obligations and Replacements of Lenders under Certain Circumstances    124
Section 12.08[Reserved]    125
Section 12.09Adjustments; Set-Off    125
Section 12.10Effectiveness of Facsimile Documents and Signatures    126
Section 12.11Counterparts    126
Section 12.12Severability    126
Section 12.13Integration    126
Section 12.14GOVERNING LAW    127
Section 12.15Waiver of Certain Rights    127
Section 12.16Acknowledgments    127
Section 12.17No Arranger Duties    128
Section 12.18Confidentiality    128
Section 12.19Press Releases, etc.    129
Section 12.20Releases of Guaranties and Liens    130
Section 12.21USA Patriot Act    130
Section 12.22No Fiduciary Duty    130
Section 12.23Reliance on Certificates    131
Section 12.24No Waiver    131
Section 12.25The Borrower as the Loan Parties’ Representative    131
Section 12.26Funding Losses.    132
Section 12.27Acknowledgement and Consent to Bail-in of EEA Financial Institutions    132

Article XIII
JURISDICTION; VENUE, SERVICE OF PROCESS; JURY TRIAL WAIVER
Section 13.01JURISDICTION    133
Section 13.02VENUE    133
Section 13.03SERVICE OF PROCESS    134
Section 13.04JURY TRIAL WAIVER    134
Section 13.05Judicial Foreclosure and Other Actions    134

SCHEDULES
Schedule 1.01    Term Loan Commitments
Schedule 7.08    Litigation
Schedule 7.09    Capitalization and Subsidiaries
Schedule 7.14    Intellectual Property
Schedule 7.15    Real Property
Schedule 7.19    Security Filings and Filing Offices
Schedule 7.23    Brokers
Schedule 7.24    Insurance
Schedule 7.25    Existing Indebtedness
Schedule 7.26    Deposit Accounts, Securities Accounts and Commodity Accounts
Schedule 7.32    Material Contracts
Schedule 7.33    Affiliate Transactions
Schedule 7.34    Collective Bargaining Agreements
Schedule 7.35    Healthcare and FDA Matters
Schedule 9.02    Liens
Schedule 9.05    Investments
Schedule 9.10    Transactions with Affiliates

EXHIBITS
Exhibit A    Form of Term Loan Note
Exhibit B    Guaranty and Security Agreement
Exhibit C    [Reserved]
Exhibit D    Form of Compliance Certificate
Exhibit E    Perfection Certificate
Exhibit F    Form of Assignment and Acceptance
Exhibit G    Form of Solvency Certificate
Exhibit H    Borrowing Notice

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LOAN AGREEMENT
LOAN AGREEMENT dated as of June 10, 2019 among MIMEDX GROUP, INC., a Florida corporation (the “Borrower”), the Subsidiaries of the Borrower that are Guarantors or become Guarantors hereunder pursuant to Section 8.10 hereof, the Lenders from time to time party hereto, BLUE TORCH FINANCE LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, each an “Agent” and collectively the “Agents”).
Introductory Statement
WHEREAS, the Borrower has requested that (a) the Term Loan Lenders extend term loans to the Borrower on the Closing Date in the aggregate principal amount of $75,000,000, the proceeds of which the Borrower will use in accordance with Section 8.12; and
WHEREAS, the Lenders desire to extend such term loans to the Borrower, the Administrative Agent desires to act as administrative agent for the Lenders, and the Collateral Agent desires to act as collateral agent for the Secured Parties, in each case on and subject to the terms and conditions of this Loan Agreement.
NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS
Section 1.01    Defined Terms. As used herein, the following terms have the meanings specified in this Section 1.01 unless the context otherwise requires:
“Account Control Agreement” means, with respect to a deposit account or a securities account (other than an Excluded Deposit Account), an account control agreement in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by the Loan Party owning such account, the Collateral Agent, and the applicable depositary bank or securities intermediary, as applicable, which account control agreement provides the Collateral Agent with, among other things, “control” over such account (as defined in, and for purposes of, the UCC) and the cash or investment property therein, as applicable.
“Accounts” or “accounts” means “Accounts”, as such term is defined in the UCC as in effect on the date hereof.
“Acquisition” means the purchase or other acquisition by a Loan Party or Subsidiary thereof of all of the Capital Stock in, or all or substantially all of the property and assets of (or all or substantially all of the property and assets representing a business unit or business line of or customer base of) any Person that, upon the consummation thereof, will be wholly-owned (other than director’s qualifying shares) directly or indirectly by a Loan Party (including, without limitation, as a result of a merger or consolidation or the purchase or other acquisition of all or a substantial portion of the property and assets of a Person).
“Acquisition Consideration” means the purchase consideration net of cash and Cash Equivalents of the acquired Person (solely to the extent such cash and Cash Equivalents become assets of the Loan Parties and Collateral hereunder and under the Security Documents) for a Permitted Acquisition, whether paid in cash or by exchange of properties or otherwise and whether payable at or prior to the consummation of a Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency and includes any and all payments representing the purchase price and any assumption of Indebtedness, and including earnouts and other agreements to make any payment the amount of which, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business; provided that at any time after the consummation of such Permitted Acquisition all or any portion of such deferred payment or contingent obligation that has expired and is not payable in accordance with the underlying documentation shall not be included in connection with any cap for purposes of determining future Permitted Acquisitions.
“Administrative Agent” has the meaning set forth in the preamble to this Loan Agreement.
“Affiliate” means, with respect to any Person, (i) any other Person that directly, or indirectly (through one or more intermediaries or otherwise), Controls or is Controlled by or is under common Control with such Person, and (ii) such Person’s officers, directors and other Persons functioning in substantially similar roles. Notwithstanding anything herein to the contrary, neither Agent nor any Lender, nor any of their respective Affiliates, shall be deemed an Affiliate of any Loan Party solely by virtue of the transactions contemplated by this Loan Agreement and the other Loan Documents.
“Agents” and “Agent” each has the meaning set forth in the preamble to this Loan Agreement.
“Alternative Interest Rate Election Event” has the meaning given to such term in Section 2.06(c).
“Anti-Terrorism Laws” has the meaning given to such term in Section 7.29.

“Applicable Laws” means, as to any Person, any Laws applicable to, or otherwise binding upon, such Person or any of its property, products, business, assets or operations, or to which such Person or any of its property, products, business, assets or operations is subject.
“Applicable Margin” means, (1) from the period beginning on the Closing Date until (but not including) the First Amendment Effective Date, (a) with respect to any Loan bearing interest with reference to the LIBOR Rate, eight percent (8.00%) per annum, and (b) with respect to any Loan bearing interest with reference to the Prime Rate, seven percent (7.00%) per annum; and (2) beginning on the First Amendment Effective Date and for all periods thereafter, (a) with respect to any Loan bearing interest with reference to the LIBOR Rate, nine percent (9.00%) per annum, and (b) with respect to any Loan bearing interest with reference to the Prime Rate, eight percent (8.00%) per annum; provided that if the Borrower has failed to deliver the quality of earnings required to be delivered pursuant to Section 8.22(a) on or prior to July 31, 2019, then from and after such date until (but not including) the date that the Borrower has delivered such quality of earnings, the Applicable Margin shall automatically increase by one percent (1.00%) per annum.
“Approved Fund” means any Person (other than a natural person) that is or will be engaged in making, purchasing, holding or investing in one or more debt securities, bank loans, other commercial loans, or other similar extensions of credit in the Ordinary Course of Business, and which Person either: (a) is administered, managed, advised or underwritten by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers, manages, advises or underwrites a Lender; or (b) purchases, holds or invests in, or was formed for the purpose of purchasing, holding or investing in, one or more debt securities, bank loans, other commercial loans, or other similar extensions of credit originated by (i) a Lender or (ii) an Affiliate of a Lender.
“Assignment and Acceptance” means an assignment and acceptance substantially in the form of Exhibit F or such other form as acceptable to the Administrative Agent.
“Assignment of Claims Act” means (i) Title 31, United States Code § 3727, and Title 41, United States Code § 15, in each case as revised or amended, and any rules or regulations issued pursuant thereto, and (ii) all other federal and state laws, rules and regulations governing the assignment of government contracts or claims against a Governmental Authority.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear as a liability on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Authorized Officer” means, with respect to any Person, the president, chief executive officer, chief financial officer (including interim chief financial officer), chief operating officer or secretary of such Person (or a manager, in the case of a Person that is a limited liability company), provided that, with respect to financial reporting and other financial matters (including Compliance Certificates, Consolidated Excess Cash Flow, and Solvency Certificates), “Authorized Officer” means the chief financial officer (including interim chief financial officer) of the applicable Loan Party or such other officer or similar Person performing such duties for such Loan Party.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.
“Board” means the Board of Governors of the Federal Reserve System of the United States, or any successor thereto.

“Board of Directors” has the meaning given to such term in Section 8.21.
“Borrower” has the meaning set forth in the preamble to this Loan Agreement.
“Borrowing Notice” means a written notice in the form of Exhibit H.
“Budget” has the meaning given to such term in Section 8.01(f).
“Business” means the business of developing, manufacturing and marketing regenerative biologics utilizing human placental allografts, and any business reasonably related, ancillary or incidental thereto.
“Business Day” means (a) any day that is not a Saturday, Sunday or other day on which commercial banks in the City of New York are required, authorized or otherwise permitted by law or other governmental actions to close, and (b) with respect to any notices or determinations in connection with any LIBOR Rate established hereunder, any day that is also a day for trading by and between banks in Dollar deposits in the London Interbank Eurodollar market.
“Capital Stock” means any and all shares, interests, participations, units or other equivalents (however designated) of capital stock of a corporation, membership interests in a limited liability company, partnership interests of a limited partnership, any and all equivalent ownership interests in a Person, and in each case any and all warrants, rights or options to purchase, and all conversion or exchange rights, voting rights, calls or rights of any character with respect to, any of the foregoing but excluding any debt securities convertible into such Capital Stock.
“Capitalized Lease Obligations” means, as applied to any Person, subject to Section 1.03, all obligations under Capitalized Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.
“Capitalized Leases” means, as applied to any Person, subject to Section 1.03, all leases of property (real or personal) that have been or should be, in accordance with GAAP, classified as capitalized leases on the balance sheet of such Person or any of its Subsidiaries, on a consolidated basis.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (H.R. 748, as in effect on the First Amendment Effective Date) and the Interim Final Rule set forth in 13 C.F.R. §120 – Business Loans.
“Cash Equivalents” means:
(a)    any direct obligation of, or unconditional guaranty by, the United States of America (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States of America) maturing not more than one year after the date of acquisition thereof;
(b)    commercial paper maturing not more than one hundred eighty (180) days from the date of issue and issued by a corporation (other than an Affiliate of any Loan Party) organized under the laws of any state of the United States of America or of the District of Columbia and, at the time of acquisition thereof, rated A 1 or higher by S&P or P 1 or higher by Moody’s;
(c)    any Dollar denominated certificate of deposit, time deposit or bankers’ acceptance, maturing not more than one year after its date of issuance, which is issued by a bank organized under the laws of the United States of America (or any state thereof) which has, at the time of acquisition of such certificate of deposit, time deposit or bankers’ acceptance, as applicable, (i) a credit rating of A or higher from S&P or A-2 or higher from Moody’s and (ii) a combined capital and surplus greater than $500,000,000;

(d)    any repurchase agreement having a term of thirty (30) days or less entered into with any commercial banking institution satisfying, at the time of acquisition thereof, the criteria set forth in clause (c)(i) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;
(e)    mutual funds with assets in excess of $5,000,000, substantially all of which are of the type described in clauses (a) through (d) of this definition; and
(f)    other short term liquid investments approved in writing by the Administrative Agent.
“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” shall mean (x) any Person that is a Lender or an Agent (or an Affiliate of a Lender or an Agent), (y) any person who was a Lender or an Agent (or any Affiliate of a Lender or an Agent) at the time it entered into a Cash Management Agreement, in each case, in its capacity as a party to such Cash Management Agreement, or (z) each other Person with whom the Loan Party has entered into a Cash Management Agreement provided that if such Person is not a Lender or an Agent, by accepting the benefits of this Agreement, such Person shall be deemed to have (i) appointed the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 12.05(a), 12.14 and 12.25 as if it were a Lender.
“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601, et seq.), as amended, and all rules, regulations and binding standards issued thereunder.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption, change in or taking effect of any law, rule or regulation or in the administration, implementation, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
“Change of Control” means the occurrence of any of the following:
(a)    any Person, “person” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of the Borrower that exceeds 35% thereof; or
(b)    any sale of all or substantially all of the property or assets of the Borrower other than in a sale or transfer to another Loan Party.
“Closing Date” means the first date upon which all conditions precedent listed in Article V have been satisfied by no later than 1:00 p.m. pursuant to the terms thereof (i.e., June 10, 2019).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all rules, regulations, standards and guidelines issued thereunder. Section references to the Code are to the Code as in effect at the date of this Loan Agreement, and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.
“Collateral” means any assets of any Loan Party or other assets upon which the Collateral Agent and/or the Secured Parties has been granted a Lien in connection with this Loan Agreement, including pursuant to the Security Documents.
“Collateral Agent” has the meaning set forth in the preamble to this Loan Agreement.
“Collateral Assignee” has the meaning given to such term in Section 12.06(d).
“Collections” means all cash, checks, credit card slips or receipts, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of the Loan Parties.
“Commitment” means, with respect to each Term Loan Lender, such Lender’s Term Loan Commitment.
“Competitor” has the meaning assigned to such term in the definition of “Disqualified Institution”.
“Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of the Borrower substantially in the form of Exhibit D, together with such changes thereto or departures therefrom as the Administrative Agent may reasonably request or approve from time to time.
“Confidential Information” has the meaning given to such term in Section 12.18.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Adjusted EBITDA” means, for a specified period, an amount determined for the Consolidated Companies equal to, on a trailing twelve month basis (including, subject to the established Consolidated Adjusted EBITDA amounts provided below, any months that precede the Closing Date):
(a)    Consolidated Net Income of the Consolidated Companies, plus
(b)    to the extent reducing Consolidated Net Income, the sum of, without duplication, amounts for:
(i)    Consolidated Interest Expense during such measurement period,
(ii)    provisions for Taxes based on income,
(iii)    total depreciation expense,
(iv)    total amortization expense,
(v)    restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment costs, excess pension charges, contract termination costs and costs to consolidate facilities and relocate employees) not to exceed, together with the amounts subject to the cap in clause (vi) below, (i) $5,000,000 in the aggregate for the twelve-month period ending December 31, 2019, (ii)

$3,750,000 in the aggregate for the twelve-month period ending December 31, 2020 and (iii) $2,500,000 in the aggregate for the twelve-month period ending December 31, 2021.
(vi)    extraordinary (as defined under GAAP prior to FASB Update No. 2015-01), unusual or non-recurring expenses or charges not to exceed, together with the amounts subject to the cap in clause (v) above, (i) $5,000,000 in the aggregate for the twelve-month period ending December 31, 2019, (ii) $3,750,000 in the aggregate for the twelve-month period ending December 31, 2020 and (iii) $2,500,000 in the aggregate for the twelve-month period ending December 31, 2021; provided, that expenses and charges of any consulting or advisory services incurred during the applicable period shall not be subject to the foregoing cap,
(vii)    other non-cash charges and expenses reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) including, without limitation, non-cash compensation expense in respect of stock option and incentive plans, impairment charges and other write offs of intangible assets and goodwill,
(viii)    fees and expenses incurred in connection with the consummation of the Transactions and any refinancing, extension, waiver, forbearance, amendment, restatement, amendment and restatement, supplement or other modification of the Loan Documents (in each case, whether or not consummated); provided that amounts added back under this clause (viii) in respect of costs, fees and expenses arising in connection with any refinancing transactions that are not consummated shall not exceed $100,000 in the aggregate for the applicable period,
(ix)    fees paid to the Administrative Agent and the Lenders, in each case, to the extent not included above,
(x)    costs, fees and expenses relating to (i) product pricing-related matters, (ii) the Inaccurate Information and (iii) any review by the Board of Directors, including any special or ad hoc committee thereof, related to any of the foregoing items in subclauses (i) and (ii) hereof,
(xi)    the amount of any expense, charge or loss, in each case that is actually reimbursed or reasonably expected to be reimbursed within 365 days by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided that (x) if such amount is not so reimbursed or received (or if the amount reimbursed or received is less than the amount added back pursuant to this clause (xi)) by the Borrower or its Subsidiaries within such 365-day period applicable thereto, then such amount (or unreimbursed portion of such amount) shall be subtracted in subsequent periods to the extent applicable and (y) any such amount shall not be added back in any subsequent period in which such amount is actually reimbursed or received,
(xii)    any cost, expense or other charge (including any legal fees and expenses) associated with investigations by Governmental Authorities, any litigation or as a result of the Inaccurate Information (including in connection with the restatement of historical financial statements) or payment of any actual legal settlement, fine, judgment or order in respect of the foregoing,
(xiii)    cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated Adjusted EBITDA in any period solely to the extent that the corresponding non-cash gains relating to such receipts were deducted in the calculation of Consolidated Adjusted EBITDA pursuant to paragraph (c)(i) below for any previous period and not added back,

(xiv)    reasonable and customary directors’ fees and reimbursements of expenses in an amount not to exceed $1,500,000 in the aggregate, to the extent permitted to be paid under the Loan Documents; minus
(c)    to the extent increasing Consolidated Net Income, the sum of, without duplication:
(i)    amounts for other non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period); and
(ii)    extraordinary gains received during the specified period.
Consolidated Adjusted EBITDA for each of the following periods set forth below shall be as set forth opposite such period, but in each case subject to approval by the Administrative Agent (in its reasonable discretion) of the manner in which such amounts were calculated:
Historical Consolidated Adjusted EBITDA figures:

Fiscal Quarter ended June 30, 2018	$24,800,000
Fiscal Quarter ended September 30, 2018	$16,100,000
Fiscal Quarter ended December 31, 2018	$15,500,000
Fiscal Quarter ended March 31, 2019	$7,100,000

“Consolidated Companies” means the Loan Parties and their Subsidiaries on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, for the Consolidated Companies, the sum of all interest (net of interest income) in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capitalized Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period).
“Consolidated Net Income” means, for any specified period, the consolidated net income (or deficit) of the Consolidated Companies, after deduction of all expenses, taxes, and other proper charges, determined in accordance with past practice (and after achieving Reporting Compliance, in accordance with GAAP), after eliminating therefrom all extraordinary nonrecurring items of income or loss, provided that there shall be excluded: (a) the income (or loss) of any Person in which any Person (other than any of the Consolidated Companies) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid in cash to any of the Consolidated Companies by such Person during such specified period, (b) the income (or loss) of any Person accrued prior to the date it becomes a consolidated Subsidiary of any of the Consolidated Companies or is merged into or consolidated with any of the Consolidated Companies or such Person’s assets are acquired by any of the Consolidated Companies, (c) the income of any consolidated Subsidiary of any of the Consolidated Companies to the extent that the declaration or payment of dividends or other distributions by that consolidated Subsidiary of that income is not at the time permitted by operation of the terms of any Contractual Obligation or Applicable Law applicable to that consolidated Subsidiary, except to the extent of the amount of dividends or other distributions actually paid in cash to any of the Consolidated Companies by such Person during such specified period, (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, (e) any gain attributable to the write-up of any asset and any loss attributable to the write-down of any asset; (f) any net gain from the collection of the proceeds of life insurance policies, (g) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of any of the Consolidated Companies, (h) in the case of a successor to any consolidated Subsidiary of any of the Consolidated Companies by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of asset (unless such successor was a consolidated Subsidiary of any of the Consolidated Companies prior to such consolidation, merger or transfer), (i) any deferred credit representing the excess of equity in any consolidated Subsidiary of any of the Consolidated Companies at the date of acquisition of such consolidated Subsidiary over the cost to the Consolidated Companies of the investment in such Subsidiary, (j) the cumulative effect of any change in GAAP during such period, and (k) any noncash FASB ASC 815 income (or loss) related to hedging activities.
“Consolidated Working Capital” means, as of any date of determination, the excess of (a) the sum of all amounts (other than cash and current tax assets) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Consolidated Companies at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Consolidated Companies on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Indebtedness, (ii) all Indebtedness consisting of the Term Loans to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income Taxes.
“Contingent Liability” means, for any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person. The amount of any Contingent Liability shall (subject to any limitation set forth therein) be determined in accordance with GAAP.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person, or any agreement, instrument, permit, license or other undertaking to which such Person is a party or by which such Person or any of its property is bound or subject.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; provided that, for purposes of this definition, any Person which owns directly or indirectly ten percent (10%) or more of the Capital Stock having ordinary voting power for the election of directors or other members of the governing body of a Person, or ten percent (10%) or more of the Capital Stock of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Copyright Security Agreements” means any copyright security agreement entered into on or after the Closing Date (as required by this Loan Agreement or any other Loan Document), in each case as amended, supplemented or otherwise modified, renewed or replaced from time to time.
“Customer” means and includes the account debtor with respect to any Account and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with a Person, pursuant to which such Person is to deliver any personal property or perform any services.
“Default” means any event, act or condition that, with notice or lapse of time, or both, would constitute an Event of Default.
“Disposition” means, with respect to any Person, any sale, transfer, lease, contribution or other conveyance (including by way of merger) of any of such Person’s or any of such Person’s Subsidiaries’ assets or properties (including Capital Stock of Subsidiaries) to any other Person in a single transaction or series of transactions. “Dispose” shall have a correlative meaning consistent with the foregoing.

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Maturity Date; provided, that (i) if such Capital Stock is issued pursuant to a plan for the benefit of employees of any Loan Party or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by a Loan Party in order to satisfy applicable statutory or regulatory obligations and (ii) only the portion of the Capital Stock meeting one of the foregoing clauses (a) through (d) prior to the date that is ninety-one (91) days after the Maturity Date will be deemed to be Disqualified Capital Stock.
“Disqualified Institution” means, as of any date, competitors of the Borrower or any of its Subsidiaries that are in the same or a similar line of business and, in each case, identified in writing to the Administrative Agent from time to time prior to such date (each such entity, a “Competitor”) and Affiliates of Competitors to the extent such affiliates are reasonably identifiable (on the basis of the similarity of such Affiliate’s name to the name of an entity so identified in writing) or designated in writing by the Borrower from time to time prior to such date and to the extent such Affiliates are not bona fide debt funds or investment vehicles that are primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business with appropriate information barriers in place; provided, that no such updates shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest or any party for which the “trade date” with respect to an assignment or participation interest has occurred in respect of the Loans in compliance with the provisions of this Agreement from continuing to hold or vote such previously acquired assignments and participations or from closing an assignment or participation interest sale for which the “trade date” has previously occurred on the terms set forth herein for Lenders that are not Disqualified Institutions.
“Dollars” and “$” means dollars in lawful currency of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the U.S., any state thereof or the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Employee Benefit Plan” means any employee benefit plan, as defined in Section 3(3) of ERISA, which is contributed to by (or to which there is an obligation to contribute of) any Loan Party or any ERISA Affiliate.
“Environmental Claims” means any and all actions (including administrative, regulatory and judicial actions), suits, demands, demand letters, claims, liens, notices of noncompliance or violation, requests for information, warning letters, notices of deficiencies, investigations (other than internal reports prepared by the Loan Parties) (a) in the ordinary course of such Person’s business or (b) arising under or related to any alleged violation of or non-compliance with any Environmental Law or any permit issued, or any approval given, under any Environmental Law, including (i) any actual or threatened claims or assertions of liability by any Governmental Authorities for enforcement, cleanup, removal, response, fines, penalties, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any claims or assertions of liability by any third party seeking damages, contribution, indemnification, cost recovery, fines, penalties, compensation or injunctive relief resulting from the Release or threatened Release of Hazardous Materials or arising from any alleged violation of Environmental Law.
“Environmental Law” means any applicable federal, state, foreign, local or municipal statute, law (including the common law), rule, regulation, order, ordinance, code, decree, or other binding written requirement of any Governmental Authority now or hereafter in effect, in each case as amended, and any binding judicial interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to or imposing liability or standards of conduct concerning protection of the environment or natural resources, or the protection of human health or safety (from exposure to Hazardous Materials), or occupational health and safety (from exposure to Hazardous Materials), including public environmental notification requirements.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. Section references to ERISA are to ERISA as in effect at the date of this Loan Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.
“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that, together with any Loan Party or any Subsidiary of any Loan Party, is, or within the last six (6) years was, treated as a “single employer” within the meaning of Section 4001(b) of ERISA, and for the purpose of Section 302 of ERISA and/or Section 412, 4971, 4977 and/or each “applicable section” under Section 414(t)(2) of the Code, within the meaning of Section 414(b), (c), (m) or (o) of the Code.
“ERISA Event” means any of the following: (i) a Reportable Event with respect to any Plan; (ii) any Plan is insolvent or in endangered or critical status within the meaning of Section 432 of the Code or Section 4241 or 4245 of ERISA or notice of any such insolvency has been given to any of the Loan Parties or any ERISA Affiliate; (iii) any Plan is in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (iv) any Plan (other than a Multiemployer Plan) has failed to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA), or any of the Loan Parties or any Subsidiary of any Loan Party has applied for or received a waiver of the minimum funding standard or an extension of any amortization period within the meaning of Section 412 of the Code or Section 302, 303 or 304 of ERISA with respect to any Plan; (v) any Loan Party or any ERISA Affiliate fails to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or to make any required contribution to a Multiemployer Plan when due; (vi) any of the Loan Parties, any of their respective Subsidiaries, or, to the extent applicable to the Loan Parties or any of their respective Subsidiaries, any ERISA Affiliate incurs (or is reasonably expected to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 436(f), 4971, 4975 or 4980 of the Code or is notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; (vii) any proceeding is instituted (or is reasonably likely to be instituted) to terminate any Plan or to appoint a trustee to administer any Plan, or any written notice of any such proceeding is given to any of the Loan Parties or any ERISA Affiliate; (viii) the imposition on account of any Plan of any Lien under the Code or ERISA on the assets of any of the Loan Parties or any ERISA Affiliate or notification to any of the Loan Parties or any ERISA Affiliate that such a Lien will be imposed on the assets of any of the Loan Parties or any ERISA Affiliate; (ix) the occurrence of an event, circumstance, transaction, or failure that results in liability to the Loan Parties or any ERISA Affiliate under Title I of ERISA or a tax under any of Sections 4971 through 5000 of the Code; or (x) the complete or partial withdrawal of any of the Loan Parties or any ERISA Affiliate from a Multiemployer Plan that results in or is reasonably expect to result in the imposition of Withdrawal Liability or insolvency under Title IV of ERISA of any Multiemployer Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBOR Rate but does not include any Loan or Borrowing bearing interest at a rate determined by reference to the definition of “Prime Rate.”

“Event of Default” has the meaning given to such term in Article X.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Deposit Accounts” means a deposit account (i) which is used for the sole purpose of making payroll for the then current payroll period and withholding Tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (ii) which is used for the sole purpose of paying Taxes, including withholding and sales Taxes, (iii) is a zero balance deposit account, (iv) constituting a custodian, trust, fiduciary or other escrow account established for the benefit of third parties in the Ordinary Course of Business in connection with transactions permitted hereunder, (v) set forth on Schedule 7.26, and which, together with all other deposit accounts (other than those identified in clauses (i) through (iv)) have an average daily balance for any fiscal month of less than $400,000 in the aggregate or (vi) any deposit account at Bank of America, NA, that contains only the proceeds of any PPP Loan (a “PPP Deposit Account”).
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligations if, and to the extent that, all or a portion of the Guaranty Obligations of such Subsidiary of, or the grant by such Guarantor of a security interest pursuant to the Security Documents to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty Obligations of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty Obligations or security interest is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).
“Excluded Subsidiary” means:
(a)    any Subsidiary that is prohibited or restricted by Applicable Law from entering into the Guaranty and Security Agreement or otherwise providing a guaranty of the Obligations, or if such guaranty would require governmental (including regulatory) consent, approval, license or authorization (except to the extent that such consent, approval, license or authorization has been obtained);
(b)    any Subsidiary with respect to which entering into the Guaranty and Security Agreement or otherwise providing a guaranty of the Obligations would result in material adverse tax consequences as reasonably determined by the Borrower and the Administrative Agent; and
(c)    any other Subsidiary with respect to which the Administrative Agent and the Borrower reasonably agree that the burden or cost of entering into the Guaranty and Security Agreement or otherwise providing a guaranty of the Obligations shall outweigh the benefits to be obtained by the Lenders therefrom.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 12.07(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.04(f), and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Executive Order” has the meaning given to such term in Section 7.29.
“Extraordinary Receipts” means any cash or other amounts or receipts received by, on behalf of or on account of any Loan Party or any Subsidiary of any Loan Party not in the Ordinary Course of Business (other than from a Disposition or Casualty Event), including (a) proceeds of judgments, proceeds of settlements and other consideration of any kind received in connection with any cause of action, (b) indemnification payments received by any Loan Party to the extent not used or anticipated to be used to pay any corresponding liability or reimburse such Loan Party for the payment of such liability, and (c) foreign, United States, state or local tax refunds.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Loan Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as determined by the Administrative Agent in a commercially reasonable manner, and if no such rate is so published, the Federal Funds Rate for such day shall be the average rate for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by it (but in no event less than 0.0%).
“Fee Letter” means the fee letter, dated as of the date hereof, among the Borrower, the Agents, and the Lenders, as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.
“Fees” means all amounts payable pursuant to, or referred to in, Section 3.01 or in the Fee Letter.
“First Amendment” means that certain First Amendment to Loan Agreement, dated as of the First Amendment Effective Date, by and among the Loan Parties party thereto, the Lenders party thereto, and the Agents.
“First Amendment Effective Date” mean April 22, 2020.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Subsidiary” means each Subsidiary of a Loan Party that is not a Domestic Subsidiary.
“Forgivable Amount” shall mean, with respect to any PPP Loan, the amount of such Indebtedness that is eligible for forgiveness under Section 1106(b) of the CARES Act, except for any amount thereof (a) in respect of which the applicable Loan Party did not submit when due appropriate documents as are required to have such amount in respect of such PPP Loan forgiven or (b) that is denied forgiveness by the lender thereof or any Governmental Authority.
“Funded Debt” means, as of any date of determination, all then outstanding Indebtedness of the Consolidated Companies of the type described in clauses (a), (b) (to the extent such Indebtedness is drawn and unreimbursed), (d) (to the extent such Indebtedness is due before the Maturity Date), (g) (to the extent such Disqualified

Capital Stock (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the Maturity Date), (h) (to the extent such Guaranty Obligation is with respect to any of the foregoing) and (i) of the definition of “Indebtedness”.
“GAAP” means generally accepted accounting principles in the United States of America set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), including the FASB Accounting Standards Codification™, which are applicable to the circumstances as of the date of determination, subject to Section 1.03.
“Governmental Authority” means any federal, state or local government of the United States, any foreign country, any multinational authority, or any state, commonwealth, province, protectorate or political subdivision thereof, and any entity, body or authority exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including the PBGC and other quasi-governmental entities established to perform such functions, and in each case any department or agency thereof.
“Guarantors” means (a) each Person that is a Subsidiary of the Borrower on the Closing Date and (b) each other Person that becomes a party to the Guaranty and Security Agreement or otherwise provides a guaranty for the payment and performance of the Obligations after the Closing Date pursuant to an agreement reasonably acceptable to the Collateral Agent pursuant to Section 8.10.
“Guaranty and Security Agreement” means a Guaranty and Security Agreement among each Loan Party and the Collateral Agent for the benefit of the Secured Parties, in the form of Exhibit B.
“Guaranty Obligations” means, as to any Person, any Contingent Liability of such Person or other obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, that the term “Guaranty Obligations” shall not include endorsements of instruments for deposit or collection in the Ordinary Course of Business or customary and reasonable indemnity obligations in effect on the Closing Date, entered into in connection with any acquisition or disposition of assets permitted under this Loan Agreement (other than with respect to Indebtedness). The amount of any Guaranty Obligation shall be determined in accordance with GAAP.
“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants” or “pollutants” or words of similar import under any applicable Environmental Law; and (c) any chemical, waste, material or substance which is regulated under any Environmental Law.
“Health Care Laws” means all laws of the United States with respect to regulatory matters primarily relating to patient healthcare, including, without limitation, such laws pertaining to: (i) any federal health care program (as such term is defined in 42 U.S.C. § 1320a-7b(f)), including those pertaining to providers of goods or services that are paid for by any federal health care program, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a‑7b(b)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), exclusion from participation in federal health care programs (42 U.S.C. § 1320a-7), civil monetary penalties with respect to federal health care programs (42 U.S.C. § 1320a-7a), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Public Health Service Act (“PHSA”) (42 U.S.C. §§ 201 et seq.); (ii) the general federal anti-fraud statute related to healthcare benefit programs (18 U.S.C. §1347); (iii) the privacy and security of patient-identifying health care information, including, without limitation, the Health Insurance Portability and Accountability Act of 1996; (iv) the research, testing, production, manufacturing, transfer, distribution and sale of drugs and medical devices, including, without limitation, the United States Food Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (v) the hiring of employees or the acquisition of services or supplies from individuals or entities that have been excluded from government health care programs; and (vi) Permits required to be held by individuals and entities involved in the manufacture and delivery of health care items and services; and with respect to the foregoing, all regulations promulgated thereunder, and equivalent applicable laws of other applicable Governmental Authorities, and each of clauses (i) through (vi) as may be amended from time to time.
“Hedge Bank” shall have the meaning assigned to such term in the definition of “Secured Parties.”
“Hedging Agreement” means any rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging agreement.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Hedging Agreements.
“Inaccurate Information” means any financial reporting or financial statements or projections or pro forma financial information (and any related disclosures) maintained or provided on or prior to the Closing Date by or relating to Borrower which recognized revenue incorrectly as described in Borrower’s press release dated June 7, 2018 and Borrower’s Form 8-K filing dated June 7, 2018, including any such reporting as it may have impacted Borrower’s balance sheet, consolidated statements of income and cash flows for such periods.
“Indebtedness” means, as to any Person at a particular time, without duplication, the following:
(a)    all indebtedness of such Person for borrowed money and all indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments which interest charges are customarily paid or accrued;
(b)    the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    net Hedging Obligations of such Person;
(d)    all obligations of such Person from installment purchases of property or services or representing the deferred purchase price for property or services (other than trade accounts payable in the Ordinary Course of Business) and other similar deferred purchase price obligations to the extent constituting liabilities under GAAP;
(e)    obligations secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being purchased by such Person (including obligations arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness;

(g)    all obligations of such Person in respect of Disqualified Capital Stock;
(h)    all Guaranty Obligations of such Person in respect of any of the foregoing; and
(i)    trade payables more than ninety (90) days past due.
Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would constitute Funded Debt. The amount of any net Hedging Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith. The aggregate amount of any PPP Loan on any date shall be deemed to be the aggregate outstanding principal amount thereof, less any amount thereof that, as of such date, is a Forgivable Amount.
“Indemnified Liabilities” has the meaning given to such term in Section 12.05.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes
“Initial Blue Torch Lenders” means, collectively, BTC Holdings Fund I, LLC, BTC Holdings Fund I-B, LLC and SC BTC Private Debt Fund L.P., for so long as each of them or any of their respective Affiliates is a Lender.
“Insolvency Proceeding” means, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code), or regulatory restrictions, (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or ceases operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Proceeding shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Authority or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Intercompany Notes” has the meaning given to such term in Section 9.01(j).
“Interest Payment Date” means the last Business Day of each calendar quarter (or portion thereof), commencing on September 30, 2019; provided that if any Interest Payment Date occurs on a day that is not a Business Day, then such Interest Payment Date shall be deemed to occur on the next succeeding Business Day.
“Interest Period” means, with respect to any Loan, initially the period commencing on the Closing Date and ending on the last Business Day of the first calendar quarter to end after the Closing Date, and at all times thereafter each period of three (3) consecutive calendar months ending on the last Business Day of each calendar quarter, provided, no Interest Period with respect to any Loan shall extend beyond the Maturity Date.

“Inventory” means any and all “goods” (as defined in the UCC) which shall at any time constitute “inventory” (as defined in the UCC) of any Loan Party, wherever located (including without limitation, goods in transit and goods in the possession of third parties), or which from time to time are held for sale, lease or consumption in any Loan Party’s business, furnished under any contract of service or held as raw materials, work in process, finished inventory or supplies (including without limitation, packaging and/or shipping materials).
“Investment” means, relative to any Person, (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such first Person of any bonds, notes, debentures or other debt securities of any such other Person; (b) the incurrence of Contingent Liabilities in favor of any other Person; and (c) the acquisition of, or capital contribution in respect of, any Capital Stock held by such Person in any other Person. The amount of any Investment at any time shall be the original principal or capital amount thereof less all returns of principal or equity or capital thereon received (in cash or in the same form as the Investment) on or before such time and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.
“IP Rights” has the meaning given to such term in Section 7.14.
“IRS” means the U.S. Internal Revenue Service.
“Landlord Agreement” means, with respect to (i) 1775 West Oak Commons Ct. NE Marietta, GA 30062 and each other location owned by a third party and used by a Loan Party as a manufacturing facility or where original books and records, primary servers, or any other systems necessary to operate the business in the Ordinary Course of Business are located and (ii) each other location owned by a third party at which a Loan Party stores Collateral with an aggregate value of greater than $3,000,000, in each case, a landlord waiver, collateral access agreement or other acknowledgement agreement of the applicable landlord or lessor in possession of, having a Lien upon, or having rights or interests in Collateral located therein as may be reasonably requested by the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent and the Borrower.
“Law” means any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or binding governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority or determination of an arbitrator.
“Lender” means each Person identified as a “Lender” on Schedule 1.01(a) and Schedule 1.01(b), their assignees pursuant to Section 12.06, and each other Lender that has made or holds Loans.
“LIBOR Rate” means, for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1.00%) equal to the greater of (i) Three Month London Inter-Bank Offered Rate for U.S. Dollar Deposits as set and published by ICE Benchmark Administration Limited (or its successor) and as obtained by the Administrative Agent through the applicable Bloomberg, L.P. screen page (or, if unavailable, another service or publication selected by the Administrative Agent), at approximately 11:00 a.m. two (2) Business Days prior to the first day of such Interest Period and (ii) one and one-half percent (1.50%) per annum; provided, that if the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum equal to the quotation rate offered to first class banks in the London interbank market for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loans as determined by the Administrative Agent.
“Lien” means any statutory or other lien, security interest, mortgage, pledge, hypothecation, assignment for collateral purposes, encumbrance, option, purchase right, call right, easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or material irregularity in title or similar charge or encumbrance, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof.
“Liquidity” means, as of any date of determination, the amount of Qualified Cash of the Consolidated Companies.

“Loan Agreement” means this Loan Agreement, as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.
“Loan Documents” means this Loan Agreement, the Notes, the Fee Letter, the Security Documents, the Perfection Certificates, any intercreditor or subordination agreements in favor of any Agent with respect to this Loan Agreement, and any other document, instrument, certificate or agreement executed by any Loan Party, or by the Borrower on behalf of any Loan Party, and delivered to any Agent or Lender in connection with any of the foregoing or the Obligations.
“Loan Party” means the Borrower, each of the other Guarantors, and each other Person that becomes a Loan Party pursuant to the execution of joinder documents.
“Loans” means, collectively, each Term Loan.
“Margin Stock” means “margin stock” as such term is defined in Regulations T, U or X of the Board.
“Material Adverse Effect” means a material adverse effect or material adverse change on (a) (i) the financial condition, results of operations, assets, liabilities or properties of the Borrower, the other Loan Parties, and their respective Subsidiaries, taken as a whole, or (ii) validity or enforceability of this Loan Agreement, any of the other Loan Documents, any material provision hereof or thereof, or any material right or remedy of the Secured Parties hereunder or thereunder, or (b) the ability of the Borrower, any other Loan Party, or any of their respective Subsidiaries, taken as a whole, to perform any of their material obligations contained in this Loan Agreement or any of the other Loan Documents.
“Material Contracts” means and includes any Contractual Obligation of any Loan Party or any Subsidiary of a Loan Party, the failure to comply with which, or the termination (without contemporaneous replacement) of which, could reasonably be expected to have a Material Adverse Effect.
“Material Indebtedness” means any Indebtedness of any Loan Party or Subsidiary of any Loan Party (other than the Obligations) having a principal or stated amount, individually or in the aggregate, in excess of $2,500,000.
“Maturity Date” means June 10, 2022.
“Model” means that certain Long-Term Forecast, dated as of May 2019, delivered to the Administrative Agent on May 24, 2019.
“Moody’s” means Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.
“Mortgage” means a mortgage or a deed of trust, deed to secure debt, trust deed or other security document entered into by any applicable Loan Party and the Collateral Agent for the benefit of the Secured Parties in respect of any Real Property owned by such Loan Party, in form and substance reasonably satisfactory to the Collateral Agent.
“Mortgaged Property” means each parcel of Real Property and the improvements thereto (if any) with respect to which a Mortgage is granted pursuant to Section 8.13(a).
“Multiemployer Plan” means any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is an obligation to contribute of) any Loan Party or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which any Loan Party or any ERISA Affiliate contributed to or had an obligation to contribute to such plan.
“Net Casualty Proceeds” means, with respect to any Casualty Event, the gross cash proceeds of any insurance proceeds or condemnation awards received by any Loan Party or any of its Subsidiaries in connection with such Casualty Event, net of all reasonable and customary collection expenses thereof (including, without limitation, any legal or other professional fees) (except with respect to any expenses paid to a Loan Party or an Affiliate thereof), but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first priority Lien permitted by Section 9.02(c) or (d) on the property which is the subject of such Casualty Event, and less any Taxes payable by such Person on account of such insurance proceeds or condemnation award, actually paid, assessed or estimated by such Person (in good faith) to be payable within the next twelve (12) months in cash in connection with such Casualty Event, in each case to the extent, but only to the extent, that the amounts are properly attributable to such transaction; provided, that if, after the expiration of such twelve-month period, the amount of such estimated or assessed Taxes, if any, exceeded the Taxes actually paid in cash in respect of proceeds from such Casualty Event, the aggregate amount of such excess shall constitute additional Net Casualty Proceeds under Section 4.02(a)(iii) and be applied to the prepayment of the Obligations pursuant to Section 4.02(b).
“Net Debt Proceeds” means, with respect to the sale or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness, the excess of: (a) the gross cash proceeds received by the issuer of such Indebtedness from such sale or issuance, over (b) all reasonable and customary underwriting commissions and legal, investment banking, underwriting, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance which have not been paid and are not payable to any Loan Party or an Affiliate thereof in connection therewith.
“Net Disposition Proceeds” means, with respect to any Disposition by any Loan Party or any of its Subsidiaries, the excess of: (a) the gross cash proceeds received by such Person from such Disposition, over (b) the sum of: (i) all reasonable and customary legal, investment banking, underwriting, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Disposition which have not been paid and are not payable to any Loan Party or Affiliate thereof in connection therewith, and (ii) all Taxes payable by such Person on account of proceeds from such Disposition, actually paid, assessed or estimated by such Person (in good faith) to be payable in cash within the next twelve (12) months in connection with such proceeds, in each case to the extent, but only to the extent, that the amounts are properly attributable to such transaction; provided, that if, after the expiration of the twelve-month period referred to in clause (b)(ii) above, the amount of estimated or assessed Taxes, if any, pursuant to clause (b)(ii) above exceeded the Taxes actually paid in cash in respect of proceeds from such Disposition, the aggregate amount of such excess shall constitute Net Disposition Proceeds under Section 4.02(a)(ii) and be applied to the prepayment of the Obligations pursuant to Section 4.02(b).
“Net Equity Proceeds” means, with respect to the sale, issuance or exercise after the Closing Date by any Loan Party or any of its Subsidiaries of any Capital Stock or any capital contribution by any Person to any such Loan Party or Subsidiary, the excess of (a) the gross cash proceeds received by such Loan Party or Subsidiary from such sale, issuance or exercise, over (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid and are not payable to any Loan Party or an Affiliate thereof in connection therewith.
“Non-Consenting Lender” has the meaning given to such term in Section 12.07(b).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Notes” means, collectively, the Term Loan Notes.
“Notice of Exclusive Control” means notice from the Collateral Agent issued after the occurrence and during the existence of an Event of Default to the depositary bank, securities intermediary, commodity intermediary or other financial institution party to an Account Control Agreement that it will (a) cease to comply with instructions directing the disposition of funds in, cease to comply with entitlement orders with respect to financial assets in, and cease to apply any value distributed on account of the commodity contracts in, the account issued by the applicable Loan Party, and (b) comply only with instructions of the Collateral Agent directing the disposition of funds in, or entitlement orders with respect to financial assets in, or the application of value on account of the commodity contracts in, the account without the consent of any Loan Party.
“Obligations” means (a) with respect to the Borrower, all obligations (monetary or otherwise, whenever arising, and whether absolute or contingent, liquidated or unliquidated, due or to become due, or matured or unmatured) of the Borrower arising under or in connection with this Loan Agreement, the Notes, the Fee Letter or any other Loan Document, including the principal of, and interest (including interest accruing after the commencement or during the pendency of any proceeding, action or case under the Bankruptcy Code or otherwise of the type described in Section 10.01(k), whether or not allowed in such proceeding, action or case) on, and the Prepayment Premium with respect to, the Loans, and all fees, expenses, costs, indemnities and other sums payable at any time under any Loan Document and (b) with respect to each Loan Party other than the Borrower, all obligations (monetary or otherwise, whenever arising, and whether absolute or contingent, liquidated or unliquidated, due or to become due, or matured or unmatured) of such Loan Party arising under or in connection with this Loan Agreement or any other Loan Document.
“OFAC Sanctions” has the meaning given to such term in Section 7.30.
“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice, if applicable and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.
“Organization Documents” means, (a) with respect to any corporation, its certificate or articles of incorporation and its bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, its certificate or articles of formation or organization and its operating agreement, (c) with respect to any partnership, joint venture, trust or other form of business entity, its partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) with respect to any entity, any applicable stockholders agreement, shareholders agreement, voting agreement or other similar agreement.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.07(b)).
“Participant” has the meaning given to such term in Section 12.06(c)(i).
“Participant Register” has the meaning given to such term in Section 12.06(c)(iii).
“Patent Security Agreements” means any patent security agreement entered into on or after the Closing Date (as required by this Loan Agreement or any other Loan Document), in each case as amended, supplemented or otherwise modified, renewed or replaced from time to time.
“Patriot Act” has the meaning given to such term in Section 12.21.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
“Perfection Certificate” means a Perfection Certificate in the form of Exhibit E, or otherwise in form and substance reasonably satisfactory to the Collateral Agent, delivered by each Loan Party to the Administrative Agent pursuant to Section 5.06(b).
“Perfection Requirements” means the filing of appropriate UCC financing statements with the office of the Secretary of State of the state of organization of each Loan Party and the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, in each case, in favor of the Collateral Agent for the benefit of the Secured Parties and the delivery to the Collateral Agent of any stock certificate or promissory note required to be delivered pursuant to the applicable Loan Documents, together with instruments of transfer executed in blank.
“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Permitted Acquisition” means any acquisition by purchase or otherwise of all or substantially all of the business, assets or all of the Capital Stock (other than directors’ qualifying shares) of any Person or a business unit of a Person, with Acquisition Consideration not in excess of (i) prior to the Borrower achieving Reporting Compliance $5,000,000 and (ii) thereafter, $25,000,000 in the aggregate for all Permitted Acquisitions (provided that, so long as the Borrower and its Subsidiaries are in compliance with Section 9.13 on a pro forma basis after giving effect to such acquisition, the foregoing cap will not apply to the extent such applicable Acquisition Consideration is paid with the contribution of proceeds of the purchase of, or in exchange for, Capital Stock of the Borrower (other than Disqualified Capital Stock) or capital contribution to the Borrower, in each case by the equityholders of the Borrower, and such contribution occurs substantially concurrently with such applicable Permitted Acquisition and such contribution is clearly identified to Administrative Agent as a contribution to be used in connection with such applicable Permitted Acquisition), so long as:
(a)no Event of Default has occurred and is continuing at the time such acquisition is made and no Event of Default would result from the completion of such acquisition;
(b)on a pro forma basis after giving effect to such acquisition, the Total Leverage Ratio would not have exceeded 1.30:1.00; provided that if the aggregate Acquisition Consideration is more than $2,500,000, the Borrower shall deliver to the Administrative Agent a certificate from an Authorized Officer demonstrating in reasonable detail that compliance with this clause (b) is satisfied;
(c)the Loan Parties shall take all actions required pursuant to Sections 8.10, 8.11 and 8.15 with respect to any Person or assets subject to such acquisition in the time periods set forth in such sections; provided, that if such Person does not become a Loan Party or such assets do not become subject to the Lien granted to the Collateral Agent, the Acquisition Consideration paid in connection with such acquisition and all other such acquisitions described in this proviso shall not exceed $5,000,000 in the aggregate;
(d)the Person or Persons being acquired shall be in the same or a related line of business as the Borrower;
(e)such acquisition shall not be hostile;
(f)immediately after giving effect to the acquisition, the Borrower and its Subsidiaries shall be in compliance with Section 9.13(b);

(g)in the case of a target entity (or set of assets) being acquired whose Consolidated EBITDA (calculated on a pro forma basis in a manner consistent with the definition of Consolidated EBITDA), represents at least five percent (5.0%) of total Consolidated EBITDA (calculated on a pro forma basis prior to giving effect to such acquisition), in each case for the trailing twelve month period most recently ended for which financial statements have been delivered to Administrative Agent pursuant to Section 8.01(a), (b) or (c) (whichever was most recently delivered to Administrative Agent) the Administrative Agent shall have received at least five (5) Business Days prior to the closing of such acquisition or such shorter period as Administrative Agent may reasonably accept of, to the extent readily available, (i) a description of the proposed acquisition and material and customary legal and business diligence reports, (ii) to the extent available, summary historical annual audited and quarterly unaudited financial statements (including a balance sheet, income statement and cash flows statement) of the target for the previous twelve (12) month period, and (iii) pro forma forecasted balance sheets, income statements, and cash flow statements of the Borrower and its Subsidiaries, all prepared on a basis consistent with the Borrower’s historical financial statements, subject to adjustments to reflect projected consolidated operations following the acquisition, together with appropriate supporting details and a statement of underlying assumptions for the one year period following the date of the proposed acquisition, on a month by month basis;
(h)in the case of any acquisition with Acquisition Consideration in excess of $5,000,000, the Administrative Agent shall have received a quality of earnings report from a firm of nationally recognized standing or otherwise reasonably acceptable to Administrative Agent;
(i)the Administrative Agent shall have received drafts of the acquisition documents (followed promptly by final versions at least one (1) Business Day prior to (or such shorter period as agreed to by Administrative Agent) the consummation of such acquisition) at least five (5) Business Days prior to the closing of such acquisition or such shorter period as Administrative Agent may reasonably accept (with updates and executed copies thereof provided to Administrative Agent as soon as available).
“Permitted Liens” has the meaning given to such term in Section 9.02.
“Person” means any individual, corporation, limited liability company, partnership, limited partnership, joint venture, firm, association, trust, unincorporated organization, or other enterprise (whether or not legally formed) or any Governmental Authority.
“Plan” means any Multiemployer Plan or any “employee benefit plan,” as defined in Section 3 of ERISA subject to Title IV of ERISA, Section 412 of the Code or Sections 302 or 303 of ERISA, sponsored, maintained or contributed to by any Loan Party or any ERISA Affiliate (or to which any Loan Party or any ERISA Affiliate has or could have an obligation to contribute or to make payments), and each such plan for the five-year period immediately following the latest date on which any Loan Party or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Sections 4069 or 4212(c) of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.
“Pledged Stock” has the meaning given to such term in the Guaranty and Security Agreement.
“PPP Deposit Account” has the meaning given to such term in the definition of “Excluded Deposit Accounts”.
“PPP Loan” means a “paycheck protection program” loan under the CARES Act.
“Prepayment Premium” means, as of the date of the occurrence of a Prepayment Premium Trigger Event, with respect to the Term Loan:
(i)    during the period from and after the Closing Date through and including the date that is the first anniversary of the Closing Date, an amount equal to three percent (3.0%) of the principal amount of the Term Loan prepaid (or in the case of an Prepayment Premium Trigger Event occurring under clauses (b), (c) or (d) of the definition thereof, deemed to be prepaid) on such date;

(ii)    during the period following the first anniversary of the Closing Date through and including the date that is the second anniversary of the Closing Date, an amount equal to two percent (2.0%) of the principal amount of the Term Loan prepaid (or in the case of an Prepayment Premium Trigger Event occurring under clauses (b), (c) or (d) of the definition thereof, deemed to be prepaid) on such date; and
(iii)    after the second anniversary of the Closing Date, zero (0.0%).
“Prepayment Premium Trigger Event” means:
(a)    any prepayment by any Loan Party of all, or any part, of the principal balance of any Term Loan for any reason (including, but not limited to, any optional prepayment or mandatory prepayment (other than pursuant to Section 4.02(a)(iii), (v)), any Change of Control, any distribution in respect thereof, and any refinancing thereof), whether in whole or in part, and whether before or after (i) the occurrence of an Event of Default, or (ii) the commencement of any Insolvency Proceeding involving any Loan Party or Subsidiary thereof, and notwithstanding any acceleration (for any reason) of the Obligations; provided, that neither a payment required to be made pursuant to Section 4.02(a)(iii) and (v) nor any Term Loan Repayment Amount shall constitute a Prepayment Premium Trigger Event;
(b)    the acceleration of the Obligations for any reason, including, but not limited to, acceleration in accordance with Section 10.02, or as a result of the commencement of any proceeding under the Bankruptcy Code;
(c)    the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any proceeding under the Bankruptcy Code, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure, or the making of a distribution of any kind in any proceeding under the Bankruptcy Code to the Administrative Agent or the Lenders in full or partial satisfaction of the Obligations; or
(d)    the termination of this Loan Agreement for any reason.
For purposes of the definition of the term Prepayment Premium, if a Prepayment Premium Trigger Event occurs under clause (b), (c) or (d), solely for the purposes of determining the amount of Prepayment Premium that is due, the entire outstanding principal amount of the Term Loan shall be deemed to have been prepaid on the date on which such Prepayment Premium Trigger Event occurs.
“Prime Rate” means a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal (or another national publication selected by the Administrative Agent) as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), (b) the sum of one-half of one percent (0.50%) per annum and the Federal Funds Rate, and (c) two and one-half percent (2.50%) per annum.
“Projections” means all financial estimates, forecasts, models, projections, other forward-looking information, and underlying assumptions relating to any of the foregoing, concerning the Loan Parties and their respective Subsidiaries, that have been or are hereafter made available to the Administrative Agent or a Lender by or on behalf of a Loan Party.
“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.
“Qualified Cash” means, as of any date of determination, the unrestricted cash (excluding any cash subject to reinvestment) and Cash Equivalents of the Loan Parties which is subject to an Account Control Agreement; provided that, prior to delivery of the Account Control Agreements set forth in Section 8.22(b) during the specified time period, solely for purposes of determining Qualified Cash during such time period, the requirement in this definition for unrestricted cash and Cash Equivalents of the Loan Parties to be subject to an Account Control Agreement shall not apply.
“Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $500,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Real Property” means, with respect to any Person, all right, title and interest of such Person (including, without limitation, any leasehold estate) in and to a parcel of real property owned, leased or operated by such Person together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.
“Recipient” means (a) the Administrative Agent, (b) the Collateral Agent, and (c) any Lender, as applicable.
“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness, so long as:
(a)    such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended (other than by the amount of accrued and unpaid interest capitalized, penalties, premiums, fees and expenses incurred in connection therewith);
(b)    such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended;
(c)    if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness; and
(d)    the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.
“Register” has the meaning given to such term in Section 12.06(b)(iv).
“Regulation T” means Regulation T of the Board as from time to time in effect, and any successor to all or a portion thereof establishing margin requirements.
“Regulation U” means Regulation U of the Board as from time to time in effect, and any successor to all or a portion thereof establishing margin requirements.
“Regulation X” means Regulation X of the Board as from time to time in effect, and any successor to all or a portion thereof establishing margin requirements.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.
“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, depositing, disposing, emanating or migrating of Hazardous Materials in the environment, and in any event includes any “release” as such term is defined in CERCLA.
“Reportable Event” means an event described in Section 4043(c) of ERISA with respect to a Plan, other than an event for which the requirement to notify the PBGC of such event has been waived.
“Reporting Compliance” means, at any time, that the Borrower is no longer a delinquent filer and is current on all of its required periodic reports under the Exchange Act, including those required to be filed for periods prior to the Closing Date.
“Required Lenders” means, at any time, Lenders holding more than 50% of the sum of the aggregate outstanding principal amount of the Loans.
“Restricted Payment” means, with respect to any Person, (a) the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Stock of such Person or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, (b) any payment of a management fee or other fee of a similar nature by such Person to any holder of its Capital Stock or any other Affiliate thereof and (c) the payment or prepayment of principal of, or premium or interest on, any Indebtedness contractually subordinate to the Obligations unless such payment is permitted under the terms of the subordination agreement applicable thereto.
“S&P” means Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.
“Sanctioned Country” has the meaning given to such term in Section 7.30.
“Sanctioned Person” has the meaning given to such term in Section 7.30.
“Sanctions” has the meaning given to such term in Section 7.30.
“SEC” means the Securities and Exchange Commission and any Governmental Authority succeeding to some or all of the functions thereof.
“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.
“Secured Hedging Agreement” shall mean any Hedging Agreement (a) that is entered into by and between any Loan Party and any Hedge Bank and (b) in the case of a Hedging Agreement not entered into with or provided or arranged by any Lender or Agent or an Affiliate of any Lender or Agent, is expressly identified as being a “Secured Hedging Agreement” hereunder in a joint notice from such Loan Party and such Person delivered to the Administrative Agent reasonably promptly after the execution of such Hedging Agreement.
“Secured Obligations” shall mean (a) the Obligations and (b) all obligations of the Borrower and the other Loan Parties under each Secured Cash Management Agreement and Secured Hedging Agreement entered into with any counterparty that is a Secured Party, unless at the time such Secured Cash Management Agreement or Secured Hedging Agreement was entered into such Secured Cash Management Agreement or Secured Hedging Agreement was designated as not a Secured Obligation; provided that, notwithstanding anything to the contrary, (x) the Secured

Obligations shall exclude any Excluded Swap Obligations, and (y) the Secured Obligations under clause (b) of this definition shall not exceed $5,000,000.
“Secured Parties” means, collectively, (a) the Lenders, (b) the Agents, (c) each Cash Management Bank, (d) each counterparty to a Hedging Agreement that is (x) a Lender, an Agent or an Arranger (or an Affiliate of a Lender or an Agent) and each other Person if, at the date of entering into such Hedging Agreement, such Person was a Lender or an Agent (or an Affiliate of a Lender or an Agent) or (y) each Person who has entered into a Hedging Agreement with a Credit Party if such Hedging Agreement was provided or arranged by the Arranger or an Affiliate of the Arranger, and any assignee of such Person or (z) each other Person with whom the Credit Party has entered into a Hedging Agreement; provided that if such Person is not a Lender or an Agent, by accepting the benefits of this Agreement, such Person shall be deemed to have (i) appointed the Collateral Agent as its agent under the applicable Loan Documents and (ii) be deemed to be (and agrees to be) bound by the provisions of Sections 11.03, 12.03, 12.05 and 12.14 as if it were a Lender (a “Hedge Bank”) (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under the Loan Documents, (f) any successors, endorsees, transferees and assigns of each of the foregoing, and (g) any other holder of any Secured Obligation (as defined in the Guaranty and Security Agreement).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Documents” means, collectively, the Guaranty and Security Agreement, each Mortgage, each Landlord Agreement, each Account Control Agreement, the Patent Security Agreements, the Trademark Security Agreements, the Copyright Security Agreements, and each other instrument or document executed and delivered pursuant to Sections 8.10, 8.11, 8.13, 8.14, 8.15 or 8.20 or pursuant to any of the Security Documents to guarantee or secure any of the Obligations.
“Solvency Certificate” means a solvency certificate duly executed by an Authorized Officer of the Borrower and delivered to the Administrative Agent, substantially in the form of Exhibit G, or otherwise in form and substance satisfactory to the Administrative Agent.
“Solvent” means, with respect to the Borrower and Guarantors, at any date, that:
(a)    the fair value of the assets (on a going concern basis) of the Borrower and the Guarantors on a consolidated basis taken as a whole, exceeds its and their respective debts and liabilities on a consolidated basis taken as a whole, subordinated, contingent or otherwise;
(b)    the present fair saleable value of the property (on a going concern basis) of the Borrower and the Guarantors on a consolidated basis taken as a whole, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their respective debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the Ordinary Course of Business;
(c)    each of the Borrower and the Guarantors on a consolidated basis taken as a whole, are able to pay their respective debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the Ordinary Course of Business; and
(d)    each of the Borrower and the Guarantors on a consolidated basis taken as a whole, are not engaged in, and are not about to engage in, business contemplated as of the date hereof for which they have unreasonably small capital.
“Subsidiary” of any Person means and includes (a) any corporation more than fifty percent (50%) of whose Voting Stock having by the terms thereof power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries has more than fifty percent (50%) of Capital Stock (measured by vote or value) at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” mean a direct or indirect Subsidiary of the Borrower.
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations typically used for such mark-to-market valuation purpose and provided by any recognized independent dealer in such Hedging Agreements.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” has the meaning given to such term in Section 2.01(a).
“Term Loan Commitment” means, in the case of each Lender as of the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.01(a) as such Lender’s “Term Loan Commitment”, as the same may be changed from time to time pursuant to the terms hereof.
“Term Loan Note” has the meaning given to such term in Section 2.01(a)(iii).
“Term Loan Repayment Amount” has the meaning given to such term in Section 2.03(a).
“Term Loan Repayment Date” has the meaning given to such term in Section 2.03(a).
“Test Period” means, for any determination under this Loan Agreement, the four consecutive fiscal quarters of the Consolidated Companies most recently ended as of the date of such determination.
“Total Credit Exposure” means, as of any date of determination, (a) with respect to each Lender, the outstanding principal amount of such Lender’s Term Loans, and (b) with respect to all Lenders, the aggregate outstanding principal amount of all Term Loans.
“Total Leverage Ratio” means (i) Funded Debt divided by (ii) Consolidated Adjusted EBITDA.
“Total Term Loan Commitment” means the sum of all Lenders’ Term Loan Commitments, which as of the Closing Date is $75,000,000.
“Trademark Security Agreements” means any trademark security agreement entered into on or after the Closing Date (as required by this Loan Agreement or any other Loan Document).
“Trading with the Enemy Act” has the meaning given to such term in Section 7.29.
“Transactions” means (i) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, and (ii) the disbursement of the Term Loans hereunder on the Closing Date.
“U.S.” and “United States” mean the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning given to such term in Section 4.04(f).
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Unasserted Contingent Obligations” has the meaning given to such term in the Guaranty and Security Agreement.
“Unfunded Current Liability” of any Plan means the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).
“Voting Stock” means, with respect to any Person, shares of such Person’s Capital Stock having the right to vote for the election of directors (or Persons acting in a comparable capacity) of such Person under ordinary circumstances.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02    Other Interpretive Provisions. With reference to this Loan Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)    Article, Section, clause, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(d)    The terms “include”, “includes” and “including” are by way of example and not limitation, and shall be deemed to be followed by the words “without limitation” whether or not they are in fact followed by such words.
(e)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g)    The Table of Contents and Article, Section and clause headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Loan Agreement or any other Loan Document.
Section 1.03    Accounting Terms and Principles. All accounting terms not specifically or completely defined herein shall be construed, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Loan Agreement (including Section 8.01) shall be prepared by an Authorized Officer (a) prior to achieving Reporting Compliance, using such Authorized Officer’s good faith efforts to be in conformity with GAAP, and otherwise in conformity with past practice, in each case consistently applied and (b) after achieving Reporting Compliance, in conformity with GAAP, consistently applied, (in each case, except as otherwise specifically prescribed herein). No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Borrower or any of its Subsidiaries shall be given effect for purposes of measuring compliance with any provision of Article IX, including Section 9.13, or otherwise in this Loan Agreement in each case, other than changes that occur in connection with the Borrower achieving Reporting Compliance to conform to GAAP unless the Borrower, the Administrative Agent and Required Lenders agree in writing to modify such provisions to reflect such changes and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article IX shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value”. A breach of a financial covenant contained in Article IX shall be deemed to have occurred as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered or required to be delivered to any Agent or any Lender. In addition, any lease treated as an operating lease on the date it is entered into shall continue to be treated as an operating lease during the term of this Loan Agreement notwithstanding a change in the treatment thereof to a Capitalized Lease in accordance with any change in GAAP. Notwithstanding anything to the contrary contained herein, all obligations of any Person that are or would have been treated as operating leases (including for avoidance of doubt, any network lease or any operating indefeasible right of use) for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements to be delivered pursuant to Section 8.01.
Section 1.04    Rounding. Any financial ratios required to be maintained or complied with by any Loan Party pursuant to this Loan Agreement (or required to be satisfied in order for a specific action to be permitted under this Loan Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05    References to Agreements, Laws, etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including this Loan Agreement and each of the other Loan Documents) and other Contractual Obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Loan Document, and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.06    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern Time (daylight saving or standard, as then applicable).

Section 1.07    Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.
Section 1.08    Corporate Terminology. All references to officers, shareholders, stock, shares, directors, boards of directors, corporate authority, articles of incorporation, bylaws or other matters relating to a corporation, herein or in any other Loan Document, with respect to a Person that is not a corporation, mean and are references to the comparable terms used with respect to such Person.
Section 1.09    Independence of Provisions. This Loan Agreement and the other Loan Documents may use different limitations, tests, “baskets”, thresholds or other measurements to regulate the same or similar matters. All such limitations, tests, “baskets”, thresholds and other measurements are cumulative, and each must be performed or complied with independently of all others.
Section 1.10    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): any reference to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person and any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
Section 1.01    Financial Statements. It is hereby acknowledged and agreed by the Lenders and the Administrative Agent that (i) the Borrower and its Subsidiaries are currently working with their auditors to restate their periodic financial statements for the fiscal years ending 2012 through 2018 and (ii) such historical financial statements may be incorrect or misleading in all or any respects. Notwithstanding anything herein to the contrary, the Borrower and the other Loan Parties shall not be deemed to make any representations and warranty under the Loan Documents with respect to such historical financial statements.
ARTICLE II

AMOUNT AND TERMS OF CREDIT FACILITIES
Section 2.01    Loans.
(a)    Term Loans.
(i)    Subject to and upon the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make a loan or loans (each, a “Term Loan”) to the Borrower on the Closing Date in an amount equal to such Lender’s Term Loan Commitment. All such Term Loans in the aggregate shall not exceed the Total Term Loan Commitment. Such Term Loans may be repaid or prepaid in accordance with the terms and conditions hereof, but once repaid or prepaid may not be re-borrowed.

(ii)    Each Lender may, at its option, make any Term Loan in its entirety by causing any domestic or foreign branch or Affiliate of such Lender to make such Term Loan; provided, that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Term Loan in accordance with the terms hereof and (ii) in exercising such option, such Lender shall use reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it, and in the event of any Lender request for costs for which compensation is provided under this Loan Agreement, the provisions of Section 2.06 shall apply).
(iii)    To the extent requested by a Lender, the Borrower shall execute and deliver (x) to the extent requested by such Lender prior to the Closing Date, on the Closing Date and (y) to the extent requested by such Lender after the Closing Date, promptly (and in any case, within five (5) Business Days of such request), one or more notes payable to such Lender which in the aggregate equal the amount of such Lender’s Term Loan Commitment made payable to such Lender in substantially the form of Exhibit A-1 (each, a “Term Loan Note”).
(b)    [Reserved].
Section 2.02    Disbursement of Funds.
(a)    The Administrative Agent shall have received a Borrowing Notice from an Authorized Officer of the Borrower by 3:00 p.m. at least three (3) Business Days (or such shorter period, as the Administrative Agent may agree) in advance of the Closing Date.
(b)    Upon receipt of such Borrowing Notice, the Administrative Agent shall promptly notify each Lender of its pro rata portion of the Term Loan to be made on the Closing Date. Each Lender will make available its pro rata portion of the applicable Term Loans to be made by it in the manner provided below by no later than 1:00 p.m. on the Closing Date.
(c)    Each Lender shall make available to the Administrative Agent in immediately available funds, in Dollars, all amounts such Lender is required to fund to the Borrower, and, following receipt of all requested funds in an account designated by the Administrative Agent, the Administrative Agent will make available to the Borrower in immediately available funds, in Dollars, the aggregate of the amounts so made available, by remitting such aggregate amount to an account designated by the Borrower to Administrative Agent in writing. The failure of any Lender to make available the amounts it is required to fund hereunder or to make a payment required to be made by it under any Loan Document shall not relieve any other Lender of its obligations under any Loan Document, but no Lender shall be responsible for the failure of any other Lender to make any payment required to be made by such other Lender under any Loan Document.
(d)    Nothing in this Section 2.02 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).
Section 2.03    Payment of Loans; Notes.

(a)    The Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders, on the last Business Day of each March, June, September, and December of each year, beginning on September 30, 2019 (each, a “Term Loan Repayment Date”), the principal of the Term Loan in the amount of $937,500 (each a “Term Loan Repayment Amount”):
(b)    The Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders, on the Maturity Date, the principal amount of the Loans then outstanding, together with all accrued interest thereon, and all fees, expenses payable under the terms of the Loan Documents and other Obligations accrued in respect thereof.
(c)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Loan Agreement.
(d)    [Reserved].
(e)    [Reserved].
(f)    The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note(s) (or on any continuation of such grid), which notations, if made, shall be delivered to or otherwise available to the Borrower and shall be prima facie evidence (absent manifest error) of, among other things, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to, the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by Administrative Agent in the Register, be conclusive and binding on each Loan Party absent manifest error; provided, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Loan Party. The Administrative Agent shall maintain the Register pursuant to Section 12.06(b)(iv).
(g)    The entries made in the Register and accounts maintained pursuant to Section 2.03(c) and (f) shall, to the extent permitted by Applicable Law, be prima facie evidence (absent manifest error) of the existence and amounts of the obligations of the Borrower recorded therein; provided, that the failure of any Lender or Administrative Agent to maintain such account or such Register, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Loan Agreement. For avoidance of doubt, in the event of any inconsistency between the Register and any Lender’s records under Section 2.03(c) and (f), the recordations in the Register shall govern.
Section 2.04    Pro Rata Borrowings. The Term Loans under this Loan Agreement shall be made by the Lenders pro rata on the basis of their Term Loan Commitments. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder, and each Lender shall be obligated to make the Loans, as applicable, provided to be made by it hereunder regardless of the failure of any other Lender to fulfill its commitments hereunder.
Section 2.05    Interest.

(a)    Subject to Section 2.05(c) and Section 2.05(f), interest shall accrue during the Interest Period on the unpaid principal amount of each Loan from the date of the making thereof to but excluding the date of any repayment in full thereof, at a rate per annum equal to the LIBOR Rate in effect hereunder from time to time plus the Applicable Margin.
(b)    On each Interest Payment Date, interest accrued on each Loan shall be payable in cash in arrears.
(c)    From and after the occurrence and during the continuance of any Event of Default, the Borrower shall pay interest on the principal amount of all outstanding Loans and all other unpaid Obligations, to the extent permitted by Applicable Law, at the rate applicable to such Loans pursuant to Section 2.05(a) plus two percent (2.0%) per annum (and, in the case of Obligations other than Loans, at a rate of interest equal to the Prime Rate plus the Applicable Margin plus two percent (2.0%) per annum). All such additional interest shall be payable in cash on demand, and such increase shall apply (x) in the case of an Event of Default under Section 10.01(k), automatically upon the date of occurrence of such Event of Default, and (y) in the case of any other Event of Default, upon the written election of the Required Lenders, retroactively from the first date of occurrence of such Event of Default.
(d)    All computations of interest hereunder shall be made in accordance with Section 4.06.
(e)    The Administrative Agent’s determination of the interest rate applicable to any Loan shall be final and conclusive and binding on all parties hereto absent manifest error.
(f)    In no event shall the interest rate or rates payable under this Loan Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Each of the Loan Parties, the Administrative Agent and the Lenders, in executing and delivering this Loan Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Loan Agreement, the Borrower is and shall be liable only for the payment of such maximum as allowed by applicable law, and payment received from the Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Loans and Obligations to the extent of such excess.
Section 2.06    Increased Costs, Illegality, etc.
(a)    In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, in each case, shall have determined in good faith (which good faith determination shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto):
(i)    on any date for determining the LIBOR Rate for any Interest Period that (A) deposits in the principal amounts of the Loans are not generally available in the relevant market or (B) by reason of any changes arising after the Closing Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

(ii)    at any time, after the later of the Closing Date and the date such Person became a Lender hereunder, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan, including costs arising from Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) because of any change since the date hereof in any Applicable Law (or in the interpretation or administration thereof and including the introduction of any new Applicable Law), such as, for example, without limitation, a change in official reserve requirements; or
(iii)    at any time, that the making or continuance of any Loan has become unlawful (including as a result of any Change in Law) by compliance by such Lender in good faith with any Applicable Law (or would conflict with any such Applicable Law), or has become impracticable as a result of a contingency occurring after the date hereof that materially and adversely affects the interbank Eurodollar market, then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give written notice to the Borrower and the Administrative Agent of such determination, and the Administrative Agent shall promptly notify each of the Lenders. Thereafter (A) in the case of clause (i) above, Loans shall no longer accrue interest with reference to the LIBOR Rate pursuant to Section 2.05(a) and, in lieu thereof, shall accrue interest under Section 2.05(a) at a rate per annum equal to the Prime Rate plus the Applicable Margin until such time as the Administrative Agent notifies the Borrower, the Collateral Agent and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when it becomes aware that such circumstances no longer exist), (B) in the case of clause (ii) above, the Borrower shall pay to such Lender, within five (5) Business Days after receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (C) in the case of clause (iii) above, the Borrower shall take the actions specified by Applicable Law as promptly as possible and, in any event, within the time period required by Applicable Law.
(b)    If, after the later of the date hereof and the date such entity becomes a Lender hereunder, the adoption of any Law, rule, guideline, request or directive (including, regardless of the date enacted, adopted or issued, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III), whether or not having the force of law, regarding capital adequacy, or any Change in Law occurs, or compliance by a Lender (or its lending office) or its parent with any request or directive made or adopted after such date regarding capital adequacy (whether or not having the force of law) of any such authority, association, central bank or comparable agency, in any such case, which has the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then within five (5) Business Days after receipt of written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender or its parent such additional amount or amounts as will compensate such Lender for such reduction; provided, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any such Applicable Law as in effect on the date hereof or the later date on which it becomes a Lender, as the case may be. Each Lender (on its own behalf), upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.06(b), will, as promptly as practicable upon ascertaining knowledge thereof, give written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts. The failure or delay to give any such notice with respect to a particular event shall not release or diminish any of the Borrower’s obligations to pay additional amounts pursuant to this Section 2.06(b) for amounts accrued or incurred prior to the date that such notice with respect to such event is actually given, unless such notice is given more than 180 days (or such longer period based on any retroactive effect as described in Section 2.06(a)) after Lender has knowledge of any such event.
(c)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that either (i) the circumstances set forth in subparagraph (a) of this Section 2.06 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in subparagraph (a) of this Section 2.06 have not arisen but the supervisor for the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans (in the case of either such clause (i) or (ii), an “Alternative Interest Rate Election Event”), the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for leveraged syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 12.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days after the date notice of such alternate rate of interest is provided to the Lenders, a written notice from Required Lenders stating that they object to such amendment. To the extent an alternate rate of interest is adopted as contemplated hereby, the approved rate shall be applied in a manner consistent with prevailing market convention; provided that, to the extent such prevailing market convention is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and the Borrower; provided that, to the extent such Alternative Interest Rate Election Event is as a result of clause (ii) above in this subparagraph (c), then clauses (x) and (y) of this sentence shall apply during such period only if the LIBOR Rate for such Interest Period or currency is not available or published at such time on a current basis. Notwithstanding anything herein to the contrary, if such alternate rate of interest as determined in this subparagraph (c) is determined to be less than one percent, such rate shall be deemed to be one percent for the purposes of this Agreement.
Section 2.07    Compensation. If (a) any payment of principal of a Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Loan as a result of a payment pursuant to Sections 2.03, 4.01 or 4.02, as a result of acceleration of the maturity of the Loans pursuant to Article X or for any other reason, or (b) any prepayment of principal of a Loan is not made as a result of a withdrawn notice of prepayment pursuant to Sections 4.01 or 4.02, the Borrower shall within five (5) Business Days after receipt of a written request by such Lender (with a copy of such request provided to the Administrative Agent and which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

ARTICLE III

FEES, PREMIUMS AND COMMITMENT TERMINATIONS
Section 3.01    Fees.
(a)    Fee Letter. The Borrower agrees to pay to the Administrative Agent and each Lender, as applicable, all the fees set forth in the Fee Letter.
(b)    [Reserved].
Section 3.02    Prepayment Premiums. Upon the occurrence of a Prepayment Premium Trigger Event, the Borrower shall pay to the Administrative Agent, for the account of the Lenders holding the Loans being prepaid (or deemed prepaid), the Prepayment Premium. Notwithstanding anything to the contrary in this Loan Agreement or any other Loan Document, it is understood and agreed that if the Obligations are accelerated as a result of the occurrence and continuance of any Event of Default (including by operation of law or otherwise), the Prepayment Premium, if any, determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the Term Loans were prepaid as of such date and shall constitute part of the Obligations for all purposes herein. Any Prepayment Premium payable pursuant to this Section 3.02 shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Prepayment Premium Trigger Event, and the Borrower and Guarantors agree that it is reasonable under the circumstances currently existing. The Prepayment Premium, if any, shall also be payable in the event the Obligations (and/or this Loan Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE BORROWER AND GUARANTORS EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower and Guarantors expressly agree that (a) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (b) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (c) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Premium, (d) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 3.02, (e) their agreement to pay the Prepayment Premium is a material inducement to the Lenders to provide the Commitments and make the Term Loans, and (f) the Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of any Prepayment Premium Trigger Event.
Section 3.03    Termination of Commitments. The obligation of each Lender to make its respective Term Loan to the Borrower pursuant to Section 2.01(a) shall terminate on the Closing Date upon the disbursement of such Lender’s Term Loan in accordance with such Lender’s Commitments.
ARTICLE IV

PAYMENTS

Section 4.01    Voluntary Prepayments.
(a)    The Borrower shall have the right to prepay Term Loans in whole or in part from time to time on the following terms and conditions:
(i)    as a specifically negotiated requirement, additional consideration for providing the Term Loans, and an important economic provision upon which the Agents and the Lenders are relying, the Borrower shall deliver to the Administrative Agent written notice of the Borrower’s intent to make such prepayment and the amount of such prepayment, by 3:00 p.m. no less than five (5) Business Days prior to the date of such prepayment, specifying the date on which such prepayment is to be made;
(ii)    a notice delivered pursuant to Section 4.01(a)(i) shall be irrevocable, shall include or be accompanied by a certification of an Authorized Officer of the Borrower that the prepayment is being made pursuant to and in compliance with all provisions of Section 4.01(a), and shall obligate the Borrower to prepay the amount specified in such notice on the date specified therein together with accrued interest thereon and the applicable Prepayment Premium, if any, all of which shall become due and payable on the prepayment date set forth in such notice; provided that notwithstanding the foregoing any such voluntary prepayment occurring as a result of a Change of Control, a refinancing of the Obligations or another specified and material transaction may be conditional upon the closing of any such transaction;
(iii)    each partial prepayment of any Term Loans shall be in a multiple of $50,000 and in an aggregate principal amount of at least $250,000;
(iv)    each prepayment of Term Loans pursuant to this Section 4.01 on any day other than the last day of the applicable Interest Period shall be subject to compliance by the Borrower with the applicable provisions of Section 2.07; and
(v)    on the date of prepayment of any Term Loan pursuant to this Section 4.01, the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, the applicable Prepayment Premium, if any.
(b)    Each prepayment pursuant to this Section 4.01 shall be applied to reduce the scheduled installments of the Term Loans as directed by the Borrower, and in the absence of such a direction, shall be applied to the scheduled installments of the Term Loans in the inverse order of maturity.
(c)    Notwithstanding anything in Section 4.01(a) to the contrary, if the Lenders decline any mandatory payment in accordance with Section 4.05, any voluntary prepayment of the applicable Term Loans that occurs within three (3) Business Days of the date that the applicable Lenders decline such mandatory prepayment in an amount equal to such declined proceeds, shall: (i) be excluded from the notice and minimum amount requirements of Sections 4.01(a)(i) and 4.01(a)(iii), and (ii) be applied to reduce the Term Loans and the Prepayment Premium that would have been applicable to such amount if accepted as a mandatory prepayment under Section 4.02(a).
Section 4.02    Mandatory Prepayments.
(a)    The Borrower shall prepay the Loans in accordance with the following:

(i)    Concurrently with the incurrence of any Indebtedness by any Loan Party or any of its Subsidiaries (other than Indebtedness permitted under Section 9.01), the Borrower shall prepay the Term Loans together with the applicable Prepayment Premium in an amount equal to one hundred percent (100%) of the applicable Net Debt Proceeds, to be applied as set forth in Section 4.02(b). Nothing in this Section 4.02(a)(i) shall be construed to permit or waive any Default or Event of Default arising from any incurrence of Indebtedness not permitted under the terms of this Loan Agreement.
(ii)    Within five (5) Business Days of the receipt by any Loan Party or any of its Subsidiaries of any proceeds from any Disposition under Section 9.04(b) in excess of $100,000, the Borrower shall prepay the Term Loans together with the applicable Prepayment Premium in an amount equal to one hundred percent (100%) of the Net Disposition Proceeds from such Disposition, to be applied as set forth in Section 4.02(b); provided, however, that the Borrower may, at its option by written notice to the Administrative Agent on or prior to the date of the Disposition giving rise to such Net Disposition Proceeds, within one hundred eighty (180) days after such event, reinvest or commit to reinvest such Net Disposition Proceeds in assets to be used in the business of the Borrower so long as (A) the aggregate amount of Net Disposition Proceeds reinvested by the Borrower at any time pursuant to this clause (ii) shall not exceed $1,000,000 during any fiscal year, (B) no Default or Event of Default has occurred and is continuing, and the Borrower certifies in writing to the Administrative Agent that no Default or Event of Default has occurred and is continuing and (C) such Net Disposition Proceeds are held in an account subject to an Account Control Agreement while awaiting reinvestment; provided further, that, if such Net Disposition Proceeds are committed to be reinvested within such one hundred eighty (180) period, such Net Disposition Proceeds shall actually be reinvested within an additional one hundred twenty (120) day period. Nothing in this Section 4.02(a)(ii) shall be construed to permit or waive any Default or Event of Default arising from any Disposition not permitted under the terms of this Loan Agreement.
(iii)    Within five (5) Business Days of the receipt by any Loan Party or any of its Subsidiaries of any proceeds from any Casualty Event in excess of $100,000, the Borrower shall prepay the Term Loans in an amount equal to one hundred percent (100%) of such Net Casualty Proceeds, to be applied as set forth in Section 4.02(b); provided, however, that the Borrower may, at its option by written notice to the Administrative Agent no later than one hundred eighty (180) days following the occurrence of the Casualty Event resulting in such Net Casualty Proceeds, apply such Net Casualty Proceeds to the rebuilding or replacement of such damaged, destroyed or condemned assets or property or reinvested in assets to be used in the business so long as such Net Casualty Proceeds are in fact used or are committed to be used to rebuild or replace the damaged, destroyed or condemned assets or property within such one hundred eighty (180) days following the receipt of such Net Casualty Proceeds, with the amount of Net Casualty Proceeds not so used after such period to be applied as set forth in Section 4.02(b); so long as (A) no Default or Event of Default has occurred and is continuing, and the Borrower certifies in writing to the Administrative Agent that no Default or Event of Default has occurred and is continuing and (B) such Net Casualty Proceeds are held in an account subject to an Account Control Agreement while awaiting reinvestment; provided further, that, if such Net Casualty Proceeds are committed to be reinvested within such one hundred eighty (180) day period, such Net Casualty Proceeds shall be actually reinvested within an additional one hundred twenty (120) days. Nothing in this Section 4.02(a)(iii) shall be construed to permit or waive any Default or Event of Default arising, directly or indirectly, from any Casualty Event. It is understood and agreed the Prepayment Premium is not due and payable for payments under this clause (iii).
(iv)    Within five (5) Business Days of the receipt by any Loan Party or any of its Subsidiaries of any Net Equity Proceeds, the Borrower shall prepay the Term Loans, together with the applicable Prepayment Premium, in an amount equal to one hundred percent (100%) of such Net Equity Proceeds, to be applied as set forth in Section 4.02(b).
(v)    Within five (5) Business Days of the receipt by or on behalf of any Loan Party or any Affiliate of any Loan Party of any Extraordinary Receipts in excess of $100,000, the Borrower shall prepay the Term Loans in an amount equal to one hundred percent (100%) of such Extraordinary Receipts, to be applied as set forth in Section 4.02(b); provided, however, that the Borrower may, at its option by written notice to the Administrative Agent within one hundred eighty (180) days after the receipt of such Extraordinary Receipts, reinvest or commit to reinvest such Extraordinary Receipts in assets to be used in the business of the Borrower so long as (A) the aggregate amount of Extraordinary Receipts reinvested by the Borrower at any time pursuant to this clause (v) shall not exceed $10,000,000 during any fiscal year, (B) no Default or Event of Default has occurred and is continuing, and the Borrower certifies in writing to the Administrative Agent that no Default or Event of Default has occurred and is continuing and (C) such Extraordinary Receipts are held in an account subject to an Account Control Agreement while awaiting reinvestment; provided further, that, if such Extraordinary Receipts are committed to be reinvested within such one hundred eighty (180) day period, such Extraordinary Receipts shall actually be reinvested within an additional one hundred twenty (120) day period. It is understood and agreed the Prepayment Premium is not due and payable for payments under this clause (v).
(vi)    Within five (5) Business Days of (A) receipt of notice from Bank of America, NA or any Governmental Authority providing that any portion of any PPP Loan shall not be forgiven in accordance with the CARES Act or (B) to the extent that any portion of any PPP Loan has not been forgiven within six (6) months of the date such PPP Loan was funded, the date that is six (6) months after the date such PPP Loan was funded, in each case, the Borrower shall prepay the Term Loans, together with the applicable Prepayment Premium, in an amount equal to one hundred percent (100%) of the amount of such PPP Loan that has not been forgiven.
(vii)    Notwithstanding anything to the contrary herein, immediately upon any acceleration of any Obligations pursuant to Section 10.02, (whether before, during or after the commencement of any proceeding under the Bankruptcy Code involving the Borrower or any other Loan Party), the Borrower shall immediately repay all the Loans together with the applicable Prepayment Premium, unless only a portion of the Loans is so accelerated (in which case the portion so accelerated shall be so repaid together with the applicable Prepayment Premium). The parties hereto acknowledge and agree that the Prepayment Premium referred to in this Section 4.02(a)(vii) (i) is additional consideration for providing the Loans, (ii) constitutes reasonable liquidated damages to compensate the Lenders for (and is a proportionate quantification of) the actual loss of the anticipated stream of interest payments upon an early prepayment of the Loans (such damages being otherwise impossible to ascertain or even estimate for various reasons, including, without limitation, because such damages would depend on, among other things, (x) when the Loans might otherwise be repaid and (y) future changes in interest rates which are not readily ascertainable on the Closing Date), and (iii) is not a penalty to punish the Borrower for its early prepayment of the Loans or for the occurrence of any Event of Default.
(viii)    Concurrently with any Change of Control, the Borrower shall repay all of the Loans together with the applicable Prepayment Premium and all other outstanding Obligations.
(b)    Application of Payments. Voluntary prepayments shall be applied as set forth in Section 4.01(b) and, except as set forth in Section 4.02(c), each payment and prepayment of Term Loans required by

Section 2.03(a) or Section 4.02(a), and any other amount that the Administrative Agent receives from any Person as a result of a provision in any Loan Document requiring that such amount be paid to the Administrative Agent, one hundred percent (100%) of such amount shall be applied pro rata among the applicable Lenders to the outstanding principal amount of Term Loan in the inverse order of maturity until the Term Loan is paid in full, and finally to any other outstanding Obligations until paid in full; provided, that the Borrower shall pay all amounts, if any, required to be paid pursuant to Section 2.07 with respect to each prepayment of Term Loans made on any date other than the last day of the applicable Interest Period. Each such prepayment shall be accompanied by all accrued interest on the Term Loans so prepaid, through the date of such prepayment, and, to the extent applicable (and whether before, during or after acceleration of the Term Loans and/or the occurrence of any Event of Default and/or the commencement of any proceeding under the Bankruptcy Code involving the Borrower or any other Loan Party), the Prepayment Premium.
(c)    Application of Collateral Proceeds. Notwithstanding anything to the contrary in Section 4.01 or this Section 4.02, (x) all proceeds of Collateral received by the Administrative Agent, a Lender or any other Person pursuant to the exercise of rights or remedies against the Collateral, (y) all payments received by Administrative Agent or any Lender upon and after the acceleration of any of the Obligations and (z) all payments received by Administrative Agent or any Lender following written notice to the Borrower and Administrative Agent by the Required Lenders during the existence of an Event of Default to impose the waterfall set forth in this Section 4.02(c), shall be applied as follows:
(i)    first, to pay any and all costs, fees, and expenses of, and any indemnity payments then due to, the Agents under the Loan Documents, until paid in full;
(ii)    second, ratably to pay any costs, fees, and expenses of, and any indemnity payments then due to, any of the Lenders under the Loan Documents, until paid in full;
(iii)    third, ratably to the Lenders to pay interest due in respect of the outstanding Loans until paid in full;
(iv)    fourth, ratably to the Lenders to pay the outstanding principal balance of the Loans on a pro rata basis until the Loans are paid in full;
(v)    fifth, ratably to the Lenders to pay any Prepayment Premium payable pursuant to this Loan Agreement, and any other applicable premiums in respect of the Loans;
(vi)    sixth, to pay any other Secured Obligations, ratably to the Persons entitled thereto and any breakage, termination or other payments under Hedging Agreements constituting Secured Obligations and any interest accrued thereon, and any payments under Secured Cash Management Agreements constituting Secured Obligations; and
(vii)    seventh, to the Borrower or such other Person entitled thereto under Applicable Law.
For the avoidance of doubt, notwithstanding any other provision of any Loan Document, no amount received directly or indirectly from any Loan Party that is not a Qualified ECP Guarantor shall be applied directly or indirectly by the Administrative Agent or otherwise to the payment of any Obligations arising under Secured Cash Management Agreements and Secured Hedging Agreements shall be excluded from the application described above if the

Administrative Agent has not received written notice thereof, together with such supporting documentation from the applicable Cash Management Bank or Hedge Bank, as the case may be, as may be reasonably necessary to determine the amount of the Secured Obligations owed thereunder. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X hereof for itself and its Affiliates as if a “Lender” party hereto and be deemed to be (and agrees to be) subject to the provisions in Sections 12.14, 12.18 and 13.04 as a party hereto.
Section 4.03    Payment of Obligations; Method and Place of Payment.
(a)    The obligations of each Loan Party hereunder and under each other Loan Document are not subject to counterclaim, set-off, rights of rescission, or any other defense of any kind whatsoever (other than defense of payment). Subject to Section 4.04, and except as otherwise specifically provided herein, all payments under any Loan Document shall be made by the Borrower, without counterclaim, set-off, rights of rescission, or deduction of any kind, to the Administrative Agent for the ratable account of the Secured Parties entitled thereto, not later than 1:00 p.m. on the date when due and shall be made in immediately available funds in Dollars to the Administrative Agent. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or Fees ratably to the Secured Parties entitled thereto.
(b)    For purposes of computing interest or fees, any payments under this Loan Agreement that are made later than 1:00 p.m. on any Business Day may in the Administrative Agent’s discretion be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall continue to accrue during such extension at the applicable rate in effect immediately prior to such extension.
(c)    Pursuant to Section 4.03(a), the Borrower shall make each payment under any Loan Document by wire transfer to such U.S. account as the Administrative Agent may identify in a written notice to the Borrower from time to time.
Section 4.04    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.04) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)    Indemnification by the Loan Parties. Without duplication of payments made pursuant to Section 4.04(a), the Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.04) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.06(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 4.04(d).
(e)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 4.04, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.04(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the relevant Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Loan Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Loan Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(w)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or, in the case of an entity, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or, in the case of an entity, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(x)    executed copies of IRS Form W-8ECI;
(y)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (1) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (2) executed copies of IRS Form W-8BEN or, in the case of an entity, IRS Form W-8BEN-E; or
(z)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or, in the case of an entity, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Loan Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Loan Agreement.
Each Lender agrees that, if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.04 (including by the payment of additional amounts pursuant to this Section 4.04), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 4.04 shall survive the resignation or replacement of either or both of the Agents or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 4.05    Right to Decline Payments. Borrower shall provide prior written notice of any prepayment under Section 4.02 to the Administrative Agent by 3:00 p.m. at least three (3) Business Days prior to such proposed prepayment date. The Lenders in their sole discretion may decline, in whole or in part, any payment in respect of a mandatory prepayment under Section 4.02(a) without prejudice to each Lender’s rights hereunder to accept or decline any future mandatory prepayment on behalf of the Lenders. If a Lender chooses to decline, in whole or in part, payment in respect of a mandatory prepayment, (i) the Lender shall promptly notify the Administrative Agent in writing by 3:00 p.m. two (2) Business Days prior to the prepayment date of its election to do so (it being understood that any Lender which does not notify the Administrative Agent of its election to exercise such option in respect of any payment in respect of a mandatory prepayment shall be deemed as of such date not to exercise such option), and (ii) the amount of such declined payment shall be offered ratably to the non-declining Lenders, who shall provide written notice not later than by 3:00 p.m. one (1) Business Day prior to the prepayment date of its acceptance of any declined payment in respect of a mandatory prepayment (it being understood that any Lender who does not notify the Administrative Agent of its election to exercise such option shall be deemed as of such date not to exercise such option), and (iii) if such other Lenders decline the additional repayment amount offered pursuant to clause (ii) above, such declined amounts may be retained by the Loan Parties.
Section 4.06    Computations of Interest and Fees. All interest and fees shall be computed on the basis of the actual number of days occurring during the period for which such interest or fee is payable over a year comprised of 360 days; provided, that for any Loan bearing interest with reference to the Prime Rate, a year shall be comprised of 365 or 366 days, as the case may be. Payments due on a day that is not a Business Day shall (except as otherwise required by) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.
Section 4.07    Debt. The Borrower agrees that the Term Loans shall be funded on the Closing Date net of original issue discount in the amount set forth in the Fee Letter. For the avoidance of doubt, all calculation of interest and fees in respect of the Term Loans shall be calculated on the basis of their full stated principal amount. The Borrower and the Lenders agree that: (i) the Loans are intended as debt for U.S. federal income tax purposes and will be treated as such by the parties; (ii) the Loans of each Lender constitute a single debt instrument for purposes of Sections 1271 through 1275 of the Code and the Treasury Regulations thereunder (pursuant to Treasury Regulations Section 1.1275-2(c)); (iii) such debt instrument is not governed by the rules set out in Treasury Regulations Section 1.1275-4; and (iv) they will adhere to this Loan Agreement for U.S. federal income tax purposes and not take any action or file any tax return, report or declaration inconsistent herewith. The inclusion of this Section 4.07 is not an admission by any Lender that it is subject to United States taxation.
ARTICLE V

CONDITIONS PRECEDENT TO TERM LOANS
The obligation of the Lenders to fund the Term Loans under this Loan Agreement is subject to the satisfaction (or waiver by the Administrative Agent) of the following conditions precedent on or before the Closing Date:
Section 5.01    Loan Documents. The Administrative Agent shall have received copies of the following documents, duly executed and delivered by an Authorized Officer of each applicable Loan Party and each other relevant party thereto:
(a)    this Loan Agreement;

(b)    the Notes, in accordance with Section 2.01;
(c)    the Guaranty and Security Agreement;
(d)    such Patent Security Agreements, Trademark Security Agreements and Copyright Security Agreements as are required to perfect the Liens granted to the Collateral Agent in the IP Rights registered or applied-for in the United States Patent and Trademark Office or the United States Copyright Office described on Schedule 7.14;
(e)    the Fee Letter; and
(f)    each other Loan Document.
Section 5.02    Lien and Other Searches; Filings.
(a)    The Collateral Agent shall have received the results of a search of the UCC filings (or equivalent filings), tax Liens, judgment Liens, bankruptcies and litigations made with respect to each Loan Party, together with copies of the financing statements and other filings (or similar documents) disclosed by such searches, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in all such financing statements and other filings (or similar document) either are Permitted Liens or have been released or will be released on the Closing Date concurrently with the funding of the Loans hereunder.
(b)    The Collateral Agent shall have received the results of searches of ownership of IP Rights registered or applied-for in the United States Patent and Trademark Office and the United States Copyright Office.
(c)    The Collateral Agent shall have received evidence in form and substance satisfactory to the Collateral Agent that appropriate UCC (or equivalent) financing statements have been provided for filing in such office or offices as may be necessary or, in the opinion of Collateral Agent, desirable, to perfect and evidence the Collateral Agent’s Liens in and to the Collateral.
Section 5.03    Stock Pledges. All Capital Stock of each of the Borrower’s Subsidiaries shall have been pledged pursuant to the Guaranty and Security Agreement, and the Collateral Agent shall have received all certificates (if any) representing such Capital Stock accompanied by instruments of transfer and undated stock powers executed in blank.
Section 5.04    Legal Opinions. The Administrative Agent shall have received executed legal opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties, (ii) Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., as Florida counsel to the Loan Parties, and Alston & Bird LLP, as Georgia counsel to the Loan Parties, which legal opinions shall be addressed to the Administrative Agent, the Collateral Agent and the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel.
Section 5.05    Secretary’s Certificates. The Administrative Agent shall have received a certificate for each Loan Party, dated the Closing Date, duly executed and delivered by such Loan Party’s secretary or assistant secretary, managing member, general partner, or other appropriate person reasonably acceptable to the Administrative Agent as applicable, as to:

(a)    such Person’s Organization Documents, as amended, modified or supplemented as of Closing Date, certified by the appropriate officer or official body of the jurisdiction of organization of such Person;
(b)    resolutions of each such Person’s board of directors (or other managing body, in the case of a Person that is not a corporation) then in full force and effect expressly and specifically authorizing, to the extent relevant, all aspects of the Loan Documents applicable to such Person and the execution, delivery and performance of each Loan Document, in each case to be executed by such Person; and
(c)    the incumbency and specimen signatures of its Authorized Officers and any other of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person, and a list of all officers and directors of the Loan Parties.
Each such certificate shall provide that each Secured Party may conclusively rely thereon until such Secured Party shall have received a further certificate of the secretary, assistant secretary, managing member or general partner, as applicable, of such Person canceling or amending the prior certificate of such Person as provided in Section 8.01(m).
Section 5.06    Other Documents and Certificates. The Administrative Agent shall have received copies of the following documents and certificates, each of which shall be dated the Closing Date and duly executed by an Authorized Officer of each applicable Loan Party, in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
(a)    a certificate of an Authorized Officer of the Borrower, certifying as to such items as reasonably requested by the Administrative Agent, including, without limitation, the following:
(i)    satisfaction of the conditions set forth in Section 5.18; and
(ii)    that both before and after giving effect to Transactions, and the making of the Term Loans on the Closing Date, no Default or Event of Default has occurred;
(b)    a Perfection Certificate by, and in respect of, each Loan Party;
(c)    certificates of good standing with respect to each Loan Party, each dated as of a recent date prior to the Closing Date, such certificates to be issued by the appropriate officer or official body of the jurisdiction of organization of such Loan Party, each of which certificates shall indicate that such Loan Party is in good standing in the applicable jurisdiction; and
(d)    a calculation or other written statement describing in detail the proposed use of the proceeds of the Loans, including all transaction fees, costs and expenses incurred and estimated as of the Closing Date in connection with this Loan Agreement and the Transactions, whether or not actually paid in cash on the Closing Date.
Section 5.07    Solvency. The Administrative Agent shall have received a Solvency Certificate substantially in the form of Exhibit G duly executed by an Authorized Officer of the Borrower confirming the Solvency of the Borrower and of each of the other Loan Parties and their Subsidiaries, taken as a whole, after giving effect to the Transactions.

Section 5.08    Borrowing Notice. The Administrative Agent shall have received a timely Borrowing Notice in accordance with Section 2.02(a).
Section 5.09    [Reserved].
Section 5.10    Financial and Other Information.
The Administrative Agent shall have received a certificate in form and substance satisfactory to it, dated the Closing Date and duly executed by the interim chief financial officer of the Borrower, attaching the following documents and reports (each in form and substance reasonably satisfactory to the Administrative Agent) and certifying that such documents and reports (other than any forecasts or Projections) are true and complete in all material respects as of the Closing Date and that all forecasts and Projections were prepared by the Loan Parties in good faith based upon reasonable assumptions at the time delivered (it being understood that forecasts and Projections are subject to uncertainties and contingencies, many of which are beyond the Loan Parties’ control, and no assurance can be given that any forecast or Projection will be realized and that actual results may differ and such differences may be material):
(a)    the Model;
(b)    calculations in form and substance reasonably satisfactory to the Administrative Agent demonstrating to the Administrative Agent’s reasonable satisfaction that (A) the Total Leverage Ratio for the twelve-month period ending on the last day of the most recently completed twelve-month period ended not more than forty-five (45) days prior to the Closing Date does not exceed 1.30:1.00 and (B) Liquidity as of the Closing Date is at least $99,000,000, in each case, on a pro forma basis after giving effect to the execution and delivery of this Loan Agreement, the incurrence of the Indebtedness hereunder, and the consummation of the other Transactions including the payment of all fees expenses related to the foregoing and calculated in a manner reasonably satisfactory to Administrative Agent.
Section 5.11    Insurance. The Collateral Agent shall have received certificates of insurance naming the Agents, the Lenders and the other Secured Parties as additional insureds and naming the Collateral Agent on behalf of the Secured Parties as loss payee, in each case with regard to the insurance required by Section 8.03, in form and substance reasonably satisfactory to the Collateral Agent.
Section 5.12    Payment of Outstanding Indebtedness.
(a)    On the Closing Date, the Loan Parties and each of their respective Subsidiaries shall have no outstanding Indebtedness other than the Loans and the Indebtedness, if any, listed on Schedule 7.25 or otherwise permitted by Section 9.01, and the Administrative Agent shall have received copies of all documentation and instruments evidencing the discharge of any Indebtedness paid off in connection with the Transactions.
(b)    All Liens (other than Permitted Liens) securing payment of any Indebtedness shall have been released, and the Administrative Agent shall have received pay-off letters, form UCC-3 termination statements, releases or terminations of mortgages, intellectual property security agreements and other instruments, all as may be reasonably requested by the Administrative Agent in connection therewith.
Section 5.13    Fees and Expenses. The Administrative Agent and each Lender shall have received, for its own respective account, (a) all fees and expenses due and payable to such Person under the Fee Letter and (b) the reasonable fees, costs and expenses due and payable to such Person pursuant to Sections 3.01 and 12.05 (including the reasonable and documented fees, disbursements and other charges of counsel) due as of the Closing Date (in each case, to the extent invoiced one (1) Business Day prior to the Closing Date).
Section 5.14    Patriot Act Compliance and Reference Checks. The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information with respect to the Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been reasonably requested in writing by the Administrative Agent at least ten (10) Business Days prior to the Closing Date.
Section 5.15    [Reserved].
Section 5.16    Subsidiaries. As of the Closing Date, the Loan Parties and each of their respective Subsidiaries shall have no Subsidiaries other than as set forth on Schedule 7.36.
Section 5.17    No Default. No Default or Event of Default shall have occurred and be continuing.
Section 5.18    Representations and Warranties. Subject to the last paragraph of Article VII, the representations and warranties of the Loan Parties set forth in this Loan Document and each other Loan Document, shall be true and correct in all material respects on and as of the Closing Date (except to the extent that any such representation or warranty is expressly stated to have been made as of an earlier date, in which case, such representation or warranty shall be true and correct in all material respects as of such earlier date); provided that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
Section 5.19    No Injunctions. No injunction, writ, restraining order, or other order of any nature (other than an injunction, writ, restraining order, or other order resulting from the actions of a Lender for purposes of avoiding its Commitments hereunder, as determined by a final non-appealable judgment from a court of competent jurisdiction) restricting or prohibiting, directly or indirectly, the Transactions shall have been issued and remain in force against the Loan Parties, any Agent or any Lender.
ARTICLE VI

[RESERVED]
ARTICLE VII

REPRESENTATIONS AND WARRANTIES
To induce the Agents and the Lenders to enter into this Loan Agreement and the Lenders to make the Loans and Commitments hereunder, each of the Loan Parties, jointly and severally, represents and warrants to the Agents and the Lenders as follows:
Section 7.01    Status. Each Loan Party (a) is a duly organized or formed and validly existing corporation or other registered entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact its business as presently conducted and (b) is duly qualified and authorized to do business, and is in good standing, in all jurisdictions where it does business or owns assets, except in the case of this clause (b) where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.
Section 7.02    Power and Authority; Execution and Delivery. Each Loan Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party (including, in the case of the Borrower, such power and authority to borrow the Loans as contemplated herein, in the case of the Guarantors, to guaranty the Obligations as contemplated by the Guaranty and Security Agreement, and in the case of all Loan Parties, to grant the Liens contemplated by this Loan Agreement and the other Security Documents) and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Each Loan Party has duly executed and delivered the Loan Documents to which it is a party.
Section 7.03    Enforceability. This Loan Agreement and the other Loan Documents to which each Loan Party is a party constitutes the legal, valid and binding obligation of such Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally.
Section 7.04    No Violation. The execution, delivery and performance by the Loan Parties of this Loan Agreement and the other Loan Documents to which it is a party, the compliance with the terms and provisions hereof and thereof, and the consummation of the Transactions and the other transactions contemplated hereby, do not and will not (a) conflict with, contravene or violate any provision of any Applicable Law, (b) violate any order or decree of, or require any authorization, consent, approval, exemption or other action by or notice to, any Governmental Authority, (c) conflict with, result in a breach of any of the terms, covenants, conditions or provisions of, constitute a default under, otherwise result in the termination of or a termination right under, (i) any material indenture, note, loan agreement, lease agreement, mortgage, deed of trust or other financing or security agreement or (ii) any Material Contract, (d) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Loan Party (other than Liens created under the Loan Documents or Permitted Liens), or (e) violate any provision of the Organization Document or any material Permit of any Loan Party (in the case of clauses (a), (b) and (c), to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).
Section 7.05    Approvals, Consents, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person, and no consent or approval under any contract or instrument (other than (a) those that have been duly obtained or made and which are in full force and effect or, if not obtained or made, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (b) the filing of UCC financing statements, (c) filings in the United States Patent and Trademark Office and the United States Copyright Office, (d) any Hart-Scott-Rodino filing, if any, and (e) the filings or other actions necessary to perfect Liens under the Loan Documents) is required for the consummation of the Transactions or the due execution, delivery or performance by any Loan Party of any Loan Document to which it is a party, or for the due execution, delivery or performance of the Loan Documents, in each case by any of the Loan Parties party thereto. There is no judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by the Loan Documents, the consummation of the Transactions, the making of any Loan or the performance by any Loan Party of its Obligations under the Loan Documents.

Section 7.06    Use of Proceeds; Regulations T, U and X. The Borrower will use the proceeds of the Loans solely for the purposes set forth in, as permitted by, and in accordance with Section 8.12 and Section 9.18. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying “margin stock” or “margin securities” within the meanings of Regulations T, U or X, and no proceeds of any Loan will be used to purchase or carry any margin stock or margin security or otherwise for a purpose which violates or would be inconsistent with Regulations T, U or Regulation X. The Loan Parties (a) reasonably expect to be able to use the full amount of any PPP Loan solely (i) for the purposes set forth in, as permitted by, and in accordance with, in each case, the CARES Act and (ii) in a manner intended for such amount to qualify as Forgivable Amount, and (b) will use the proceeds of any PPP Loan solely for such purposes.
Section 7.07    Investment Company Act; etc. No Loan Party is, or after giving effect to the Transactions and the other transactions contemplated under the Loan Documents will be, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.
Section 7.08    Litigation, Labor Controversies, etc. Except as disclosed on Schedule 7.08, there is no pending or, to the knowledge of any Loan Party, threatened in writing, litigation, action, proceeding or labor controversy (including without limitation, strikes, lockouts or slowdowns) against or involving any of the Loan Parties or any of their respective Subsidiaries (i) which purports to affect the legality, validity or enforceability of any Loan Document or any of the Transactions, (ii) which seeks specific performance or injunctive relief, or (iii) which could reasonably be expected to have a Material Adverse Effect. There are no collective bargaining or similar agreements entered into by, between or applicable to any Loan Party or any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of any Loan Party or any of its Subsidiaries. Schedule 7.08 sets forth the insurance policies of the Borrower and its Subsidiaries applicable to the matters described in this Section 7.08.
Section 7.09    Capitalization; Subsidiaries.
(a)    The “Capitalization and Subsidiaries Schedule” attached hereto as Schedule 7.09 sets forth all issued and outstanding Capital Stock of each Loan Party (other than the Borrower), including the number of authorized, issued and outstanding shares or other units of Capital Stock of each Loan Party (other than the Borrower) and the holders of such Capital Stock, all on and as of the Closing Date. Each outstanding share or unit of Capital Stock of each Loan Party (other than the Borrower) have been duly authorized, validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights created by applicable Law, any Loan Party’s (other than the Borrower) Organization Documents or by any agreement to which such Loan Party is a party or by which it is bound, and have been issued in compliance with applicable federal and state securities or “blue sky” Laws. All issued and outstanding Capital Stock of each Loan Party (other than the Borrower) is free and clear of all Liens (except for the benefit of the Secured Parties and Permitted Liens). Except as set forth on Schedule 7.09, no Loan Party (other than the Borrower) has outstanding any Capital Stock convertible or exchangeable for any shares of its Capital Stock or any rights or options to subscribe for or to purchase its Capital Stock convertible into or exchangeable for its Capital Stock. Except as set forth on Schedule 7.09, no Loan Party is subject to any obligation (contingent or otherwise) to repurchase or acquire or retire any of its Capital Stock, other than stock repurchases otherwise permitted hereunder. None of the Loan Parties has violated any applicable federal or state securities Laws in connection with the offer, sale or issuance of any of its Capital Stock. Except for the agreements listed on Schedule 7.09, there are no agreements among the Borrower’s stockholders with respect to the voting or transfer of the Borrower’s Capital Stock.

(b)    As of the Closing Date, none of the Loan Parties has any Subsidiaries other than the Subsidiaries listed on Schedule 7.09. Schedule 7.09 describes the direct and indirect ownership interest of each of the Loan Parties in each Subsidiary as of the Closing Date.
Section 7.10    Accuracy of Information.
(a)    All factual information and data at any time furnished by any Loan Party, any of their respective Affiliates or any of their respective representatives to any Agent or any Lender for purposes of or in connection with this Loan Agreement or any of the Transactions (other than (i) the Inaccurate Information and other information or data derived therefrom and (ii) financial estimates, forecast, models and Projections, other forward looking information and underlying assumptions relating to any of the foregoing and information of an industry specific on general economic nature), taken as a whole, is, and all such factual information and data hereafter furnished in writing by any Loan Party, any of their respective Affiliates or any of their respective representatives to any Agent or any Lender will be, true, correct and complete in all material respects on the date as of which such information or data is or will be furnished, and none of such factual information and data at any time furnished by any Loan Party, any of their respective Affiliates or any of their respective representatives to any Agent or any Lender for purposes of or in connection with this Loan Agreement or any of the Transactions contains any untrue statement of a material fact or omits to state any material fact necessary to make such information and data, taken as a whole, not materially misleading, in each case, at the time such information and data was furnished in light of the circumstances under which such information or data was furnished; provided that, to the extent any such information or data was based upon or constitutes a forecast or Projections (or other forward-looking information), the Loan Parties represent only that such forecast or Projections was prepared by the Loan Parties in good faith based upon reasonable assumptions, it being understood that forecasts and Projections (or other forward-looking information) are subject to uncertainties and contingencies, many of which are beyond the Loan Parties’ control, and no assurance can be given that any forecast or Projections (or other forward-looking information) will be realized and that actual results may differ and such differences may be material.
(b)    The Budget, Model and other pro forma financial information provided to the Administrative Agent on or prior to the Closing Date were prepared in good faith based upon reasonable assumptions at the time delivered to the Administrative Agent, it being recognized by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results and such differences may be material.
Section 7.11    [Reserved].
Section 7.12    Tax Returns and Payments. Each Loan Party has filed all applicable federal, state and local income Tax returns, and all other material Tax returns, domestic and foreign, required to be filed by them, and has paid all Taxes and assessments payable by them that have become due (whether or not reflected on a Tax return) other than those not yet delinquent or contested in good faith by appropriate proceedings in accordance with Section 9.02(i) and with respect to which the applicable Loan Party has maintained adequate reserves, which reserves shall be (a) prior to achieving Reporting Compliance, maintained using an Authorized Officer’s good faith efforts to be in conformity with GAAP, and otherwise in conformity with past practice, in each case consistently applied and (b) after achieving Reporting Compliance, in conformity with GAAP, consistently applied. Each Loan Party and its Subsidiaries has paid, or has provided adequate reserves for the payment of, all applicable federal, state, local and foreign income Taxes applicable for all prior fiscal years and for the current fiscal year, which reserves shall be (x) prior to achieving Reporting Compliance, maintained using an Authorized Officer’s good faith efforts to be in conformity with GAAP, and otherwise in conformity with past practice, in each case consistently applied and (y) after achieving Reporting Compliance, in conformity with GAAP, consistently applied. No Lien in respect of Taxes has been filed, and, to the knowledge of any Loan Party, no claim is being asserted, with respect to any such Tax, fee, or other charge in any case in excess of $250,000.
Section 7.13    Compliance with ERISA. Each Employee Benefit Plan (and each related trust, insurance contract or fund), and with respect to each Employee Benefit Plan, each of the Loan Parties, is in compliance with its terms and with ERISA, the Code and all Applicable Laws, except for instances of noncompliance which, individually or in the aggregate, have not or could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur, which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect. Each Employee Benefit Plan (and each related trust, if any) that is intended to qualify under Section 401(a) of the Code has received a favorable determination, advisory or opinion letter from the IRS, including for all required amendments, regarding its qualification thereunder that considers the law changes incorporated in the Employee Benefit Plan sponsor’s most recently expired remedial amendment cycle determined under the provisions of Rev. Proc. 2007-44 (or any successor thereto). No action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Employee Benefit Plan (other than routine claims for benefits) is pending, or to the knowledge of any Loan Party, expected or threatened, and anticipated to result in a Material Adverse Effect. No Plan has an Unfunded Current Liability that has resulted or could reasonably be expected to result in a Material Adverse Effect. No employee welfare benefit plan within the meaning of §3(1) or §3(2)(B) of ERISA of any Loan Party or any of their respective Subsidiaries provides benefit coverage subsequent to termination of employment except as required by Title I, Part 6 of ERISA or applicable state insurance laws or except which would not result in unfunded benefit obligations that could reasonably be expected to have a Material Adverse Effect. No Withdrawal Liability has been, or is reasonably expected to be, incurred for any Multiemployer Plan by any Loan Party or any of their respective Subsidiaries or ERISA Affiliates.
Section 7.14    Intellectual Property; Licenses, etc. Each Loan Party and each Subsidiary of each Loan Party owns, licenses or otherwise possesses the right to use, all of the material trademarks, service marks, trade names, internet domain names, copyright registrations, issued patents and other intellectual property rights or applications to register any of the foregoing (collectively, the “IP Rights”) that are reasonably necessary for, or otherwise used or held for use in, the operation of any portion of its respective businesses as currently conducted, except for any such failure to own, license or possess the right to use that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the conduct and operations of the businesses of each Loan Party and each of its Subsidiaries as currently conducted does not, to the knowledge of any Loan Party, infringe, misappropriate, dilute, or otherwise violate any IP Rights owned by any other Person. Except as set forth on Schedule 7.14 or Schedule 7.08, no claim or litigation (i) challenging any right, title or interest of any Loan Party or any of its Subsidiaries in any IP Rights of such Loan Party or Subsidiary, (ii) contesting the use of any IP Rights owned by such Loan Party or Subsidiary, (iii) contesting the validity or enforceability of such IP Rights, or (iv) alleging infringement, misappropriation, dilution, or other violation by a Loan Party or any of its Subsidiaries of any IP Rights owned by any other Person, is pending or, to the knowledge of any Loan Party, threatened in writing against any Loan Party or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect. Schedule 7.14 sets forth a complete and accurate list of (i) all IP Rights registered or pending registration with the United States Patent and Trademark Office, the United States Copyright Office or any foreign equivalent of either thereof and owned by each Loan Party and each of its Subsidiaries as of the Closing Date and (ii) all material license agreements or similar arrangements granting IP Rights of another Person to any Loan Party or any of its Subsidiaries (excluding any “shrink wrap” licenses and third-party software licenses generally available to the public at a cost of less than $250,000). As of the Closing Date, none of the material

IP Rights owned by any Loan Party or any of its Subsidiaries is subject to any material licensing agreement or similar arrangement except as set forth on Schedule 7.14.
Section 7.15    Ownership of Properties; Title; Real Property; Leases. No Loan Party owns any interest in Real Property on the Closing Date. Schedule 7.15 lists all of the material Real Property leased by any of the Loan Parties or their respective Subsidiaries as of the Closing Date and each other location leased from or otherwise owned by a third party at which a Loan Party stores any material Collateral as of the Closing Date, indicating the identity of the lessor and the location of the material Real Property or material Collateral. Each Loan Party (a) in the case of material owned personal property, owns good and valid title to such personal property, and (b) in the case of material leased Real Property or personal property, has valid and enforceable (except as may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws applicable to creditors’ rights generally and by generally applicable equitable principles) leasehold interests in such leased property, in each case, free and clear of all Liens except for Permitted Liens.
Section 7.16    Environmental Matters. Except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect:
(a)    the Loan Parties, each of their respective Subsidiaries, and each of their respective businesses, operations and Real Property (i) are in compliance with all Environmental Laws in all jurisdictions in which the Loan Parties or such Subsidiary, as the case may be, are currently doing business, and (ii) have obtained and are in compliance with all permits required under Environmental Laws. None of the Loan Parties or any of their respective Subsidiaries has become subject to any pending or, to the knowledge of such Loan Party, threatened in writing, Environmental Claim;
(b)    none of the Loan Parties or any of their respective Subsidiaries or, to the knowledge of any Loan Party, any other Person, has used, managed, handled, generated, treated, stored, transported, Released or disposed of Hazardous Materials in, on, at, under, to or from any currently or formerly owned or leased Real Property or facility relating to its business in a manner that requires or is reasonably expected to require corrective, investigative, monitoring, remedial or cleanup actions under any Environmental Law;
(c)    to the knowledge of the Loan Parties, there are no actions, activities, circumstances, facts, conditions, events or incidents, including the presence of any Hazardous Materials, which would be reasonably be expected to form the basis of any Environmental Claim against any Loan Party or any of their respective Subsidiaries; and
(d)    the Loan Parties have delivered or otherwise made available for inspection to the Administrative Agent copies and results of all reports, data, investigations, audits, assessments (including Phase I environmental site assessments and Phase II environmental site assessments), studies in the custody or possession of the Loan Parties or any of their Subsidiaries pertaining to: (i) any Environmental Claims involving any Loan Party or any of their Subsidiaries; (ii) any Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by any Loan Party or any of their Subsidiaries; or (iii) any Loan Party’s or any of their Subsidiaries’ compliance with applicable Environmental Laws.
Section 7.17    Solvency. On the Closing Date after giving effect to the Transactions and the other transactions related thereto, the Loan Parties on a consolidated basis are, Solvent.

Section 7.18    [Reserved].
Section 7.19    Security Documents; Perfection.
(a)    Subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, capital impairment, recognition of judgments, recognition of choice of law, enforcement of judgments or other similar laws or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (ii) the Perfection Requirements and (iii) the provisions of this Agreement and the other relevant Loan Documents, the Guaranty and Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first-priority security interest (subject only to Permitted Liens which, pursuant to the terms of this Loan Agreement, are permitted to have priority over Collateral Agent’s Liens thereon) in the Collateral described therein and proceeds thereof.
(b)    In the case of the Pledged Stock described in the Guaranty and Security Agreement, when stock certificates representing such Pledged Stock are delivered to the Collateral Agent; in the case of deposit accounts and securities accounts, when Account Control Agreements are executed and delivered by the Loan Parties owning such accounts, the Collateral Agent and the applicable depository bank or securities intermediary; and in the case of the other Collateral described in the Guaranty and Security Agreement, when financing statements and other filings specified on Schedule 7.19 in appropriate form are filed in the offices specified on Schedule 7.19, the Lien granted under the Guaranty and Security Agreement shall constitute a fully perfected (to the extent perfection is required under the Loan Documents) Lien on, and first-priority security interest (subject only to Permitted Liens which, pursuant to the terms of this Loan Agreement, are permitted to have priority over Collateral Agent’s Liens thereon) in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof (to the extent such proceeds can be perfected by a filing), as security for the Obligations.
Section 7.20    Compliance with Laws and Permits; Authorizations. Except as set forth on Schedule 7.08 or Schedule 7.35, each Loan Party and each of its Subsidiaries (a) is in compliance with all Applicable Laws and Permits and (b) has all requisite governmental licenses, Permits, authorizations, consents and approvals to operate its business as currently conducted, except in the case of clauses (a) and (b), such instances in which (x) such requirement of Applicable Laws, Permits, government licenses, authorizations or approvals are being contested in good faith by appropriate proceedings diligently conducted or (y) the failure to have or comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 7.21    [Reserved].
Section 7.22    Contractual or Other Restrictions. Other than the Loan Documents, no Loan Party or any of its Subsidiaries is a party to any agreement or arrangement or subject to any Applicable Law that (a) limits its ability to pay dividends to, or otherwise make Investments in or other payments to, any Loan Party, (b) limits its ability to grant Liens in favor of the Collateral Agent or (c) otherwise limits its ability to perform the terms of the Loan Documents.
Section 7.23    No Brokers. Except as set forth on Schedule 7.23, there is no broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.
Section 7.24    Insurance. The properties of each Loan Party are insured with financially sound and reputable insurance companies that are not Affiliates of any Loan Party against loss and damage in such amounts, with such deductibles and covering such risks, as are customarily carried by Persons of comparable size and of established reputation engaged in the same or similar businesses and owning similar properties in the general locations where such Loan Party operates, in each case as described on Schedule 7.24. As of the Closing Date, all premiums with respect thereto that are due and payable have been duly paid and no Loan Party has received or is aware of any notice of any material violation or cancellation thereof and each Loan Party has complied in all material respects with the requirements of each such policy.
Section 7.25    Evidence of Other Indebtedness. Schedule 7.25 is a complete and correct list of each credit agreement, loan agreement, promissory note, indenture, purchase agreement, guaranty, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to any Loan Party outstanding on the Closing Date which will remain outstanding after the Closing Date (other than this Loan Agreement and the other Loan Documents). The aggregate principal or face amount outstanding or that may become outstanding under each such arrangement as of the Closing Date is correctly described in Schedule 7.25.
Section 7.26    Deposit Accounts, Securities Accounts and Commodity Accounts. Schedule 7.26 lists as of the Closing Date all of the deposit accounts, securities accounts and commodity accounts (other than the Excluded Accounts) of each Loan Party, including, with respect to each depository bank, securities intermediary or commodity intermediary at which such accounts are maintained by such Loan Party, (a) the name and location of such Person and (b) the account numbers of the deposit accounts, securities accounts and commodity accounts maintained with such Person.
Section 7.27    Principal Business. As of the Closing Date and at all times thereafter each Loan Party is engaged solely in the Business.
Section 7.28    Absence of any Undisclosed Liabilities. Other than the Obligations and other liabilities permitted by the terms of this Loan Agreement, there are no material liabilities of any Loan Party of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in any such liabilities, other than those liabilities disclosed in writing to the Administrative Agent prior to the Closing Date and identified as a disclosure under this Section 7.28.
Section 7.29    Anti-Terrorism Laws; the Patriot Act. To the knowledge of each Loan Party, each Loan Party is in compliance with, and no Loan Party is in violation of, any Applicable Law concerning or relating to terrorism or money laundering (“Anti-Terrorism Laws”), including the Patriot Act, the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§1 et seq.), as amended (the “Trading with the Enemy Act”), the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and Executive Order No. 13224 on Terrorism Financing, effective September 24, 2001 (the “Executive Order”). No Loan Party or other agents acting or benefiting in any capacity in connection with the Term Loans is (i) a Person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order, (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order, (iii) a Person with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (iv) a Person who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, (v) an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act, or (vi) a Person that is named as a “specially designated national and blocked person” on the most current list published by the United States Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list. No Loan Party or other agents acting or benefiting in any capacity in connection with the Term Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in the preceding sentence, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in any property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Anti-Terrorism Laws.
Section 7.30    Economic Sanctions/OFAC. No Loan Party or any director or officer of any Loan Party, and to the knowledge of any Loan Party no Affiliate, employee, agent or representative of any Loan Party, is, or is owned 50% or more by, a Person that is (i) the subject of any economic or financial sanctions or trade embargoes imposed, administered or enforced by any relevant Governmental Authority (“Sanctions”), including those administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC Sanctions”) or (ii) located, organized or conducting business in a country, region or territory that is the subject of comprehensive Sanctions (at the time of this agreement, Crimea, Cuba, Iran, North Korea and Syria, each, a “Sanctioned Country”) (any such Person referred to in clause (i) or (ii), a “Sanctioned Person”).
Section 7.31    Foreign Corrupt Practices Act. No Loan Party or any director or officer of any Loan Party, and to the knowledge of any Loan Party no Affiliate, employee, agent or representative of any Loan Party, has taken any action in violation of Applicable Law in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or a government-owned, government-controlled or other quasi-governmental entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, and each Loan Party has conducted its businesses in compliance in all material respects with the anti-bribery provisions of the Foreign Corrupt Practices Act (15 U.S.C. § 78dd-1) and other applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance in all material respects with the anti-bribery provisions of the Foreign Corrupt Practices Act (15 U.S.C. § 78dd-1) and other applicable anti-corruption laws and with the representation and warranty contained in this Section 7.31.
Section 7.32    Material Contracts; Customer Contracts; No Hedging Contracts.
(a)    As of the Closing Date, Schedule 7.32 sets forth all Material Contracts, and each such Material Contract is in full force and effect and no defaults currently exist thereunder.
(b)    As of the Closing Date, to the knowledge (in management’s reasonable judgment after due inquiry) of the Loan Parties, there is no pending or threatened termination of or adverse amendment or modification to any Material Contract that could reasonably be expected to result in a material reduction of the Consolidated Adjusted EBITDA of the Loan Parties.
(c)    As of the Closing Date, there are no Hedging Agreements or similar agreements entered into by, between or applicable to any Loan Party or any of its Subsidiaries.
Section 7.33    Affiliate Transactions. Except as set forth on Schedule 7.33, no Loan Party is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to such Loan Party than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

Section 7.34    Collective Bargaining Agreements. Schedule 7.34 is a complete and correct list and description (including dates of termination) as of the Closing Date of all collective bargaining or similar agreements between or applicable to any Loan Party or any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of any Loan Party or any of its Subsidiaries.
Section 7.35    Health Care Regulatory Matters.
(a)    Except or otherwise disclosed on Schedule 7.08 or Schedule 7.35 as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party is, and for the past five (5) years has been in compliance with all Health Care Laws applicable to the Loan Party’s business or by which any property, business product or other asset of the Loan Party is bound or affected.
(b)    Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or otherwise disclosed on Schedule 7.08 or Schedule 7.35, no Loan Party is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders with governmental entities, or similar agreements with or imposed by any Governmental Authority.
(c)    No Loan Party, or its current officers or employees, or to its knowledge, all agents acting on its behalf, has been convicted of any crime or, to the Loan Party’s knowledge, engaged in any conduct, that could result in a material debarment or exclusion under 21 U.S.C. § 335a or any similar state or foreign law, rule or regulation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as otherwise disclosed on Schedule 7.08 or Schedule 7.35, no claims, actions, proceedings or investigations that would reasonably be expected to result in such a material debarment or exclusion are, to the Loan Party’s knowledge, pending or threatened against any Loan Party or its officers or employees, or all agents acting on its behalf.
(d)    Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or otherwise disclosed on Schedule 7.08 or Schedule 7.35: (i) each Loan Party possesses and is operating in compliance with Permits issued by, and have made all declarations and filings with, the appropriate Governmental Authorities reasonably necessary to conduct its business, including without limitation all those that may be required by the United States Food and Drug Administration (“FDA”) or any other Governmental Authority engaged in the regulation of pharmaceuticals, medical devices, biologics, cosmetics or biohazardous materials; (ii) all such Permits are valid and in full force and effect; (iii) all applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Permit, when submitted to the Governmental Authority were true, complete and correct in all material respects as of the date of submission and any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the Governmental Authority; and (iv) there is no Governmental Authority action pending or, to any Loan Party’s knowledge, threatened which could reasonably be expected to limit, revoke, suspend or materially modify any Permit.
(e)    Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or otherwise disclosed on Schedule 7.08 or Schedule 7.35, for the past five (5) years, no Loan Party has received from the FDA or any other Governmental Authority any inspection reports, notices of adverse findings, warning or untitled letters, or other correspondence concerning any drugs, biologics or medical devices manufactured or sold by or on behalf of a Loan Party (“Loan Party Products”) in which any Governmental Authority alleges or asserts a failure to comply with applicable Health Care Laws, or that such products may not be safe, effective or approvable.
(f)    Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or as otherwise disclosed on Schedule 7.08 or Schedule 7.35, for the past five (5) years, no Loan Party has had any product or manufacturing site (whether owned by the Loan Party or that of a contract manufacturer for Loan Party Products) subject to a Governmental Authority (including FDA) shutdown or import or export prohibition.
(g)    Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or as otherwise disclosed on Schedule 7.08 or Schedule 7.35, for the past five (5) years, no Loan Party has had (i) any recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear provider” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Loan Party Products issued by the Loan Parties (“Safety Notices”) or (ii) to the Loan Parties’ knowledge, any material complaints with respect to the Loan Party Products that are currently unresolved. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Loan Parties’ knowledge, there are no facts that would be reasonably likely to result in (A) a Safety Notice with respect to the Loan Party Products; or (B) a termination or suspension of marketing or testing of any of the Loan Party Products.
ARTICLE VIII

AFFIRMATIVE COVENANTS
The Loan Parties hereby covenant and agree that, on the Closing Date and thereafter until the Loans, together with interest, Fees and all other Obligations incurred hereunder (other than Unasserted Contingent Obligations), are paid in full and all Commitments are terminated, in each case, in accordance with the terms of this Loan Agreement:
Section 8.01    Financial Information, Reports, Certificates and Other Information. The Loan Parties shall furnish to the Administrative Agent and each Lender copies of the following financial statements, reports, notices and information:
(a)    Weekly and Monthly Financial Statements. At all times when the Borrower is not in Reporting Compliance:
(i)    Commencing June 12, 2019, as soon as available and in any event no later than Wednesday of each week, weekly flash reporting consisting of a 13-week cash flow report.
(ii)    As soon as available and in any event within thirty (30) days after the end of each calendar month, (A) unaudited (x) consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such month, and (y) unaudited consolidated statements of income and cash flow of the Borrower and its Subsidiaries as of the end of such month, in each case including (I) in comparative form (both in Dollar and percentage terms) the figures for the corresponding month in the immediately preceding fiscal year of the Borrower, and the year-to-date portion of the immediately preceding fiscal year of the Borrower and (II) a report of key performance indicators for the business of the Borrower and its Subsidiaries, including additional financial information as may be reasonably requested by the Administrative Agent, (B) a statement of

Consolidated Adjusted EBITDA for the year-to-date portion of such fiscal year of the Borrower ending concurrently with such month, including, to the extent available, in comparative form (both in Dollar and percentage terms), Consolidated Adjusted EBITDA for the same year-to-date period in the immediately preceding year, (C) other monthly performance reporting deliverables consistent with those prepared by the Borrower prior to the Closing Date and (D) the computation of Liquidity as of such date.
(b)    Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, (i) unaudited (x) consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter, and (y) consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such fiscal quarter, in each case and for the period commencing at the end of the previous fiscal year of the Borrower and ending with the end of such fiscal quarter, including (in the case of each of clause (x) and clause (y) (if applicable)), to the extent available, in comparative form (both in Dollar and percentage terms) the figures for the corresponding fiscal quarter in, and year-to-date portion of, the immediately preceding fiscal year of the Borrower, (ii) a statement of Consolidated Adjusted EBITDA (x) for the year-to-date portion of such fiscal year of the Borrower ending concurrently with such fiscal quarter, including in comparative form (both in Dollar and percentage terms) Consolidated Adjusted EBITDA for the same year-to-date period in the immediately preceding fiscal year of the Borrower and (y) for the Test Period ending concurrently with such fiscal quarter, including, in comparative form (both in Dollar and percentage terms) Consolidated Adjusted EBITDA for such Test Period against the then‑current Budget, and for the Test Period immediately preceding such reported period and (iii) a management discussion and analysis (with reasonable detail and specificity) of the results of operations for the fiscal periods reported, including, in comparative form the figures for the corresponding fiscal quarter in, and year-to-date portion of, the immediately preceding fiscal year of the Borrower, and period commencing at the end of the previous fiscal year of the Borrower and ending with the end of such fiscal quarter.
(c)    Annual Financial Statements.
(i)    At all times prior to the first date that the Borrower is in Reporting Compliance, as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower ending after the Closing Date, (a) copies of the unaudited consolidated balance sheets of the Borrower and its Subsidiaries for such fiscal year, and the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, and, to the extent available, setting forth in comparative form (both in Dollar and percentage terms) the figures for the immediately preceding fiscal year and against the then-current Budget for such fiscal year, together with a management discussion and analysis (with reasonable detail and specificity) of the results of operations for such fiscal year and (b) a statement of Consolidated Adjusted EBITDA for such fiscal year, including in comparative form (both in Dollar and percentage terms) Consolidated Adjusted EBITDA for such fiscal year against the then-current income statement set forth in the Budget and for the same year-to-date period in the immediately preceding fiscal year.
(ii)    At all times after the first date that the Borrower is in Reporting Compliance, as soon as available and in any event within three (3) days after the earlier of (x) the date the Borrower is required to file or (y) the date the Borrower has filed its Form 10-K under the Exchange Act (but in no event later than one hundred (100) days after the end of each fiscal year of the Borrower), (a) copies of the consolidated balance sheets of the Borrower and its Subsidiaries for such fiscal year, and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, and, to the extent available, setting forth in comparative form (both in Dollar and percentage terms) the figures for the immediately preceding fiscal year and against the then-current Budget for such fiscal year, such consolidated statements audited and certified without “going concern” or other qualification, exception or assumption and without qualification or assumption as to the scope of such audit as conducted in accordance with GAAP (except for any such qualification pertaining to the maturity of the any loan occurring within twelve (12) months of the relevant audit), by an independent public accounting firm of nationally recognized standing reasonably acceptable to the Administrative Agent (with any nationally recognized accounting firm being acceptable), together with a management discussion and analysis (with reasonable detail and specificity) of the results of operations for the fiscal periods reported and (b) a statement of Consolidated Adjusted EBITDA for such fiscal year, including in comparative form (both in Dollar and percentage terms) Consolidated Adjusted EBITDA for such fiscal year against the then-current income statement set forth in the Budget and for the same year-to-date period in the immediately preceding fiscal year.
(d)    Compliance Certificates. Concurrently with the delivery of the financial information pursuant to clauses (a)(ii), (b) and (c) above, a Compliance Certificate executed by an Authorized Officer of the Borrower (i) certifying that such financial information presents fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries (A) prior to achieving Reporting Compliance, using such Authorized Officer’s good faith efforts to be in conformity with GAAP, and otherwise in conformity with past practice, in each case consistently applied and (B) after achieving Reporting Compliance, in conformity with GAAP, consistently applied, in each case at the respective dates of such information and for the respective periods covered thereby, subject in the case of unaudited financial information, to changes resulting from normal year-end audit adjustments, to the absence of footnotes and to other adjustments that are required once the Borrower has achieved Reporting Compliance (provided that such certification shall not be required with respect to financial information delivered pursuant to clause (c)(ii) above), (ii) showing compliance with the covenants set forth in Section 9.13 if applicable, and stating that no Default or Event of Default has occurred and is continuing (or, if a Default or an Event of Default has occurred, specifying the details of such Default or Event of Default and the actions taken or to be taken with respect thereto), (iii) specifying any change in the identity of the Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Subsidiaries listed on Schedule 7.09, or from the most recently delivered Compliance Certificate, as applicable, (iv) including (x) an updated Schedule 7.15 and Schedule 7.26 of this Loan Agreement (if applicable) and (y) a written supplement substantially in the form of Schedules 1 through 4, as applicable, to the Guaranty and Security Agreement with respect to any additional assets and property acquired by any Loan Party after the date hereof if required to update the perfection of Collateral Agents Lien with respect to such assets, all in reasonable detail and (v) with respect to a Compliance Certificate delivered in connection with clause (c) above, if available, any changes to the locations listed on Schedule 5 to the Guaranty and Security Agreement in respect of any Inventory or Equipment (as defined in the Guaranty and Security Agreement) (other than (a) Inventory or Equipment in transit in the Ordinary Course of Business and (b) Inventory and Equipment with a fair market value of less than $3,000,000 (in the aggregate for all Loan Parties) which may be located at other locations within the United States) and books and records concerning the Collateral.
(e)    [Reserved.]
(f)    Budget. On or prior to forty-five (45) days after the end of each calendar year, preliminary forecasted financial projections for the Borrower and its Subsidiaries for the then upcoming fiscal year (on a month-by-month basis), a preliminary projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto, and on or prior to seventy-five (75) days after the end of each calendar year, final forecasted financial projections for the Borrower and its Subsidiaries for the then upcoming fiscal year (on a month-by-month basis), a final projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto and, in each case, prepared by management of the Loan Parties in good faith based upon reasonable assumptions, consistent in scope with the financial statements provided pursuant to Section 8.01(c) and setting forth the principal assumptions on which such projections are based (each such projections and the projections delivered as of the Closing Date pursuant to Section 5.10(c), being referred to as a “Budget”).
(g)    Defaults. As soon as possible and in any event within five (5) Business Days after an Authorized Officer of any Loan Party or any of their respective Subsidiaries obtains knowledge thereof, written notice from an Authorized Officer of the Borrower of the occurrence of any event that constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof, and what action the applicable Loan Parties have taken and propose to take with respect thereto.
(h)    Notices. Written notice promptly upon becoming aware of (and in no event later than five (5) Business Days after an Authorized Officer of any Loan Party becomes aware of) each the following, and copies of all notices and related documents and correspondence with respect to:
(i)    the filing or commencement of each litigation, investigation or proceeding affecting any Loan Party or any Subsidiary thereof (A) in which injunctive or similar relief is sought, (B) which could reasonably be expected to have a Material Adverse Effect or (C) in which the relief sought is an injunction or other stay of the performance of this Loan Agreement or any other Loan Document;
(ii)    each pending or, to the knowledge of an Authorized Officer of a Loan Party, threatened in writing labor dispute, strike, walkout, or union organizing activity with respect to any employees of a Loan Party that would reasonably be expected to have a Material Adverse Effect;
(iii)    each written filing made to (including copies of all public filings) and each written notice received from the SEC;
(iv)    the discharge, withdrawal or resignation by a Loan Party’s independent accountants;
(v)    with respect to any Material Indebtedness: (A) the execution or delivery of definitive documentation relating thereto, including any amendment, waiver, consent, forbearance or other modification, and (B) each default or event of default by any Loan Party or Subsidiary of a Loan Party;
(vi)    the creation or acquisition of any Subsidiary of the Borrower no later than five (5) Business Days prior to such creation or acquisition;
(vii)    all notices submitted or delivered to a Loan Party or any Subsidiary of a Loan Party by a regulatory agency when such notice could reasonably have a Material Adverse Effect;
(viii)    any other development by or relating to a Loan Party or any Subsidiary of a Loan Party that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(ix)    to the extent applicable, any requirement to deliver any statement, report, notice or other document pursuant to this Section 8.01(h) may be satisfied by delivery of such statement, report, notice or other document in the form posted on the SEC’s website on the Internet at www.sec.gov.
(i)    Material Contracts. As soon as possible and in any event within five (5) Business Days after any Loan Party obtains knowledge of the occurrence of a breach or default or notice of termination by any party under, or material amendment, waiver, consent, forbearance or other modification entered into by any party to any Material Contract, a statement of an Authorized Officer of the Borrower setting forth details of such breach or default or notice of termination and the actions taken or to be taken with respect thereto and, if applicable, a copy of such amendment.
(j)    Management Letters. Promptly upon, and in any event within five (5) Business Days after, receipt thereof, copies of all “management letters” submitted to any Loan Party by the independent public accountants referred to in Section 8.01(c) in connection with each audit made by such accountants.
(k)    Corporate Information. Promptly upon, and in any event within five (5) Business Days after, becoming aware of any additional corporate or limited liability company information of the type delivered pursuant to Section 5.05, or of any change to such information delivered on or prior to the Closing Date or pursuant to this Section 8.01, change in the identity of the chief executive officer, chief operations officer, chief financial officer or other “C-Level” officers, a certificate, certified to the extent of any change from a prior certification, from the secretary, assistant secretary, managing member or general partner of such Loan Party notifying the Administrative Agent of such information or change and attaching thereto any relevant documentation in connection therewith.
(l)    Insurance Report. Substantially concurrently with the delivery of the financial statements provided for in Section 8.01(c), a current report of a reputable insurance broker with respect to insurance policies maintained by the Loan Parties.
(m)    Leased Property. Promptly upon, and in any event within five (5) Business Days after, entering into any new material lease with annual rent of $5,000,000 or more in respect of Real Property, a copy of such lease.
(n)    Other Information. Promptly, such other information (financial or otherwise) as any Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time, including, without limitation, such further schedules, documents and/or information regarding the Collateral as any Agent may on its own behalf or on behalf of any Lender may reasonably require. Notwithstanding anything to the contrary in this Section 8.01(n), none of the Loan Parties shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that is subject to attorney-client privilege or constitutes attorney work product.
Section 8.02    Books, Records and Inspections.
(a)    The Loan Parties shall, and shall cause each of their respective Subsidiaries to, maintain proper books of record and account, in which entries that are complete, true and correct in all material respects shall be made of all material financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, in each case, which shall be (i) prior to achieving Reporting Compliance, prepared using an Authorized Officer’s good faith efforts to be in conformity with GAAP, and otherwise in conformity with past practice, in each case consistently applied and (ii) after achieving Reporting Compliance, in conformity with GAAP, consistently applied. The Loan Parties shall, and shall cause each of their respective Subsidiaries to, permit the Administrative Agent and its representatives and independent contractors, upon reasonable advance notice to the Loan Parties, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Loan Parties and (unless an Event of Default then exists) at reasonable times during normal business hours; provided that (a) unless an Event of Default has occurred and is continuing, the Loan Parties shall not be required to reimburse the Administrative Agent for, more than one (1) such inspections in any calendar year and (b) Administrative Agent and the Lenders under this Section 8.02. Any information obtained by the Administrative Agent pursuant to this Section 8.02 may be shared with the Collateral Agent or any Lender upon such Person’s request. The Administrative Agent shall give the Loan Parties the opportunity to participate in any discussions with the Loan Parties’ independent public accountants. Notwithstanding anything to the contrary in this Section 8.02(a), none of the Loan Parties will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that is subject to attorney-client or similar privilege or constitutes attorney work product.
(b)    In no way limiting and in addition to any rights under Section 8.02(a), the Agents may, in their sole discretion, exercised in a commercially reasonable manner, at any time after the Closing Date and from time to time, engage the services of an independent firm or firms of reputable standing, satisfactory to the Agents, for the purpose of any appraisal, field examination, collateral analysis or other business analysis. Absent the occurrence and continuance of an Event of Default at such time, (i) the Agents shall consult with Loan Parties as to the identity of any such firm and (ii) the fees, costs and expenses that may be reimbursed pursuant to this Section 8.02(b) shall not exceed $100,000 in any fiscal year.
Section 8.03    Maintenance of Insurance. The Loan Parties shall, and shall cause each of their respective Subsidiaries to, maintain in full force and effect at all times (including by paying all applicable premiums), with insurance companies that are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as reasonably determined by the Loan Parties in the exercise of reasonable business judgment, and in any case insuring against casualty and general liability insurance. The Loan Parties shall furnish to the Collateral Agent for further delivery to the Lenders, upon written request from the Collateral Agent, information presented in reasonable detail as to all such insurance so carried, and in any case including, without limitation, (i) endorsements to (x) all “All Risk” policies naming the Collateral Agent, on behalf of the Secured Parties, as loss payee, and (y) all general liability policies naming the Agents, the Lenders and the other Secured Parties as additional insureds, and (ii) legends providing that no cancellation, material reduction in amount or material change in insurance coverage thereof shall be effective until at least thirty (30) days (ten (10) days with respect to failing to pay premiums) after receipt by the Collateral Agent of written notice thereof.
Section 8.04    Payment of Taxes and Liabilities. Each Loan Party shall pay and discharge, and shall cause each of its Subsidiaries to pay and discharge, all federal, state and local income and other material Taxes, assessments, governmental charges, levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, all lawful claims respecting the foregoing that, if unpaid, could reasonably be expected to become a Lien upon any properties of the Loan Parties or any of their respective Subsidiaries and all other liabilities and obligations of such Loan Party and its Subsidiaries; provided, that no Loan Party or any of its Subsidiaries shall be required to pay any such Tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings in accordance with Section 9.02(i) and as to which such Loan Party has maintained adequate reserves with respect thereto (a) prior to achieving Reporting Compliance, using an Authorized Officer’s good faith efforts to be in conformity with GAAP, and otherwise in conformity with past practice, in each case consistently applied and (b) after achieving Reporting Compliance, in conformity with GAAP, consistently applied.
Section 8.05    Maintenance of Existence; Compliance with Laws, etc. Each Loan Party shall, and shall cause its Subsidiaries to, (a) preserve and maintain in full force and effect its organizational existence except, in the case of any Subsidiary, where failure to do so could not reasonably be expected to result in a Material Adverse Effect (except in a transaction permitted by Section 9.03), (b) preserve and maintain its good standing under the laws of its state or jurisdiction of incorporation, organization or formation; and preserve and maintain its good standing under the laws of each other state or jurisdiction where such Person is qualified, or is required to be so qualified, to do business as a foreign entity, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, (c) comply in all material respects with all Applicable Laws, rules, regulations and orders material to the Business, (d) do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, privileges, franchises, and IP Rights unless the failure to preserve, renew and keep in full force and effect such rights, licenses, permits, privileges, franchises or IP Rights could not reasonably be expected to have a Material Adverse Effect, and (e) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 8.06    Environmental Compliance.
(a)    Each Loan Party shall, and shall cause its Subsidiaries to, use and operate all of its and their businesses, facilities and properties in compliance with all Environmental Laws, including (i) keeping all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remaining in material compliance therewith, (ii) using, handling, managing, generating, treating, storing, transporting and disposing of all Hazardous Materials in material compliance with all applicable Environmental Laws, and (iii) keeping its and their property free of any Lien imposed by any Environmental Law, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)    The Borrower shall promptly give notice to the Administrative Agent upon any Loan Party or Subsidiary thereof becoming aware of (i) any material violation by any Loan Party or any of its Subsidiaries of any Environmental Law, (ii) any Environmental Claim against any Loan Party under any Environmental Law, including without limitation a written request for information or a written notice of violation or potential environmental liability from any foreign, federal, state or local environmental agency or board or any other Governmental Authority or Person, or (iii) the discovery of a Release or threat of a Release in, at, on, under, to or from any of the Real Property of any Loan Party or any facility or assets therein in excess of reportable or allowable standards or levels under any Environmental Law, or under circumstances, or in a manner or amount which could reasonably be expected to require responsive, corrective, investigative, remedial, monitoring, cleanup or other corrective action under any Environmental Law, which in each case could reasonably be expected to have a Material Adverse Effect.
(c)    In the event of a material violation of any Environmental Law or the Release of any Hazardous Material in, at, on, under, to or from any Real Property of any Loan Party in amounts which require reporting, corrective measures, investigative, remedial, monitoring, cleanup or other action under any Environmental Law or which is reasonably likely to subject any Loan Party to material liability under any Environmental Law each Loan Party and its respective Subsidiaries, upon discovery thereof, shall take all steps required by Environmental Laws to correct such violation or address such Release and shall keep the Administrative Agent informed on a regular basis of their actions and the results of such actions, including providing to the Administrative Agent copies of material submissions to any Governmental Authority and relating to such correction of such violation and the address of such release.
Section 8.07    ERISA.
(a)    As soon as possible and, in any event, within ten (10) Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know of the occurrence or expected occurrence of any ERISA Event that is reasonably expected to result in material liability to any Loan Party or any ERISA Affiliate, the Borrower shall deliver to the Agents and each Lender a certificate of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that such Loan Party or such ERISA Affiliate has taken and is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by such Loan Party, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto; and
(b)    Promptly following any reasonable request therefor, copies of any documents described in Section 101(k) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan and any notices described in Section 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if any Loan Party or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Plan, the applicable Loan Party or the ERISA Affiliate(s) shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.
Section 8.08    Maintenance of Properties. Each Loan Party shall, and shall cause its Subsidiaries to, (i) maintain, preserve, protect and keep its material Real Property, properties and assets in good repair, working order and condition (ordinary wear and tear and casualty and condemnation excepted, and subject to dispositions permitted pursuant to Section 9.04), (ii) make necessary repairs, renewals and replacements thereof, (iii) maintain and renew as necessary all material leases, licenses, permits and other clearances necessary to use and occupy such properties and assets, in each case so that the business carried on by such Person may be properly conducted in all material respects at all times consistent with the manner in which business is conducted as of the Closing Date or such changes thereto as reasonably determined by the Loan Parties in their good faith business judgment from time to time, and (iv) continue to conduct at all times its business consistent with the manner in which business is conducted as of the Closing Date or such changes thereto as reasonably determined by the Loan Parties in their good faith business judgment from time to time, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 8.09    CARES Act Compliance.
(a)    Each Loan Party shall, and shall cause its Subsidiaries to, comply in all respects with the terms and conditions of the CARES Act and the documents governing any PPP Loan, including, without limitation, that (i) the proceeds of any PPP Loan shall be used only for the purposes permitted under Section 1102 of the CARES Act, and (ii) the Borrower shall comply with Section 1106 of the CARES Act to take all steps to obtain forgiveness of such PPP Loan as promptly as practicable following the funding of such PPP Loan to the extent provided thereunder.
(b)    The Borrower shall provide to the Administrative Agent copies of each application for any PPP Loan and each loan agreement, note and any other agreement or instrument governing the terms and conditions of, or evidencing, any PPP Loan, in each case promptly (and in any event within five (5) days after execution or delivery thereof).
(c)    Borrower shall promptly notify the Administrative Agent of any decisions made by any Governmental Authority or the applicable financial institution with respect to any request to have any portion of any portion of any PPP Loan forgiven.
(d)    Borrower shall promptly (and in any event within five (5) days after the end of each calendar month) provide to the Administrative Agent a report in form and substance reasonably satisfactory to the Administrative Agent detailing the use of proceeds of any PPP Loan during such period, the outstanding principal amount of any PPP Loans (and the status for the applicable forgiveness request).
(e)    Promptly (and in any event within five (5) days after receipt) provide to the Administrative Agent copies of any material correspondence between any Governmental Authority or any financial institution, in connection with any PPP Loan.
(f)    Borrower shall use all the proceeds of the PPP Loan (including those in any PPP Deposit Account), until such proceeds are exhausted, for all uses permitted and that are eligible for forgiveness under the CARES Act in accordance with its terms during the periods permitted for such uses by the CARES Act prior to using any other funds for such purposes.
Section 8.10    Additional Collateral, Guarantors and Grantors. The Loan Parties shall, upon the formation (including by division) or acquisition thereof, promptly cause any direct or indirect Subsidiary formed or otherwise purchased or acquired after the Closing Date (other than an Excluded Subsidiary) to (i) execute a supplement to the Guaranty and Security Agreement in the form of Annex I to the Guaranty and Security Agreement or otherwise in form and substance satisfactory to the Collateral Agent, (ii) execute a joinder to this Loan Agreement, whereby such Subsidiary becomes a Loan Party hereunder, (iii) obtain all consents and approvals required to be obtained by it in connection with the execution and delivery of the aforementioned joinder and the Security Documents and the performance of its obligations hereunder and thereunder and the granting by it of the Liens thereunder, and (iv) cause its assets to be subject to a first priority perfected Lien (subject only to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties and take such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect or record such first priority Lien. Not later than fifteen (15) days (or such longer date as may be reasonably agreed by the Administrative Agent) after the acquisition by any Loan Party of any asset that is required to be provided as Collateral pursuant to this Loan Agreement or any Security Document, which asset would not automatically be subject to the Collateral Agent’s first priority perfected Lien pursuant to pre-existing Security Documents, the applicable Loan Party shall cause such asset to be subject to a first priority perfected Lien (subject only to Permitted Liens that, pursuant to the terms of this Loan Agreement, are permitted to have priority over the Collateral Agent’s Liens thereon) in favor of the Collateral Agent for the benefit of the Secured Parties and take such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect or record such first priority Lien.
Section 8.11    Pledges of Additional Stock and Indebtedness.
The Loan Parties shall promptly pledge to the Collateral Agent for the benefit of the Secured Parties, (i) all the Capital Stock of each Subsidiary formed or otherwise purchased or acquired after the Closing Date, (ii) all promissory notes evidencing Indebtedness of any Loan Party or Subsidiary of any Loan Party that is owing to any other Loan Party in excess of $100,000, and (iii) all other evidences of Indebtedness in excess of $100,000 received by the Loan Parties.

Section 8.12    Use of Proceeds.
The proceeds of the Term Loans shall be used only (i) for working capital and general corporate purposes and (ii) to pay the transaction fees, costs and expenses incurred directly in connection with this Loan Agreement and the Transactions.
Section 8.13    Mortgages; Landlord Agreements.
(a)    If any Loan Party acquires a fee simple interest in Real Property with a fair market value in excess of $2,000,000 after the Closing Date, the Borrower shall promptly notify the Agents and the Lenders thereof in writing. With respect to all Loan Parties’ fee simple interests in Real Property with a fair market value in excess of $2,000,000, the Loan Parties shall take, and cause the other Loan Parties to take, such actions as shall be reasonably necessary or reasonably requested by the Collateral Agent to grant and/or perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in Section 8.15, all at the sole cost and expense of the Borrower. Each Mortgage delivered to the Collateral Agent hereunder shall be accompanied by (i) a policy or policies (or unconditional binding commitment thereof) of title insurance issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid Lien (with the priority described therein) on the Mortgaged Property described therein, free of any other Liens except for Permitted Liens as expressly set forth in Section 9.02, together with such customary endorsements and reinsurance as the Collateral Agent may reasonably request, and (ii) if requested by the Collateral Agent, an opinion of local counsel to the applicable Loan Parties with respect to the Mortgage and the Liens granted thereunder, in form and substance reasonably satisfactory to the Collateral Agent.
(b)    The Loan Parties shall use commercially reasonable efforts to cause each location described the definition of “Landlord Agreement” to become subject to a Landlord Agreement within ninety (90) days from the Closing Date (or such later date as may be agreed by the Administrative Agent) with respect to any applicable leased property as of the Closing Date, or, with respect to any applicable leased property that becomes subject to clauses (i) or (ii) of the definition of “Landlord Agreement” on any date after the Closing Date.
Section 8.14    Accounts; Control Agreements.
(a)    The Loan Parties shall cause each deposit account, securities account and commodity account (other than any Excluded Deposit Account), each of which is listed on Schedule 7.26, to be subject to an Account Control Agreement, and shall cause all Collections to be deposited in a deposit account listed on Schedule 7.26 that is subject to an Account Control Agreement (other than Collections that are deposited in any Excluded Deposit Account) within sixty (60) days after the Closing Date (or such later date as may be agreed by the Administrative Agent); provided, however, that, so long as no Event of Default has occurred and is continuing, the Loan Parties may open new deposit accounts, new securities accounts and new commodity accounts so long as, within twenty (20) days after opening each such account (or such later date as may be agreed by the Administrative Agent), (i) the Loan Parties shall have delivered to the Agents an amended Schedule 7.26 including such account and (ii) the Loan Parties shall have delivered to the Collateral Agent an Account Control Agreement with respect to such account (other than any Excluded Deposit Account).
(b)    If, notwithstanding the provisions of this Section 8.14, after the occurrence and during the continuance of an Event of Default and following delivery of a Notice of Exclusive Control, a Loan Party receives or otherwise has dominion over or control of any Collections or other amounts, such Loan Party shall hold such Collections and amounts in trust for the Collateral Agent and shall not commingle such Collections with any other funds of any Loan Party or other Person or deposit such Collections in any account other than those accounts set forth on Schedule 7.26 (unless otherwise instructed by the Collateral Agent).
Section 8.15    Further Assurances.
(a)    The Loan Parties shall execute any and all further documents, financing statements, agreements and instruments, and shall take all such further actions, which may be required under any Applicable Law or which either Agent may reasonably request, in order to grant, preserve, protect, perfect and evidence the validity and priority of the security interests created or intended to be created by the Guaranty and Security Agreement or any other Security Document (including, without limitation, the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents, and assisting the Collateral Agent in completing all documentation relating to the Assignment of Claims Act, if applicable), all at the sole and reasonable cost and expense of the Borrower. Notwithstanding anything to the contrary in this Agreement or in the Loan Documents, neither Borrower nor any other Loan Party shall have any obligation to perfect Liens in any patents, trademarks, copyrights or other IP Rights created, registered or applied-for in any jurisdiction other than the United States, other than to the extent that the Administrative Agent and the Borrower reasonably agree, that the burden or cost of perfecting such Lien in such jurisdiction is reasonable and does not outweigh the benefits to be obtained by the Lenders therefrom.
(b)    Notwithstanding anything herein to the contrary, it is understood and agreed that:
(i)    if the Collateral Agent determines in its sole discretion that the cost of creating or perfecting any Lien on any property is excessive in relation to the practical benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Loan Documents;
(ii)    no action shall be required to perfect any Lien with respect to (A) any vehicle or other asset subject to a certificate of title, and any retention of title, extended retention of title rights, or similar rights, or (B) letter of credit rights, in each case, except to the extent that a security interest therein is perfected by filing a UCC financing statement (which shall be the only required perfection action);
(iii)    no Loan Party shall be required to perfect a security interest in any asset to the extent perfection of a security interest in such asset would be prohibited under any Applicable Law;
(iv)    any joinder or supplement to any Security Document or any other Loan Document executed by any Subsidiary that is required to become a Loan Party pursuant to Section 8.15(a) above may, with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty with respect to such Subsidiary set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct in all material respects to the extent required thereby or by the terms of any other Loan Document; and
(v)    to the extent that the Administrative Agent and the Borrower reasonably agree that the burden or cost shall outweigh the benefits to be obtained by the Lenders therefrom, no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in any assets or to perfect or make enforceable such security interests (including any Intellectual Property registered in any non-U.S. jurisdiction) (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction or any requirement to make any filings in any foreign jurisdiction including with respect to foreign Intellectual Property).
Section 8.16    Lender Meetings. Each Loan Party shall, and shall cause each of its Subsidiaries to, upon the request of the Administrative Agent, participate in a meeting of the Lenders, once per month (or, when the Borrower is in Reporting Compliance, once per fiscal quarter), and when an Event of Default under Section 10.01(k) shall have occurred and be continuing, as frequently as may be required by the Administrative Agent, in each case to be held via teleconference, at a time selected by the Administrative Agent and reasonably acceptable to the Required Lenders and the Borrower. The purpose of this meeting shall be to present the Loan Parties’ previous fiscal month’s (or quarter’s, as applicable) financial results and other matters to be mutually agreed.
Section 8.17    Changes in Legal Form, etc.
Each Loan Party shall provide at least 10 days’ prior written notice to the Administrative Agent of the following:
(a)    a change of its legal form;
(b)    a change of its jurisdiction of organization;
(c)    a change of its name as it appears in official filings in its jurisdiction of organization; and
(d)    a change of the location of its registered office, chief executive office or sole place of business from that referred in the Perfection Certificate.
Section 8.18    Contractual Obligations. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective material obligations and liabilities, including:
(a)all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property and assets unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of any Lien and for which adequate reserves are being maintained by such Person, which reserves shall be (i) prior to achieving Reporting Compliance, maintained using an Authorized Officer’s good faith efforts to be in conformity with GAAP, and otherwise in conformity with past practice, in each case consistently applied and (ii) after achieving Reporting Compliance, in conformity with GAAP, consistently applied; and
(b)the performance of all obligations under any Material Contracts.
Section 8.19    Compliance with Health Care Laws.
(a)    Except, in each case, as would not, individually or in the aggregate be expected to have a Material Adverse Effect or otherwise disclosed on Schedule 7.08 or Schedule 7.35, the Loan Parties shall: (i) comply in all material respects with all Health Care Laws applicable to it, its assets, business or operations, respectively;

(ii) maintain all Permits required to be maintained for the ownership of its respective assets and operation of its respective businesses; and (iii) timely file, or cause to be filed, all required health care filings in accordance with applicable Health Care Laws.
(a)    Except as to matters otherwise disclosed on Schedule 7.08 or Schedule 7.35, or developments in scheduled matters subsequent to the date of this Agreement, the Loan Parties shall notify the Administrative Agent within five (5) Business Days after the Loan Party has actual knowledge of any of the following facts, events or circumstances, and as permitted by applicable Laws, shall provide to the Administrative Agent as promptly as practicable following Administrative Agent’s request therefor, such additional information as Administrative Agent shall reasonably request regarding such disclosure in each case which, if adversely determined, would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect:
(i)    to the extent any of the following would be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, that a Loan Party has received written notice of any civil or criminal investigation or audit, or proceeding pending or to the knowledge of any Loan Party, threatened in writing, by any federal, state or local Governmental Authority relating to any actual or alleged material violation of any Health Care Laws or that alleges systemic, deliberate, widespread or material false or fraudulent claims submission by any Loan Party; and
(ii)    copies of any written recommendation from any Governmental Authority that a Loan Party should have any of its Permits suspended, revoked, or limited in any way, if such suspension, revocation or limitation would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.
Section 8.20    Security Interests; Perfection, etc. Each Loan Party shall, and shall cause each Subsidiary to, take all necessary actions to ensure that the Guaranty and Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority (subject only to Permitted Liens which, pursuant to the terms of this Loan Agreement, are permitted to have priority over Collateral Agent’s Liens thereon) security interest in the Collateral described therein and proceeds thereof.
Section 8.21    Board Observation.
(a)    General. Initial Blue Torch Lender and the Company hereby appoint Lee Haspel to serve as the initial nonvoting observer to the Board on behalf of the (a “Board Observer”) until the earlier of (x) the expiration of the Observation Period (as hereinafter defined) or (y) the payment in full of the Loans and the other Obligations (other than Unasserted Contingent Obligations) subject to the following terms and conditions; such appointment shall not be transferable, except as set forth in clause (d) below:
(i)    the Board Observer shall have the right to (x) attend the first two regularly-scheduled quarterly meetings of the Board following the date hereof (which currently are anticipated to occur in connection with the quarters ending June 30, 2019 and September 30, 2019) (the “Permitted Meetings” and the period between the date hereof and the completion of the second consecutive regularly-scheduled quarterly Board meeting, whether or not the Board Observer is in attendance, shall be referred to as the “Observation Period”) and (y) receive notices of such meetings;

(ii)    the Board Observer shall have the right to attend any meeting(s) of the Audit Committee that is also held in connection with a Permitted Meeting, but shall not have the right to attend any meetings of any other committee of the Board;
(iii)    the Board Observer shall have the right to receive all information provided to the members of the Board and its Audit Committee for the Permitted Meetings subject to the restrictions set forth in clause (b) below;
(iv)    the Board Observer shall not have the ability to vote on any matter submitted to the Board (or any committee thereof);
(v)    the Board Observer shall (x) at all times be subject to the duties of obligations of confidentiality set forth in Section 12.18 of this Agreement and all information heard or obtained in the Board Observer’s capacity as such shall be deemed Confidential Information hereunder; and (y) be provided with policies and procedures applicable to the Board and subject to the same obligations thereunder as members of the Board, including with respect to confidentiality, conflicts of interest, and misappropriation of corporate opportunities; and
(vi)    the reasonable and documented out-of-pocket costs and expenses, including travel and lodging, incurred by the Board Observer in attending the Permitted Meetings shall be reimbursed by the Borrower in accordance with the terms of Section 12.05.
(b)    Restrictions on Attendance. The Board Observer and Initial Blue Torch Lender agree that, in the event the Board (in its sole discretion) determines that the Board Observer’s presence at all or any portion of a meeting of the Board, or Audit Committee thereof, that the Board Observer attends as an observer or his receiving information (i) could constitute a waiver of the Company’s attorney-client privilege or attorney work product privilege; (ii) could give rise to a conflict of interest that would, if the Board Observer were a member of the Board, require the Board Observer to not participate in all or a portion of a meeting of the Board, including any conflicts relating to the Initial Blue Torch Lender; (iii) could result in the breach of any contract of any Loan Party; or (iv) could result in a breach of Applicable Law, the Board Observer will recuse himself (or be directed to recuse himself) from any such meeting (or portion thereof) and will not participate in or receive any such information until such waiver issue, conflict of interest or potential breach is no longer present. In addition, the Board Observer agrees that the Board or any committee or subcommittees thereof may recuse the Board Observer from the portion of any Board or Audit Committee meeting and decline to provide information relating to evaluating and/or taking action with respect to this Agreement, the Lenders or any action or transaction in which the Board Observer or Initial Blue Torch Lender has an interest.
(c)    Competitors. The Board Observer and the Initial Blue Torch Lender each represent and warrant to the Borrower that the Board Observer is not a director or officer of any Disqualified Institution and that the Initial Blue Torch Lender does not, individually or in the aggregate, hold a controlling interest in, directly or indirectly, or have appointed directors or managers (as appropriate) to the board of any Disqualified Institution.
(d)    Replacement of the Board Observer. Lee Haspel shall serve as the sole Board Observer during the Observation Period so long as Mr. Haspel is an employee of the Initial Blue Torch Lender. In the event of Mr. Haspel’s termination or resignation as the Board Observer, the Initial Blue Torch Lender shall have the nontransferable right to appoint, subject to the Borrower’s reasonable consent, an employee of the Initial Blue Torch Lender to serve as the Board Observer for the remainder of the Observation Period.
Section 8.22    Post-Closing Obligations.
(a)    The Loan Parties shall use commercially reasonable efforts to deliver to the Administrative Agent, as soon as practicable after the Closing Date, a report from a third-party acceptable to the Administrative Agent (it being understood that FTI Consulting is acceptable for such purpose) to evaluate the quality of earnings of the Loan Parties.
(b)    Within sixty (60) days after the Closing Date (or such later date as agreed by the Administrative Agent), the Loan Parties shall deliver to the Administrative Agent the Account Control Agreements for each deposit account and securities account of a Loan Party as of the Closing Date (other than Excluded Deposit Accounts), to the extent required by Section 8.14.
(c)    Within thirty (30) days after the Closing Date (or such later date agreed by the Administrative Agent), the Loan Parties shall deliver to the Administrative Agent the endorsements (containing or accompanied by a copy of the policy or binder in respect thereof) required by Section 8.03.
(d)    As soon as available, but in any event by no later than December 31, 2020, the Loan Parties shall deliver to the Administrative Agent, for the fiscal year ending December 31, 2019, (i) copies of the consolidated balance sheets of the Borrower and its Subsidiaries for such fiscal year, and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, and, to the extent available, setting forth in comparative form (both in Dollar and percentage terms) the figures for the immediately preceding fiscal year and against the then-current Budget for such fiscal year, such consolidated statements audited and certified without “going concern” or other qualification, exception or assumption and without qualification or assumption as to the scope of such audit as conducted in accordance with GAAP (except for any such qualification pertaining to the maturity of the Term Loans occurring within twelve (12) months of the relevant audit), by an independent public accounting firm of nationally recognized standing reasonably acceptable to the Administrative Agent, (with any nationally recognized accounting firm being acceptable) and stating that, in performing the examination necessary to deliver such audited financial statements, no knowledge was obtained by such accounting firm of any Default or Event of Default, together with a management discussion and analysis (with reasonable detail and specificity) of the results of operations for the fiscal periods reported and (ii) a statement of Consolidated Adjusted EBITDA for such fiscal year, including in comparative form (both in Dollar and percentage terms) Consolidated Adjusted EBITDA for such fiscal year against the then-current income statement set forth in the Budget and for the same year-to-date period in the immediately preceding fiscal year; provided, that if the Borrower has failed to deliver the audited annual financial statements for the fiscal year ending December 31, 2019 required by this Section 8.22(d) by September 30, 2020, then the Borrower shall pay the Administrative Agent, for the ratable benefit of the Lenders according to their pro rata share of the Term Loans, a fully earned and non-refundable fee in an amount equal to $375,000.
(e)    Within forty-five (45) days after the Closing Date (or such later date agreed by the Administrative Agent), the Borrower shall amend or amend and restate the articles of incorporation of MiMedx, Inc., in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

ARTICLE IX

NEGATIVE COVENANTS
The Loan Parties hereby covenant and agree that, on the Closing Date and thereafter until the Loans, together with interest, Fees and all other Obligations incurred hereunder (other than Unasserted Contingent Obligations), are paid in full and all Commitments are terminated, in each case, in accordance with the terms of this Loan Agreement:
Section 9.01    Limitation on Indebtedness. Each Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, suffer to exist or otherwise become directly or indirectly liable, contingently or otherwise with respect to any Indebtedness, except for:
(a)    Indebtedness in respect of the Obligations;
(b)    [reserved];
(c)    Indebtedness existing as of the Closing Date which is identified with particularity (including amount) in Schedule 7.25 and which is not otherwise permitted by this Section 9.01, and any Refinancing Indebtedness in respect of such Indebtedness;
(d)    Indebtedness in respect of performance, surety or appeal bonds provided in the Ordinary Course of Business, but excluding (in each case) Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;
(e)    Indebtedness (i) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of such Loan Party and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the Ordinary Course of Business of such Loan Party and its Subsidiaries; provided, that such Indebtedness is incurred within one hundred twenty (120) days of the acquisition of such property, and (ii) consisting of Capitalized Lease Obligations, in an aggregate amount for clause (i) and (ii), not to exceed $2,500,000 at any time outstanding;
(f)    Guaranty Obligations of a Loan Party in respect of Indebtedness of a Loan Party otherwise permitted hereunder, and Guaranty Obligations of a Subsidiary of a Loan Party in respect of Indebtedness of a Loan Party or any Subsidiary of a Loan Party otherwise permitted hereunder;
(g)    Indebtedness in an aggregate amount not to exceed $250,000 at any time outstanding consisting of promissory notes issued by the Borrower or any Subsidiary to any stockholder of the Borrower or to future, present or former directors, officers, members of management, employees or consultants of the Borrower, the Borrower or any of its Subsidiaries or their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses or former spouses, domestic partners or former domestic partners to finance the purchase or redemption of Capital Stock of the Borrower permitted by Section 9.06;
(h)    non-recourse Indebtedness incurred by the Borrower or any of its Subsidiaries to finance the payment of insurance premiums of such Person;

(i)    Indebtedness owed to any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any of its Subsidiaries incurred in connection with such Person providing such benefits or insurance pursuant to customary reimbursement or indemnification obligations to such Person;
(j)    unsecured Indebtedness consisting of intercompany loans and advances made by or among any Loan Parties; provided that: (x) in the case of any Indebtedness of any Subsidiary that is not a Loan Party owing to any Loan Party, solely to the extent the related Investment shall be permitted under Section 9.05; (y) any Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party shall be documented in the form of one or more notes (collectively, the “Intercompany Notes”) to evidence all such intercompany Indebtedness owing at any time by such non-Loan Party to such other Loan Party, which Intercompany Notes shall be in form and substance satisfactory to the Administrative Agent and shall be pledged and delivered to the Collateral Agent for the benefit of the Secured Parties pursuant to the Guaranty and Security Agreement as additional collateral security for the Obligations; and (z) the obligations of each Subsidiary that is not a Loan Party under all Intercompany Notes shall be subordinated in right of payment to the Obligations hereunder in a manner satisfactory to the Administrative Agent;
(k)    non-recourse Indebtedness incurred in the Ordinary Course of Business by the Borrower or any of its Subsidiaries to finance the payment of insurance premiums of such Person, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance premiums;
(l)    Indebtedness owed in the Ordinary Course of Business to any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any of its Subsidiaries incurred in connection with such Person providing such benefits or insurance pursuant to customary reimbursement or indemnification obligations to such Person;
(m)    to the extent constituting Indebtedness, contingent obligations arising under indemnity agreements to title insurance companies to cause such title insurers to issue title insurance policies in the Ordinary Course of Business with respect to the real property of the Borrower or any other Loan Party;
(n)    to the extent constituting Indebtedness, customary indemnification and purchase price adjustments or similar obligations (including earn-outs) incurred or assumed in connection with Investments and Dispositions otherwise permitted hereunder; provided, that any Indebtedness permitted pursuant to this clause (n) shall not consist of, or be evidenced by, promissory notes or other instruments or agreements evidencing debt for borrowed money;
(o)    to the extent constituting Indebtedness, unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under Applicable Law;
(p)    to the extent constituting Indebtedness, deferred compensation or similar arrangements payable to future, present or former directors, officers, employees, members of management or consultants of the Borrower and its Subsidiaries in an aggregate amount not to exceed $3,000,000 outstanding at any one time;
(q)    Indebtedness in respect of repurchase agreements constituting Cash Equivalents;

(r)    cash management obligations and Indebtedness incurred by the Borrower or any Subsidiary in respect of netting services, overdraft protections, commercial credit cards, stored value cards, purchasing cards and treasury management services, automated clearing-house arrangements, employee credit card programs, controlled disbursement, ACH transactions, return items, interstate deposit network services, dealer incentive, supplier finance or similar programs, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management and similar arrangements, in each case entered into in the Ordinary Course of Business in connection with cash management, including among the Borrower and its Subsidiaries, and deposit accounts;
(s)    unsecured Indebtedness in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the Ordinary Course of Business and not in connection with the borrowing of money;
(t)    to the extent constituting Indebtedness, Guarantees in the Ordinary Course of Business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries;
(u)     customer deposits and advance payments received in the Ordinary Course of Business from customers for goods and services purchased in the Ordinary Course of Business;
(v)    Indebtedness arising in connection with Hedging Agreements entered into in the Ordinary Course of Business (and not for speculative purposes) (a) to hedge or mitigate risks to which the Borrower or any Subsidiary has actual or potential exposure (other than those in respect of Capital Stock of the Borrower or any of its Subsidiaries), including to hedge or mitigate foreign currency and commodity price risks and (b) to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability of the Borrower or any Subsidiary;
(w)    other Indebtedness not to exceed $5,000,000 in the aggregate at any time outstanding; provided, that if such Indebtedness is Funded Debt, such Indebtedness shall rank junior in priority to the Liens securing the Obligations; and
(x)    unsecured PPP Loans in a principal amount not to exceed $10,000,000 in the aggregate; provided, that (1) the Loan Parties shall be in compliance with Section 8.09 with respect to such PPP Loan and (2) such PPP Loan shall be on terms and subject to documentation reasonably acceptable to and approved in writing by the Administrative Agent.
Notwithstanding any other provision in this Agreement to the contrary, any PPP Loan shall be only be permitted to be incurred under this Agreement pursuant to clause (x) of this Section 9.01.
Section 9.02    Limitation on Liens. Each Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of any such Person (including its Capital Stock), whether now owned or hereafter acquired, except for the following (collectively, “Permitted Liens”):
(a)    Liens securing payment of the Secured Obligations;

(b)    (c) Liens securing pension obligations that arise in the Ordinary Course of Business and (i) pledges and deposits made in the Ordinary Course of Business (A) in connection with workers’ compensation, health, disability or other employee benefits, unemployment insurance and other social security laws or regulations (excluding Liens arising under ERISA), property, casualty or liability insurance or premiums related thereto or self-insurance obligations or (B) to secure letters of credit, bank guarantees or similar instruments posted to support payment of items set forth in the foregoing clause (i); provided that such letters of credit, bank guarantees or instruments are issued in compliance with Section 9.01;
(d)    Liens existing as of the Closing Date and listed on Schedule 9.02, securing Indebtedness permitted under Section 9.01(c); provided, that (i) no such Lien shall encumber any additional property not encumbered as of the Closing Date, (ii) the amount of Indebtedness secured by such Lien shall not be increased from the amount outstanding on the Closing Date and (iii) the term of such Indebtedness shall not be extended from that existing on the Closing Date (as such Indebtedness may be permanently reduced subsequent to the Closing Date);
(e)    Liens securing Indebtedness of the type permitted under Section 9.01(e); provided, that (i) such Lien is granted within one hundred twenty (120) days after such Indebtedness is incurred, and (ii) such Lien secures only the assets that are the subject of the Indebtedness referred to in Section 9.01(e) (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to the terms existing at the time of such acquisition);
(f)    Liens arising by operation of law in favor of carriers, warehousemen, mechanics, materialmen and landlords incurred in the Ordinary Course of Business for amounts not yet overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been established on its books, which reserves shall be (i) prior to achieving Reporting Compliance, maintained using an Authorized Officer’s good faith efforts to be in conformity with GAAP, and otherwise in conformity with past practice, in each case consistently applied and (ii) after achieving Reporting Compliance, in conformity with GAAP, consistently applied;
(g)    Liens incurred or deposits made in the Ordinary Course of Business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the Ordinary Course of Business or to secure obligations on surety, appeal or performance bonds;
(h)    judgment Liens with respect to which execution has been stayed or the payment of which is covered in full by insurance maintained with responsible insurance companies, or which judgment Liens do not otherwise result in an Event of Default under Section 10.01(i);
(i)    recorded or unrecorded easements, rights-of-way, covenants, conditions, restrictions, licenses, reservations, zoning restrictions, and other charges, encumbrances, defects, imperfections or irregularities in title of any kind and other similar encumbrances that do not interfere in any material respect with the value or current use of the property to which such Lien is attached, all Liens, encumbrances and other matters disclosed in any title policy with respect to Real Property issued as of the Closing Date, and any other title and survey exceptions reasonably approved by Administrative Agent;
(j)    Liens for Taxes, assessments or other governmental charges or levies not yet due and payable, or that are being diligently contested in good faith by appropriate proceedings where the execution or enforcement of such Lien has been stayed and for which adequate reserves shall have been established on its books, which reserves shall be (i) prior to achieving Reporting Compliance, maintained using an Authorized Officer’s good faith efforts to be in conformity with GAAP, and otherwise in conformity with past practice, in each case consistently applied and (ii) after achieving Reporting Compliance, in conformity with GAAP, consistently applied;
(k)    Liens arising in the Ordinary Course of Business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary, provided the applicable provisions of Section 8.14 have been complied with in respect of such deposit or securities accounts;
(l)    leases, licenses, subleases or sublicenses (other than with respect to licenses or sublicenses of any technology or other IP Rights made on an exclusive basis) (i) existing on the date hereof, (ii) entered into by any such Loan Party or Subsidiary in the Ordinary Course of Business and not interfering in any material respect with the business of the Loan Parties and in their respective Subsidiaries, or (iii) between or among the Loan Parties (or between or among any Subsidiaries that are not Loan Parties);
(m)    any interest or title of a lessor, licensor, sublessor or sublicensor under any lease, license or sublease entered into by any such Loan Party or Subsidiary (i) prior to the date hereof, or (ii) in the Ordinary Course of Business, in each case, covering only the assets so leased, subleased, licensed or sublicensed;
(n)    Liens of sellers of goods to such Person arising under Article II of the UCC or similar provisions of Applicable Law in the Ordinary Course of Business, covering only the goods sold or securing only the unpaid purchase price of such goods and related expenses to the extent such Indebtedness is permitted hereunder;
(o)    Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto, to the extent permitted under Section 9.01(h);
(p)    precautionary Uniform Commercial Code filings made by a lessor pursuant to an operating lease of a Loan Party entered into in the Ordinary Course of Business;
(q)    Liens securing the performance of, or granted in lieu of, contracts with trade creditors, contracts (other than in respect of debt for borrowed money), leases, bids, statutory obligations, customs, surety, stay, appeal and performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case, incurred in the Ordinary Course of Business or consistent with industry practice and deposits securing letters of credit, bank guarantees or similar instruments posted to support payment of the items set forth in this clause (p); provided that such letters of credit, bank guarantees or similar instruments are issued in compliance with Section 9.01;
(r)    Liens (i) of a collection bank arising under Section 4–208 of the UCC or other similar provisions of Applicable Laws on items in the course of collection, (ii) in favor of a banking institution arising as a matter of law encumbering deposits or other funds maintained with financial institutions (including the right of set–off) (including in favor of Bank of America, N.A. solely with respect to amounts on deposit in the PPP Deposit Account), (iii) arising in connection with pooled deposit or sweep accounts, cash netting, deposit accounts or similar arrangements of the Borrower or its Subsidiaries and consisting of the right to apply the funds held therein to satisfy overdraft or similar obligations incurred in the Ordinary Course of Business of such Person, (iv) encumbering reasonable customary initial deposits and margin deposits and (v) granted in the Ordinary Course of Business by the Borrower or

its Subsidiaries to any bank with whom it maintains accounts to the extent required by the relevant bank’s (or custodian’s or trustee’s, as applicable) standard terms and conditions, in each case, which are within the general parameters customary in the banking industry;
(s)    Liens (i) in favor of customs and revenue authorities arising as a matter of law in the Ordinary Course of Business to secure payment of customs duties that (a) are not overdue by more than thirty (30) days or, if more than thirty (30) days overdue, are being contested in a manner consistent with Section 8.04 or (b) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods in the Ordinary Course of Business;
(t)    [reserved]; and
(u)    other Liens with respect to which the aggregate amount of the obligations secured thereby does not exceed $5,000,000 at any time outstanding; provided, that if such Lien secures Funded Debt, such Lien shall rank junior in priority to the Liens securing the Obligations.
Section 9.03    Consolidation, Merger, etc. Each Loan Party will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person; provided, however, that (a) any Loan Party or Subsidiary of any Loan Party may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower, so long as the Borrower is the surviving entity, (b) any Guarantor may liquidate or dissolve voluntarily into, and may merge with and into, any other Guarantor, (c) any Subsidiary of a Loan Party that is not itself a Loan Party may liquidate or dissolve voluntarily into, and may merge with and into, any Loan Party or any non-Loan Party, (d) the assets or Capital Stock of any Loan Party or Subsidiary of any Loan Party may be purchased or otherwise acquired by the Borrower, (e) the assets or Capital Stock of any Guarantor may be purchased or otherwise acquired by any Loan Party, (f) the assets or Capital Stock of any Subsidiary that is not a Loan Party may be purchased or otherwise acquired by any Loan Party or any non-Loan Party, (g) the Capital Stock of the Borrower may be purchased by any Person so long as no Change of Control results therefrom, (h) any Person may merge into or amalgamate with the Borrower in an Investment permitted by Section 9.05 in which such Borrower is the surviving or continuing Person, (i) any Person may merge or amalgamate with a Subsidiary in an Investment permitted by Section 9.05 in which the surviving or continuing entity is a Loan Party (or the surviving or continuing Person assumes the Obligations of such non-surviving Loan Party in a manner reasonably acceptable to the Administrative Agent) and (j) in connection with the Disposition of a Subsidiary (other than a Borrower) or its assets permitted by Section 9.04, such Subsidiary may merge or amalgamate with or into any other Person.
Section 9.04    Permitted Dispositions. Each Loan Party will not, and will not permit any of its Subsidiaries to, make a Disposition of such Loan Party’s or such other Person’s assets (including Accounts and Capital Stock of Subsidiaries) to any Person in one transaction or a series of transactions, unless such Disposition:
(a)    is of obsolete, worn out or surplus property or property not presently used or useful in its business;
(b)    is for fair market value and the following conditions are met:

(i)    the aggregate fair market value of Dispositions during any fiscal year does not exceed $5,000,000;
(ii)    immediately prior to and immediately after giving effect to such Disposition, no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(iii)    the Borrower applies any Net Disposition Proceeds arising therefrom pursuant to Section 4.02(a)(ii); and
(iv)    no less than seventy-five percent (75%) of the consideration received for such sale, transfer, lease, contribution or conveyance is received in cash;
(c)    is a sale of Inventory in the Ordinary Course of Business;
(d)    is the leasing, as lessor, of real or personal property not used or useful in such Person’s business and is otherwise in the Ordinary Course of Business;
(e)    is a sale or disposition of equipment or other assets, to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or assets or the proceeds of such Dispositions are reasonably promptly applied to the purchase price of similar replacement equipment, all in the Ordinary Course of Business and in accordance with Section 4.02(a)(ii);
(f)    is an abandonment, allowing to lapse, failure to renew, or other Disposition of any IP Rights that are not material to the conduct of the business of any Loan Party or any Subsidiary of such Loan Party or are otherwise not economically practicable to maintain;
(g)    is otherwise permitted by Section 9.02, 9.03 or 9.05;
(h)    is by any Loan Party or Subsidiary thereof to any Loan Party;
(i)    is by any Subsidiary that is not a Loan Party to any Loan Party or any other Subsidiary that is not a Loan Party; or
(j)    are leases, subleases, licenses or sublicenses of property (and, with respect to technology or IP Rights, solely on a non-exclusive basis) in the Ordinary Course of Business.
Section 9.05    Investments. Each Loan Party will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:
(a)    Investments existing on the Closing Date and listed on Schedule 9.05;
(b)    Investments in cash and Cash Equivalents;
(c)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the Ordinary Course of Business;

(d)    Investments by way of contributions to capital or purchases of Capital Stock by any Loan Party in any of its Subsidiaries that are Loan Parties;
(e)    Investments constituting (i) Accounts arising, (ii) trade debt granted, or (iii) deposits made, in connection with the purchase price of goods or services, in each case in the Ordinary Course of Business;
(f)    Investments consisting of any deferred portion of the sales price received by any Loan Party in connection with any Disposition permitted under Section 9.04;
(g)    other Investments in an aggregate principal amount at any time not to exceed $10,000,000;
(h)    intercompany Indebtedness advanced by any Loan Party to any other Loan Party to the extent permitted pursuant to Section 9.01(j);
(i)    the maintenance of deposit accounts in the Ordinary Course of Business, so long as the applicable provisions of Section 8.14 have been complied with in respect of each such deposit account;
(j)    Guaranty Obligations constituting Indebtedness permitted by Section 9.01;
(k)    Investments consisting of Liens and Dispositions permitted under Sections 9.02 and 9.04, respectively;
(l)    advances of payroll payments to employees in the Ordinary Course of Business;
(m)    Guarantees by (i) the Borrower of leases of its Subsidiaries or (ii) by any Subsidiary of the Borrower of leases of the Borrower, in each case, solely to the extent not constituting Indebtedness;
(n)    endorsements of negotiable instruments and documents in the Ordinary Course of Business;
(o)    Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the Ordinary Course of Business;
(p)    Investments constituting Permitted Acquisitions;
(q)    Investments made with Capital Stock of the Borrower; and
(r)    loans and advances to officers, directors and employees of any Loan Party for reasonable and customary business related travel expenses, entertainment expenses, moving expenses and similar expenses, in each case incurred in the Ordinary Course of Business, in an aggregate principal amount at any time not to exceed $250,000.
Section 9.06    Restricted Payments. Each Loan Party will not, and will not permit any of its Subsidiaries to, make any Restricted Payment, other than:

(a)    Restricted Payments by any Subsidiary of the Borrower to (i) the Borrower or (ii) such Subsidiary’s direct parent company so long as such parent company is a Loan Party and a direct or indirect wholly-owned Subsidiary of the Borrower;
(b)    the Borrower may repurchase its Capital Stock upon the exercise of stock options, warrants or other equity derivatives or settlement of convertible securities if such Capital Stock represents a portion of the exercise price of such options, warrants or other equity derivatives or the settlement price of such convertible securities and no cash is actually expended by the Borrower;
(c)    the Borrower may make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock in the Borrower in an amount not to exceed $250,000 in the aggregate during any fiscal year;
(d)    Restricted Payments by any Loan Party or any Subsidiary of any Loan Party to pay dividends with respect to its Capital Stock payable solely in additional shares of Capital Stock (other than Disqualified Capital Stock);
(e)    to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may enter into transactions expressly permitted by Section 9.04;
(f)    repurchases of Capital Stock under equity incentive plans approved by the Borrower’s board of directors to occur upon the exercise of stock options or warrants or similar equity incentive awards; provided, that (i) no Event of Default exists or would result immediately after giving effect to such payment, (ii) the amount paid in respect of such repurchases does not exceed $2,500,000 in the aggregate in any fiscal year; and
(g)    Restricted Payments by any Subsidiaries of the Borrower that are not Loan Parties to other Subsidiaries of the Borrower that are not Loan Parties.
Section 9.07    Payments and of Indebtedness; Cancellation of Indebtedness.
(a)    Except in connection with Refinancing Indebtedness permitted by Section 9.01, and to the extent permitted by Section 9.06, each Loan Party will not, and will not permit any of its Subsidiaries to, make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations, if such payment is not permitted at such time under the subordination terms and conditions applicable thereto.
(b)    Each Loan Party will not, and will not permit any of its Subsidiaries to, forgive, cancel, settle or otherwise forfeit any amount, in whole or in part, owing to it as of the Closing Date or at any time thereafter by an Affiliate of such Loan Party or Subsidiary.
(c)    Each Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, repay any PPP Loan or repurchase, redeem, retire or otherwise acquire any PPP Loan; provided, however, that to the extent that any portion of any PPP Loan is not forgiven in accordance with Section 1106 of the CARES Act, the Loan Parties shall be permitted to pay scheduled amortization payments in respect of such unforgiven portion of such PPP Loan (1) first, solely out of proceeds of the PPP Loan held on deposit in the PPP Deposit Account and (2) solely after all such proceeds have been utilized to pay the PPP Loan, with cash on the balance sheet so long as the

Loan Parties concurrently prepay the Term Loans (together with any Prepayment Premium) in an amount equal to the amount of the PPP Loan so repaid; provided, further, that solely in respect of the foregoing clause (2), the Loan Parties shall be in compliance with Section 9.13 on a pro forma basis after giving effect to such payment and no Event of Default shall have occurred and be continuing or would result therefrom.
Section 9.08    Modification of Certain Agreements. Each Loan Party will not, and will not permit any of its Subsidiaries to, (1) amend, supplement, waive, otherwise modify, or forbear from exercising any rights with respect to the terms or provisions of, or consent to any amendment, supplement, waiver, other modification or forbearance from exercising any rights with respect to the terms or provisions of: (a) any Material Contract or any Organization Document, in each case, other than any amendment, supplement, waiver, modification or forbearance that is not materially adverse to a Secured Party or the Loan Parties; or (b) any document, agreement or instrument evidencing or governing any Indebtedness that has been subordinated to the Obligations in right of payment or any Liens that have been subordinated in priority to the Liens of the Collateral Agent, unless such amendment, supplement, waiver, other modification or forbearance is expressly permitted under the terms of the subordination agreement applicable thereto; or (2) except as otherwise required by applicable law, amend, modify, supplement, waive compliance with, or consent to noncompliance in any material respect with, any documents entered into in connection with any PPP Loan without the prior written consent of the Administrative Agent.
Section 9.09    Sale and Leaseback. Each Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person.
Section 9.10    Transactions with Affiliates. Except as set forth on Schedule 9.10, each Loan Party will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any Affiliate except: (a) on terms and conditions, taken as a whole, no less favorable to such Loan Party or such Subsidiary than such Person could obtain in an arm’s-length transaction with a Person that is not an Affiliate and, other than in the case of transactions between or among any Loan Party, Subsidiary or joint venture partner, not involving payments to or from any Loan Party or Subsidiary thereof in an aggregate amount in excess of $10,000,000; (b) any transaction expressly permitted under this Loan Agreement (including Indebtedness permitted under Section 9.01(j)); and (c) so long as it has been approved by the Borrower’s or its applicable Subsidiary’s board of directors or other governing body to the extent required in accordance with Applicable Law, (i) reasonable and customary compensation and indemnifications of non-officer directors of the Loan Parties and their respective Subsidiaries and (ii) the payment of reasonable and customary compensation, severance and indemnification arrangements and benefit plans for officers and employees of the Loan Parties and their respective Subsidiaries in the Ordinary Course of Business.
Section 9.11    Restrictive Agreements, etc. Each Loan Party will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting or conflicting with any right granted hereunder with respect to:
(a)    the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, in each case, to secure the Obligations (other than Permitted Liens and documentation related thereto); or

(b)    the ability of such Person to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments;
provided, however, the foregoing prohibitions shall not apply to restrictions that: (i) are set forth in an agreement governing any secured Indebtedness permitted by Section 9.01 as to the transfer of assets financed with the proceeds of such Indebtedness if such restrictions apply only to the property or assets securing such Indebtedness, (ii) arise under customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements and other agreements entered into in the Ordinary Course of Business; (iii) that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any assets or Capital Stock not otherwise prohibited under this Loan Agreement; (iv) are set forth in any agreement for any Disposition of any Subsidiary (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Subsidiary pending such Disposition solely to the extent it relates only to property being sold in such Disposition; (v) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Subsidiary; (vi) are customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate solely to the assets subject thereto; (vii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary; (viii) are on cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the Ordinary Course of Business or for whose benefit such cash, other deposits or net worth or similar restrictions exist and to the extent limited solely to such assets; (ix) arise under or as a result of applicable Law or the terms of any license, authorization, concession or permit provided by a Governmental Authority; (x) relating to any asset (or all of the assets) of or the Capital Stock of the Borrower or any Subsidiary which is imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) or all or a portion of the Capital Stock of the relevant Person that is permitted or not restricted by this Loan Agreement (provided that any such agreement with respect to the Borrower shall result in a Change of Control); (xi) set forth in any agreement relating to any Permitted Lien that limits the right of the Borrower or any Subsidiary to Dispose of or encumber the assets subject thereto so long as no such agreement prohibits any Loan Party from creating or granting a Lien on any of its properties or assets to secure the Obligations; and (xii) are amendments, modifications, restatements, refinancings or renewals of the agreements, contracts or instruments referred to in subclauses (i) through (xi) of this proviso; provided that such amendments, modifications, restatements, refinancings or renewals are not materially more restrictive with respect to such encumbrances and restrictions than those contained in such predecessor agreements, contracts or instruments.
Section 9.12    Changes in Business and Fiscal Year. Each Loan Party will not, and will not permit any of its Subsidiaries to:
(a)    engage in any business activity other than the Business;
(b)    modify or change its fiscal year to end other than on December 31 of each year; or
(c)    modify or change its method of accounting in any material respect except as may be required to conform to GAAP, including after the Borrower achieves Reporting Compliance.
Section 9.13    Financial Covenants.
(a)    Maximum Total Leverage Ratio. The Loan Parties will not permit the Total Leverage Ratio, as of the last day of each Test Period, to be greater than the 3.00 to 1.00; provided, that for the Test

Periods ending June 30, 2020, September 30, 2020 and December 31, 2020, the Total Leverage Ratio as of the last day of such Test Periods shall not exceed 5.00 to 1.00.
(b)    Minimum Liquidity. The Loan Parties will not permit Liquidity of the Borrower and its Subsidiaries, as of the last Business Day of each fiscal month (x) following the Closing Date through and including the fiscal month ending prior to the First Amendment Effective Date, to be less than $40,000,000, (y) beginning with the fiscal month ending after the First Amendment Effective Date and including the fiscal month ending November 30, 2020, to be less than $20,000,000 and (z) beginning with the fiscal month ending December 31, 2020 and for each fiscal month ending thereafter, to be less than $30,000,000; provided, that, beginning with the fiscal month ending December 31, 2020, so long as the Total Leverage Ratio is less than 2.50 to 1.00 as of the last Business Day of any fiscal month, then Liquidity of the Borrower and its Subsidiaries as of the last Business Day of such fiscal month shall not be less than $20,000,000.
Section 9.14    [Reserved].
Section 9.15    [Reserved].
Section 9.16    Economic Sanctions/OFAC. The Borrower shall not (i) use, permit the Borrower or any of its Subsidiaries to use, or permit any of its or any of their respective directors, officers, employees, representatives or agents to use, any proceeds of any Loans, directly or knowingly indirectly, or (ii) lend, contribute or otherwise make available any proceeds of any Loans, directly or knowingly indirectly, to any Person: (x) to fund, finance or facilitate any activity, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, to the extent such activity, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States; or (y) in any manner that could reasonably be expected to result in a violation of any Sanctions (including OFAC Sanctions) applicable to a Loan Party, a Subsidiary of a Loan Party, or a Secured Party.
Section 9.01    Anti-Terrorism Laws; Foreign Corrupt Practices Act. (15 U.S.C. § 78dd-1). The Loan Parties shall not fail to comply in any material respect with any Anti-Terrorism Law, other Law referred to in Section 7.29 or (x) prior to achieving Reporting Compliance, the anti-bribery provisions of the Foreign Corrupt Practices Act, to wit, 15 U.S.C. § 78dd-1, or other applicable anti-corruption laws referred to in Section 7.31 and (y) after achieving Reporting Compliance, any applicable anti-corruption laws.
Section 9.02    Use of Proceeds. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries, to use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Loan Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Law or in violation of this Loan Agreement.
ARTICLE X

EVENTS OF DEFAULT
Section 10.01    Listing of Events of Default. Each of the following events or occurrences described in this Section 10.01 shall constitute an “Event of Default”:
(a)    Non-Payment of Obligations. The Borrower shall default in the payment of:

(i)    any principal of any Loan when such amount is due; provided that no Event of Default under this clause (a) shall result from a Lender declining a payment in writing in accordance with Section 4.05; or
(ii)    any interest on any Loan and such default shall continue unremedied for a period of five (5) Business Days after such amount is due; or
(iii)    any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of five (5) Business Days after such amount is due.
(b)    Breach of Representation or Warranty. Any representation or warranty made or deemed to be made by any Loan Party in any Loan Document (including any certificate delivered pursuant to Article V or Article VI) is or shall be incorrect in any material respect on or as of the date when made or deemed to have been made (or, in the case of any representation or warranty that is already qualified in the text thereof as to “materiality”, “Material Adverse Effect”, or similar language, and any dollar-based threshold, is or shall be incorrect in any respect on or as of the date when made or deemed to have been made).
(c)    Non-Performance of Certain Covenants and Obligations. Any Loan Party shall default in the due performance or observance of any of its obligations under Section 8.01(f)-(n), Section 8.02, Section 8.09, Section 8.12, Section 8.14, Section 8.16, Section 8.17, Section 8.19, Section 8.20, Section 8.22 or Article IX, or any Loan Party shall default in the due performance or observance of its obligations under any covenant applicable to it under the Guaranty and Security Agreement.
(d)    Non-Performance of Section 8.01. Any Loan Party shall default in the due performance and observance of Section 8.01(a), (b), (c) or (d), and such default shall continue unremedied for a period of two (2) Business Days; provided that the grace period in this Section 10.01(d) shall be available no more than three (3) times in each fiscal year, and the Borrower and its Subsidiaries shall provide the Administrative Agent with notice of any actual or expected delay of any deliverables subject to Section 8.01(a), (b), (c) or (d) on or prior to the applicable date such deliverables are required to be delivered pursuant to such Section 8.01;
(e)    Non-Performance of Other Covenants and Obligations. Any Loan Party shall default in the due performance and observance of any obligation contained in any Loan Document executed by it (other than as specified in Sections 10.01(a) through (c)), and such default shall continue unremedied for a period of thirty (30) Business Days after earlier of (1) receipt by the Borrower of notice from the Administrative Agent of such default and (2) actual knowledge of the Borrower or any other Loan Party of such default.
(f)    [Reserved].
(g)    Default on Other Indebtedness. (i) A Loan Party or Subsidiary thereof shall default in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on any Material Indebtedness, or a Loan Party or Subsidiary thereof shall default in the performance or observance of any covenant, obligation or condition with respect any Material Indebtedness and the effect of such default is to accelerate the maturity of such Material Indebtedness or to permit the holder or holders of such Material Indebtedness, or any trustee or agent for such holders, to cause or declare any such Material Indebtedness to become immediately due and payable, or to require any such Material Indebtedness to be or prepaid, redeemed, purchased or defeased, or to require an offer to purchase or defease any such Material Indebtedness to be made, prior to its expressed maturity, or (ii) any Material Indebtedness shall otherwise be required to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Material Indebtedness to be made, prior to its expressed maturity; provided, that this clause (g) shall not apply to (x) secured Indebtedness permitted under this Loan Agreement that becomes due as a result of the Disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness, to the extent such Indebtedness is promptly repaid in full with the proceeds thereof, and (y) guarantees of Indebtedness that are satisfied promptly upon demand.
(h)    [Reserved].
(i)    Judgments. Any judgment, order or court-approved settlement for the payment of money individually or in the aggregate in excess of $2,500,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment, order or court-approved settlement) shall be rendered against any Loan Party or any Subsidiary of any Loan Party and such judgment, order or court-approved settlement shall not have been paid, vacated or discharged or effectively stayed or bonded pending appeal within thirty (30) days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment, order or court-approved settlement, and such enforcement proceedings have not been effectively stayed, vacated or bonded.
(j)    ERISA. Any of the following events shall occur:
(i)    one or more ERISA Events that, together with all other such events or conditions, if any, could reasonably be expected to result in the imposition of a liability or obligation on any Loan Party or any ERISA Affiliate in excess of $2,500,000; or
(ii)    a contribution failure occurs with respect to any Plan sufficient to give rise to a Lien under Sections 303(k) or 4068 of ERISA or Section 430(k) of the Code.
(k)    Bankruptcy, Insolvency, etc. Any Loan Party or any Subsidiary of any Loan Party shall:
(i)    become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, its debts as they become due;
(ii)    apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the assets or other property of any such Person, or make a general assignment for the benefit of creditors;
(iii)    in the absence of such application, consent or acquiesce to or permit or suffer to exist, the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days; provided, that each Loan Party hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend such Secured Party’s rights under the Loan Documents;
(iv)    permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding or action under the Bankruptcy Code or any other bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding in respect thereof, and, if any such case or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced to by such Person or shall result in the entry of an order for relief or shall remain undismissed for sixty (60) days; provided, that each Loan Party hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend such Secured Party’s rights under the Loan Documents; or
(v)    take any action authorizing, or in furtherance of, any of the foregoing.
(l)    Impairment of Security, etc. Any Loan Document or any Lien with respect to more than $1,000,000 of the Collateral granted under any Loan Document shall, in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Loan Party party thereto (other than as the result of the action or inaction of the Administrative Agent), or any Loan Party shall, directly or indirectly, contest, deny or limit in any manner such effectiveness, validity, binding nature or enforceability; or, except as expressly permitted under any Loan Document, any Lien with respect to more than $1,000,000 of the Collateral securing any Obligation shall, in whole or in part, cease to be a valid and perfected Lien (other than as the result of the action or inaction of the Administrative Agent, the Collateral Agent or the Lenders), or shall become subordinated to any Lien not securing any Obligation, or any Loan Party or any Affiliate of any Loan Party shall assert that any Lien securing any Obligation shall, in whole or in part, ceases to be a valid or perfected Lien.
(m)    Change of Control. The occurrence of a Change of Control.
(n)    Restraint of Operations; Loss of Assets. If any Loan Party or any Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order or other Governmental Authority from continuing to conduct all or any material part of its business affairs, or if any material portion of any Loan Party’s or any Loan Party’s Subsidiary’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of forty-five (45) days after the date it first arises or five (5) days prior to the date on which such property or asset is subject to forfeiture by such Loan Party or the applicable Subsidiary; in each case, which would reasonably be expected to result in a Material Adverse Effect.
(o)    Invalidity of Subordination Provisions. The subordination provisions of any agreement or instrument governing any Indebtedness required to be subordinated to the Obligations pursuant to the terms hereof shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Loan Party shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Loan Agreement or such subordination provisions.
Section 10.02    Remedies Upon Event of Default.
(a)    If any Event of Default under Section 10.01(k) shall occur for any reason, whether voluntary or involuntary, all of the outstanding principal amount of the Loans and other Obligations shall automatically be due and payable together with the Prepayment Premium (payable pursuant to Section 3.02 and Section 4.02(a)(vii)) applicable to the date such Event of Default occurs, and any Commitments shall be terminated, in each case, without further notice, demand or presentment. The parties hereto acknowledge and agree that the Prepayment Premium referred to in this Section 10.02(a) (i) is additional consideration for providing the Term Loans, (ii) constitutes reasonable liquidated damages to compensate the Lenders for (and is a proportionate quantification of) the actual loss of the anticipated stream of interest payments upon an acceleration of the Term Loans (such damages being otherwise impossible to ascertain or even estimate for various reasons, including, without limitation, because such damages would depend on, among other things, (x) when the Term Loans might otherwise be repaid and (y) future changes in interest rates which are not readily ascertainable on the Closing Date), and (iii) is not a penalty to punish the Borrower for its early prepayment of the Term Loans or for the occurrence of any Event of Default or acceleration.
(b)    If any Event of Default (other than any Event of Default under Section 10.01(k)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent may, and upon the direction of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable together with the Prepayment Premium (payable pursuant to Section 3.02 and Section 4.02(a)(vii)) applicable to the date such Event of Default occurs, and any commitments shall be terminated, whereupon the full unpaid amount of such Loans, Prepayment Premium and other Obligations that shall be so declared due and payable shall be and become immediately due and payable, in each case, without further notice, demand or presentment. The parties hereto acknowledge and agree that the Prepayment Premium referred to in this Section 10.02(b) (i) is additional consideration for providing the Term Loans, (ii) constitutes reasonable liquidated damages to compensate the Lenders for (and is a proportionate quantification of) the actual loss of the anticipated stream of interest payments upon an acceleration of the Term Loans (such damages being otherwise impossible to ascertain or even estimate for various reasons, including, without limitation, because such damages would depend on, among other things, (x) when the Term Loans might otherwise be repaid and (y) future changes in interest rates which are not readily ascertainable on the Closing Date), and (iii) is not a penalty to punish the Borrower for its early prepayment of the Term Loans or for the occurrence of any Event of Default or acceleration.
(c)    Upon the occurrence and during the continuance of an Event of Default, Agents may enter, and is hereby given a right, then exercisable in Agents’ discretion, to occupy, any of Borrower’s premises or other premises without legal process and without incurring liability to Borrower therefor, and Agents may thereupon, or at any time thereafter, in their discretion without notice or demand, take the Collateral and remove the same to such place (on any premises of the Borrower or any other premises) as Agents may deem advisable and Agents may require Borrower to make the Collateral available to Agents at a convenient place. With or without having the Collateral at the time or place of sale, Agents may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agents may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agents shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agents or any Lender may bid (and credit bid) for and become the purchaser, and Agents, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by Borrower. In connection with the exercise of the foregoing remedies (and only exercisable upon the occurrence and during the continuance of an Event of Default), including the sale of Inventory, subject to Permitted Liens and to the terms of licenses to any Loan Party with respect to intellectual property licensed to such Loan Party, Agents are granted a perpetual (during the continuance of an Event of Default) irrevocable (during the continuance of an Event of Default), non-exclusive license (without any payment of royalties to any Loan Party) and permission to use all of such Loan Party’s (x) intellectual property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory, subject, in the case of trademarks and service marks, to the maintenance of standards of quality reasonably comparable to those maintained by such Loan Party as of the date Agents commenced their exercise of such remedies and (y) equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 4.02(c) hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Borrower shall remain liable to Agents and Lenders therefor.
(d)    To the extent that applicable law imposes duties on any Agent to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for any Agent (i) to fail to incur expenses reasonably deemed significant by such Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure such Agent against risks of loss, collection or disposition of Collateral or to provide to Agents a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by such Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist such Agent in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section 10.02(d) is to provide non-exhaustive indications of what actions or omissions by the Agents would not be commercially unreasonable in the Agents’ exercise of remedies against the Collateral and that other actions or omissions by any Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 10.02(d). Without limitation upon the foregoing, nothing contained in this Section 10.02(d) shall be construed to grant any rights to Borrower or to impose any duties on any Agent that would not have been granted or imposed by this Loan Agreement or by Applicable Law in the absence of this Section 10.02(d).
(e)    Upon the occurrence and during the continuance of an Event of Default, subject to the prior rights, if any, of holders of Permitted Liens, the Agents shall have the right to take possession of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If any Agent exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner reasonably possible and make it available to such Agent at a place reasonably convenient to such Agent. In addition, with respect to all Collateral, the Agents and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Upon the occurrence and during the continuance of an Event of Default, Borrower shall at the request of any Agent, and each Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which such Agent holds a security interest to deliver same to such Agent and/or subject to such Agent’s orders and if they shall come into a Borrower’s possession, they, and each of them, shall be held by Borrower in trust as Agents’ trustee, and Borrower will immediately deliver them to such Agent in their original form together with any necessary endorsement.

(f)    All Prepayment Premium referred to in Sections 10.02(a) and (b) above shall be payable upon an acceleration of any Obligations, whether before, during or after the commencement of any proceeding under the Bankruptcy Code involving the Borrower or any other Loan Party.
(g)    The Lenders and the Agents shall have all other rights and remedies available at law or in equity or pursuant to this Loan Agreement or any other Loan Document.
ARTICLE XI

THE AGENTS
Section 11.01    Appointments.
(a)    Each Lender and each other Secured Party hereby appoints Blue Torch Finance LLC, a Delaware limited liability company, as its Administrative Agent under and for purposes of each Loan Document, and hereby authorizes the Administrative Agent to act on behalf of such Secured Party under each Loan Document and, in the absence of other written instructions from the Lenders pursuant to the terms of the Loan Documents received from time to time by the Administrative Agent, to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be incidental thereto.
(b)    Each Lender and each other Secured Party hereby appoints Blue Torch Finance LLC, a Delaware limited liability company, as its Collateral Agent under and for purposes of each Loan Document, and hereby authorizes the Collateral Agent to act on behalf of such Secured Party under each Loan Document and, in the absence of other written instructions from the Lenders pursuant to the terms of the Loan Documents received from time to time by the Collateral Agent, to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof, together with such powers as may be incidental thereto.
(c)    Each Lender and each other Secured Party hereby directs the Agents to execute and deliver the Loan Documents (including any intercreditor agreements and subordination agreements contemplated hereby and, in each case, any amendments, supplements and other modifications thereto not prohibited by the terms of the Loan Agreement) on behalf of such Secured Party, in all cases in such form as the applicable Agent shall determine. Upon execution and delivery of the Loan Documents by an Agent, each Secured Party shall be bound by the terms and conditions thereof. Without limiting the foregoing, the Administrative Agent is hereby expressly authorized to execute and deliver any and all such documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the terms and conditions of this Loan Agreement and the other Loan Documents. For purposes of determining compliance with, and satisfaction of, the conditions specified in Article V and Article VI, each Lender that has signed this Loan Agreement (or an Assignment and Acceptance, as applicable) shall be deemed to have consented to, approved, accepted and be satisfied with, each document or other matter required thereunder to be consented to, approved by or otherwise satisfactory or acceptable to such Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Closing Date specifying such Lender’s objection thereto.

(d)    Each Lender and each other Secured Party hereby irrevocably designates and appoints each Agent as the agent of such Lender. Notwithstanding any provision to the contrary elsewhere in this Loan Agreement, (i) each Agent is acting solely on behalf of the Secured Parties and with duties that are entirely administrative in nature, notwithstanding the use of the terms “Administrative Agent,” “Collateral Agent,” “Agent,” and “agent,” which terms are used for title purposes only, and (ii) no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or any other Loan Document or otherwise exist against any Agent. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Loan Party, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty and Security Agreement or any other Security Documents, it being understood and agreed that all powers, rights and remedies hereunder or thereunder may be exercised solely by the Agents, on behalf of the Secured Parties, in accordance with the terms hereof or thereof, as applicable, and (ii) in the event of a foreclosure by any of the Agents on any of the Collateral pursuant to a public or private sale or other disposition, any Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and each Agent as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations (including Obligations owed to any other Secured Party) as a credit on account of the purchase price for any Collateral payable by such Agent at such sale or other disposition, the Lenders hereby agreeing that they may not exercise any right to credit bid at any public or private foreclosure sale or other disposition of Collateral unless instructed to do so by the applicable Agent in writing.
Section 11.02    Delegation of Duties. Each Agent may execute any of its duties under this Loan Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.
Section 11.03    Exculpatory Provisions. Neither an Agent nor any of their respective officers, directors, employees, agents, attorneys in fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Loan Agreement or any other Loan Document (including that any Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Code or any other bankruptcy or insolvency laws or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of the Bankruptcy Code or any other bankruptcy or insolvency law), except to the extent that any of the foregoing are found by a final, non-appealable order of a court of competent jurisdiction to have resulted from its or such Person’s (as applicable) own gross negligence or willful misconduct, or (b) responsible in any manner to any of the Lenders or any other Secured Party for any recitals, statements, representations or warranties made or deemed made by or on behalf of any Loan Party or any officer thereof in this Loan Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Loan Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Loan Agreement or any other Loan Document or for any failure of any Loan Party or other Person to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Loan Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

Section 11.04    Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agents. Each Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Required Lenders (or, if so specified by this Loan Agreement, all or other requisite Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Loan Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Loan Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and all other Secured Parties.
Section 11.05    Notice of Default. No Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Loan Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default”. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent has received notice from a Lender or the Borrower referring to this Loan Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default”. In the event that an Agent receives such a notice, such Agent shall give notice thereof to the other Agent and the Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Loan Agreement, all Lenders or any other instructing group of Lenders specified by this Loan Agreement); provided, that unless and until the applicable Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as such Agent shall deem advisable in the best interests of the Secured Parties.
Section 11.06    Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys in fact or Affiliates have made any representations or warranties to such Lender and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Secured Party. Each Lender represents to the Agents that such Lender has, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to enter into this Loan Agreement and make its Loans hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Loan Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.
Section 11.07    Indemnification by Lenders. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their respective Total Credit Exposure in effect on the date on which indemnification is sought under this Section 11.07 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Total Credit Exposure immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of, the Commitments, this Loan Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final, non-appealable order of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section 11.07 shall survive the payment of the Loans and all other amounts payable hereunder.
Section 11.08    Agents in their Individual Capacities. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party, and any Affiliate of any Loan Party, all as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Loan Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender”, “Lenders”, “Secured Party” and “Secured Parties” shall include each Agent in its individual capacity.
Section 11.09    Successor Agents. Either Agent may resign as Agent upon thirty (30) days’ written notice to the Lenders, the other Agent and the Borrower; provided that either Agent may resign as an Agent immediately upon written notice to the Lenders, the other Agent and the Borrower if a Default or Event of Default has occurred and is continuing. If either Agent shall resign as such Agent in its applicable capacity under this Loan Agreement and the other Loan Documents, then Required Lenders shall appoint from among the Lenders a successor agent, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld, delayed, conditioned or burdened), whereupon such successor agent shall succeed to the rights, powers and duties of such Agent in its applicable capacity, and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall thereafter mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent in its applicable capacity shall be terminated, without any other or further act or deed on the part of such former Agent or any of the other parties to this Loan Agreement or any holders of the Loans. If no successor agent has accepted appointment as such Agent in its applicable capacity by the date upon which such retiring Agent’s notice of resignation is effective in accordance with the first sentence of this Section 11.09, such retiring Agent’s resignation shall nevertheless become effective on the applicable date and the Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as Required Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation as the Administrative Agent or the Collateral Agent, as applicable, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Loan Agreement and the other Loan Documents.

Section 11.10    Agents Generally. Except as expressly set forth in this Loan Agreement or any other Loan Document, no Agent shall have any duties or responsibilities hereunder in its capacity as such.
Section 11.11    Restrictions on Actions by Secured Parties; Sharing of Payments.
(a)    Each of the Lenders agrees that it shall not, without the express written consent of the Collateral Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of the Collateral Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any of their respective Subsidiaries or any deposit accounts of any Loan Party or any of their respective Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by the Collateral Agent or the Collateral Agent otherwise consents in writing, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, judicial or otherwise, to enforce any Loan Document or any right or remedy against any Loan Party or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral. The provisions of this Section 11.11(a) are for the sole benefit of the Secured Parties and shall not afford any right to, or constitute a defense available to, any Loan Party or other Person.
(b)    Subject to Section 12.09(b), if at any time or times any Lender receives (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from the Administrative Agent pursuant to the terms of this Loan Agreement, or (ii) payments from the Administrative Agent in excess of such Lender’s pro rata share of all such distributions by the Agents, then in each such case such Lender promptly shall (A) turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent, or in immediately available funds, as applicable, for the account of all of the applicable Lenders and for application to the Obligations in accordance with the applicable provisions of this Loan Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other applicable Lenders so that such excess payment received shall be applied ratably as among the applicable Lenders in accordance with their pro rata shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
Section 11.12    Agency for Perfection. The Collateral Agent hereby appoints each other Secured Party as its agent and bailee and as sub-agent for the other Secured Parties (and each Secured Party hereby accepts such appointment) for the purpose of perfecting all Liens with respect to the Collateral, including with respect to assets which, in accordance with Article 8 or Article 9, as applicable, of the Uniform Commercial Code of any applicable state can be perfected by possession or control. Should any Secured Party obtain possession or control of any such Collateral, such Secured Party shall notify the Collateral Agent thereof and, promptly upon the Collateral Agent’s request therefor, shall deliver possession or control of such Collateral to the Collateral Agent and take such other actions as agent or sub-agent in accordance with the Collateral Agent’s instructions to the extent, and only to the extent, so authorized or directed by the Collateral Agent.
Section 11.13    Credit Bid. Each Loan Party, each Lender and the Collateral Agent each hereby irrevocably authorizes the Administrative Agent or its designee, based upon the written instruction of Required Lenders, to bid and purchase for an amount approved by Required Lenders (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted (i) by any Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, (ii) under the provisions of the Bankruptcy Code, including

Sections 363, 365 and 1129 of the Bankruptcy Code, or (iii) by any Agent (whether by judicial action or otherwise, including a foreclosure sale) in accordance with Applicable Law (any such sale described clauses (i), (ii) or (iii), a “Collateral Sale”), and in connection with any Collateral Sale, the Administrative Agent or its designee may (with the consent of Required Lenders) accept non-cash consideration, including debt and equity securities issued by such acquisition vehicle under the direction or control of any Agent and the Administrative Agent may (with the consent of Required Lenders) offset all or any portion of the Obligations against the purchase price for such Collateral.
Section 11.14    One Lender Sufficient. This Loan Agreement shall be and shall remain in full force and effect, and all agency provisions shall be and shall remain effective, notwithstanding the fact that from time to time (including on the Closing Date) there may be only one Lender hereunder and the fact that such Lender may be the same Person that is serving as the Administrative Agent or the Collateral Agent hereunder.
ARTICLE XII

MISCELLANEOUS
Section 12.01    Amendments and Waivers.
(a)    Neither this Loan Agreement nor any other Loan Document other than the Fee Letter, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 12.01.
(b)    The Required Lenders may (with a copy to the Administrative Agent), or with the consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the relevant Loan Party or Loan Parties written amendments, supplements or other modifications hereto and to the other Loan Documents and (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Loan Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, other modification or waiver shall:
(i)    without the prior written consent of each Lender directly and adversely affected thereby:
(A)    reduce or forgive any portion of any Loan, or extend the final expiration date of any Lender’s Commitment, or extend the final scheduled maturity date of any Loan, or reduce the stated interest rate on any Loan; provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the “default rate” or amend Section 2.05(d),
(B)    reduce or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates and other than as a result of a waiver or amendment of any mandatory prepayment of Loans (which shall not constitute an extension, forgiveness or postponement of any date for payment of principal, interest or fees)),

(C)    decrease or forgive any Term Loan Repayment Amount, or extend any scheduled Term Loan Repayment Date, or
(D)    amend, modify or waive any provision of this Section 12.01, or amend or otherwise modify the term “Required Lenders”;
(ii)    consent to the assignment or transfer by any Loan Party of its rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 9.03), without the prior written consent of each Lender;
(iii)    increase the aggregate amount of any Commitment of any Lender without the prior written consent of such Lender;
(iv)    amend, modify or waive any provision of Article XI without the prior written consent of then-current Collateral Agent and the Administrative Agent; or
(v)    without the prior written consent of each Lender, release all or substantially all of the Guarantors under the Guaranty and Security Agreement (except as expressly permitted by the Guaranty and Security Agreement), or release all or substantially all of the Collateral under the Guaranty and Security Agreement and the Mortgages (except as expressly permitted thereby and by Section 12.20).
(c)    Notwithstanding anything in Section 12.01(b) to the contrary, the Administrative Agent and the Loan Parties, without the consent of any Lenders or any other Loan Parties, may amend, modify or supplement this Loan Agreement or any other Loan Document (i) solely to correct mistakes or typographical errors or cure ambiguities, inconsistencies or omissions herein or therein, so long as (x) such amendment, modification or supplement does not materially and adversely affect the rights of any Lender or (y) the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days following the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, modification or supplement and (ii) to effect the granting, perfection, protection, expansion or enhancement of any security interest of the Secured Parties in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to or protect any such security interests in any property or so that the security interests therein comply with the Loan Documents or Applicable Law or in each case otherwise enhance the rights or benefits of any Agent or any Lender under any Loan Document.
Section 12.02    Notices and Other Communications.
(a)    Subject to Section 12.02(c) below, all notices and other communications provided for in, or otherwise given under or in connection with, this Loan Agreement or any other Loan Document, shall be in writing and shall be delivered either by hand, by overnight courier service, by certified or registered mail, by telefacsimile or by email (in portable document format (“pdf”) or tagged image file format (“TIFF”)) as follows:
(i)    if to any Loan Party, to it at:
MIMEDX GROUP, INC.

1775 West Oak Commons Ct. NE

Marietta, GA 30062

Attention: Ed Borkowski

Email: EBorkowski@mimedx.com
with a copy to:
Skadden, Arps, Slate Meagher & Flom LLP

4 Times Square

New York, NY 10036

Attention: Steven Messina

Email: steven.messina@skadden.com
(ii)    if the Administrative Agent or the Collateral Agent, to it at:
Blue Torch Finance LLC

c/o Blue Torch Capital LP

430 Park Avenue, Suite 1202

New York, NY 10022

Email: BlueTorchAgency@cortlandglobal.com
with a copy to:
Proskauer Rose LLP

One International Place

Boston, Massachusetts 20110

Attention: Stephen A. Boyko

Facsimile No.: (617) 526-9899

Email: sboyko@proskauer.com
(iii)    if to any Lender, to it at its address, facsimile number or email address set forth either on the signature pages hereto or in the Assignment and Acceptance by which such Lender becomes a party hereto, as applicable.
(b)    Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice delivered to all of the other parties hereto in accordance with Section 12.02(a) above.
(c)    All notices and other communications given to any party hereto in accordance with the provisions of this Loan Agreement shall be deemed to have been given (i) in the case of notices and other communications delivered by hand or overnight courier service, upon actual receipt thereof, (ii) in the case of notices and other communications delivered by certified or registered mail, upon the earlier of actual delivery and the third Business Day after the date deposited in the U.S. mail with postage prepaid and properly addressed, (iii) in the case of notices and other communications delivered by telefacsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the telefacsimile was sent indicating that the telefacsimile was sent in its entirety to the recipient’s telefacsimile number and (iv) in the case of notices and other communications delivered by email, upon receipt by the sender of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, a return email or other written acknowledgement); provided, however, that in each case, if a notice or other communication would be deemed to have been given in accordance with the foregoing at any time other than during the recipient’s normal business hours on a Business Day for such recipient, such notice or other communication shall be deemed given on the next succeeding Business Day for such recipient.
(d)    Each Loan Party and each Secured Party acknowledges and agrees that the use of electronic transmission in general, and email in particular, is not necessarily secure and that there are risks associated with the use thereof, including risks of interception, disclosure and abuse, and each indicates it assumes and accepts such risks by hereby authorizing the use of electronic transmission.
(e)    The Agents and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.

(f)    Each Loan Party acknowledges, understands and agrees that: (a) some or all of the Lenders from time to time borrow funds from one or more lenders pursuant to loan agreements with notice provisions that are strictly enforced by such lenders; (b) the provisions in this Loan Agreement and the other Loan Documents requiring delivery of notices and governing delivery of such notices (i) are of the essence of this Loan Agreement and such other Loan Documents, and without such provisions the Lenders would not enter into this Loan Agreement, (ii) require technical compliance in all respects, not just notice in fact, whether or not there is any prejudice to a Lender or any other Person, and (iii) will not be waived, amended or adjusted in any way in the absence of reasons deemed compelling by the Lenders in their sole and absolute discretion (compelling reasons shall not include the desire of a Loan Party to save money), which discretion shall be subject to no standard of reasonableness or review and shall be evidenced only by a formal written instrument (and not by an email or series of emails); and (c) no Loan Party will request any such waiver, amendment or adjustment, and each Loan Party shall instead strictly comply with every technical requirement of the notice provisions in this Loan Agreement and the other Loan Documents without complaint.
Section 12.03    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Section 12.04    Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents shall survive the execution and delivery of this Loan Agreement and the making of the Loans hereunder.
Section 12.05    Payment of Expenses and Taxes; Indemnification. The Borrower and each other Loan Party agrees: (a) to pay or reimburse each Agent and each Lender for all their reasonable and documented out-of-pocket costs, fees and expenses incurred in connection with the development, negotiation, preparation, execution, delivery and administration of, and any amendment, supplement, or other modification to, and any waiver of any provision of, and any consent under, this Loan Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including without limitation such costs, fees and expenses related to due diligence, appraisal costs, lien searches and filing fees and such costs, fees and expenses in relation to any payoff letter or other termination agreement and associated lien releases, and including the reasonable fees, disbursements and other charges of one primary external counsel to the Agents, including reasonably necessary special counsel and local counsel in each applicable jurisdiction, and external tax professionals, accounting professionals, and other consultants and advisors, in all cases whether or not the Closing Date occurs and whether or not the transactions contemplated hereby are consummated; (b) to pay or reimburse each Agent and each Lender for all of their documented out-of-pocket costs, fees and expenses incurred thereby and by their Affiliates in connection with the enforcement or preservation of any rights under this Loan Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, in connection with any workout, restructuring or negotiations in respect thereof, in connection with any action to protect, collect, sell, liquidate or dispose of any Collateral, and in connection with any litigation, arbitration or other contest, dispute, suit, or proceeding relating to any of the foregoing, including in each case the fees, disbursements and other charges of external counsel to each Agent, and external counsel to each Lender, external tax professionals, accounting professionals, and other consultants and advisors of each Agent and of each Lender; (c) to pay, indemnify, and hold harmless each Agent and each Lender from any and all Other Taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the other Loan Documents and any such other documents; (d) to pay or reimburse each Agent and each Lender for all reasonable fees, costs and expenses incurred in exercising their rights under Section 8.02 and Section 8.16 and to pay and reimburse each Lender for all reasonable fees and expenses incurred in exercising its rights under Section 8.17; and (e) to pay, indemnify and hold harmless each Agent, each Lender, each other Secured Party, and the respective Related Parties of each of them, from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable and documented out-of-pocket costs, expenses and disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of one primary external counsel, with respect to the negotiation, execution, delivery, enforcement, performance and administration of this Loan Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to any Environmental Claim that relates to any Loan Party or any property owned or leased by any Loan Party, the violation of, noncompliance with or liability under, any Environmental Law by any Loan Party or any property owned or leased by any Loan Party or any actual or alleged presence of Hazardous Materials on any property owned or leased by any Loan Party or resulting from any Loan Party in connection with the operations of any Loan Party, Subsidiary of any Loan Party or any of their Real Property (all the foregoing in this clause (e), collectively, the “Indemnified Liabilities”); provided, however, that the Loan Parties shall have no obligation under this clause (f) to either Agent, any Lender, any other Secured Party, or any Related Party of any of them, for Indemnified Liabilities arising from (A) the bad faith, gross negligence or willful misconduct of the party to be indemnified, as determined by a final, non-appealable order of a court of competent jurisdiction or (B) any claim resulting from one party to be indemnified against any other party to be indemnified and that does not involve an act or omission of Borrower, any Guarantor or any of their respective Subsidiaries or Affiliates. The agreements in this Section 12.05 shall survive repayment of the Loans and all other amounts payable hereunder and the termination of this Loan Agreement. To the fullest extent permitted by Applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Agent, any Lender, any other Secured Party, and the Related Parties of each of them, on any theory of liability, for any general or consequential damages, or direct or indirect damages, in each case of any kind, and in each case whether special, reliance, punitive, compensatory, benefit of the bargain, “cover”, expectancy, exemplary, incidental, “lost profits”, or similar or other damages (including, but not limited to, damages resulting from loss of profits, revenue or business opportunity, business impact or anticipated savings) or multiples of damages, other than direct, foreseeable, actual out-of-pocket damages, arising out of, in connection with, or as a result of, this Loan Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Lender, no Agent, no other Secured Party, and no Related Party of any of them shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Loan Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, in the absence of the willful misconduct or gross negligence of such Person as determined by a final, non-appealable order of a court of competent jurisdiction.
Section 12.06    Successors and Assigns; Participations and Assignments.
(a)    This Loan Agreement shall inure to the benefit of the respective successors and permitted assigns of the parties hereto and of the Related Parties and other indemnified Persons hereunder and their respective successors and permitted assigns, and the obligations and liabilities assumed in this Loan Agreement by the parties hereto shall be binding upon their respective successors and permitted assignees, except that (i) except as permitted under Section 9.03, no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, and any attempted assignment or transfer by any Loan Party without such consent shall be null and void, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.06, and any attempted assignment or transfer by any Lender not in accordance with this Section 12.06 shall be null and void. Nothing in this Loan Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 12.06) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Lenders and the other Secured Parties) any legal or equitable right, remedy or claim under or by reason of this Loan Agreement. Notwithstanding anything to the contrary herein, (a) any Lender shall be permitted to pledge or grant a security interest in all or any portion of such Lender’s rights hereunder including, but not limited to, any Loans (without the consent of, or notice to or any other action by, any other party hereto) to secure the obligations of such Lender or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit to or for the account of such Lender or any of its Affiliates and (b) the Agents shall be permitted to pledge or grant a security interest in all or any portion of their respective rights hereunder or under the other Loan Documents, including, but not limited to, rights to payment (without the consent of, or notice to or any other action by, any other party hereto), to secure the obligations of such Agent or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit to or for the account of such Agent or any of its Affiliates.
(b)    (c)    Subject to the conditions set forth in Section 12.06(b)(ii) below, any Lender may assign to one or more assignees (except to any natural person or any Person that is a Disqualified Institution) all or a portion of its rights and obligations under this Loan Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:
(A)    the Borrower, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that (1) no consent of the Borrower shall be required for an assignment to a Lender, to an Affiliate of a Lender, to an Approved Fund or, if a Default or Event of Default has occurred and is continuing, to any other assignee and (2) the Borrower shall be deemed to have consented to any such assignment (and shall not be a party to or be required to sign any Assignment and Acceptance related thereto) unless it objects thereto by written notice delivered to the Administrative Agent within ten (10) Business Days after having received notice thereof; and
(B)    the Administrative Agent, which consent shall not be unreasonably withheld, conditioned, delayed or burdened; provided, that no consent of the Administrative Agent shall be required for an assignment to a Lender, to an Affiliate of a Lender, or to an Approved Fund; and provided further that the withholding, conditioning, delaying or burdening of consent by the Administrative Agent to an assignment to any Loan Party or to any Affiliate of any Loan Party shall be deemed to be reasonable.
(ii)    Assignments by Lenders shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the (i) Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is recorded in the Register by the Administrative Agent) shall not be less than $500,000, unless each of the Borrower and the Administrative Agent otherwise consent, which consent, in each case, shall not be unreasonably withheld, delayed, conditioned or burdened; provided, however, that no such consent of the Borrower shall be required if a Default or Event of Default has occurred and is continuing; and provided further, that contemporaneous assignments to a single assignee made by affiliated Lenders or related Approved Funds, and contemporaneous assignments by a single assignor to affiliated Lenders or related Approved Funds, shall in each case be aggregated for purposes of meeting the minimum assignment amount requirements stated above;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Loan Agreement as to the Loans or Commitments so assigned; provided, that this paragraph shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect its Commitments or Loans;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and all required “know your customer” documentation, anti-money laundering rules and regulations, including the USA Patriot Act and Anti-Terrorism Laws, including an IRS Form W-9 and all applicable tax forms; provided, that only one such fee shall be payable in connection with simultaneous assignments to two or more Approved Funds; and
(D)    no assignments may be made to a Loan Party, to any Subsidiary of any Loan Party, or to any Affiliate of any of the foregoing Persons, and any such assignment shall be null and void ab initio.
(iii)    Subject to acceptance and recording thereof pursuant to Section 12.06(b)(v), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Loan Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Loan Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Loan Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.06, 2.07, 4.04 and 12.05 to the extent of any amounts owed to such Lender under any of such provisions). Any assignment or transfer by a Lender of rights or obligations under this Loan Agreement that does not comply with this Section 12.06 shall be treated for purposes of this Loan Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.06(c).
(iv)    The Administrative Agent, acting solely as an agent of the Borrower for tax purposes and solely with respect the actions described in this Section 12.06(b)(iv), shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Register shall contain the name and address of each Lender and the lending office through which each Lender acts under this Loan Agreement. The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Loan Agreement, notwithstanding notice to the contrary. The Register, as in effect at the close of business on the preceding Business Day, shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time on any Business Day upon reasonable prior written notice; provided, that no Lender shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender unless otherwise agreed by the Administrative Agent in its sole discretion. This Section 12.06(b)(iv) shall be construed such that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.
(v)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, any written consent to such assignment required by Section 12.06(b)(i), receipt by the Administrative Agent of the processing and recordation fee of $3,500, and all requested “know your customer” documents, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Loan Agreement unless and until it has been recorded in the Register as provided in this paragraph.
(vi)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Loan Agreement until such compliance occurs.
(vii)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
(d)    (e)    Any Lender may, without the consent of the Borrower or the Agents, sell participations to one or more banks or other entities (except to any natural person or any Person that is a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Loan Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Loan Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Loan Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Loan Agreement and to approve any amendment, modification or waiver of any provision of this Loan Agreement or any other Loan Document; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Sections 12.01(b)(i), 12.01(b)(ii), 12.01(b)(iii) or 12.01(b)(iv). Subject to Section 12.06(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.06, 2.07 and 4.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.06(b). To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 12.09(b) as if it were a Lender; provided, that such Participant agrees to be subject to Section 12.09(a) as if it were a Lender.
(i)    A Participant shall not be entitled to receive any greater payment under Sections 2.06, 2.07 or 4.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. The Borrower agrees that each Participant shall be entitled to the benefits of Section 4.04 so long as the documentation required by Section 4.04(f) is delivered by the participant to the participating Lender.
(ii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain at one of its offices in the United States a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in such Lender’s Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in each Participant Register shall be conclusive absent manifest error, and the applicable Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Loan Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The Administrative Agent shall have no responsibility for maintaining any Participant Register, and any notices or other documents required to be delivered by the Loan Parties shall be deemed to be delivered to a Participant upon actual delivery to the Lender that sold the participation to such Participant.
(f)    Nothing herein is intended to prevent, impair, limit or otherwise restrict the ability of a Lender to collaterally assign or pledge all or any portion of its interests in the Loans and the other rights and benefits under the Loan Documents to an unaffiliated third party lender of such Lender (each such Person, a “Collateral Assignee”); provided that unless and until the Borrower receives notification from a Collateral Assignee of such assignment directing payments to be made to such Collateral Assignee, any payment made by the Borrower for the benefit of such Lender in accordance with the terms of the Loan Documents shall satisfy the Borrower’s obligations thereunder to the extent of such payment. Any such Collateral Assignee, upon foreclosure of its security interests in the Loans pursuant to the terms of such assignment and in accordance with Applicable Law, shall succeed to all the interests of or shall be deemed to be a Lender, with all the rights and benefits afforded thereby, and such transfer shall not be deemed to be a transfer for purposes of and otherwise subject to the provisions of this Section 12.06. Notwithstanding the foregoing, each Lender shall remain responsible for all obligations and liabilities arising hereunder or under any other Loan Document, and, except as otherwise expressly set forth in any applicable pledge or assignment, nothing herein is intended or shall be construed to impose any obligations upon or constitute an assumption by a Collateral Assignee thereof.
Section 12.07    Mitigation Obligations and Replacements of Lenders under Certain Circumstances.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.06, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.04 then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.06 or 4.04, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    The Administrative Agent, at the Borrower’s sole cost and expense, shall be permitted to replace any Lender or any Participant that (i) requests reimbursement for amounts owing pursuant to Section 2.06, Section 4.04 or Section 12.07(a) if such Lender has declined or is unable to designate a different lending office in accordance with Section 12.07(a), (ii) is affected in the manner described in Section 2.06(a)(iii) and as a result thereof any of the actions described in such Section 2.06(a)(iii) is required to be taken or (iii) is a Defaulting Lender; provided, that (A) such replacement does not conflict with any Applicable Law, (B) no Event of Default shall have occurred and be continuing at the time of such replacement, (C) all Loans and other amounts (including any applicable Prepayment Premium and fees, but excluding any disputed amounts) owing to such replaced Lender pursuant to this Loan Agreement shall be paid or purchased at par, (D) the replacement bank or institution (if not already a Lender), and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, and the withholding of consent by the Administrative Agent to any Loan Party, any Subsidiary of any Loan Party or any Affiliate of any Loan Party becoming a replacement Lender shall be deemed to be reasonable and not unreasonable, (E) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.06 (except that such replaced Lender shall not be obligated to pay any processing and recordation fee required pursuant thereto), (F) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, any Agent or any other Lender shall have against the replaced Lender, and (G) in the case of any such assignment resulting from a claim for compensation under Section 2.06 or payments required to be made pursuant to Section 4.04, such assignment will result in a reduction in such compensation or payments thereafter. A Lender shall not be required to make any such assignment or delegation if prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
(c)    If any Lender (a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination, which pursuant to the terms of Section 12.01 requires the consent of all Lenders or all of the Lenders affected thereby and with respect to which the Required Lenders shall have granted their consent, then, provided that no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent), at their own cost and expense, to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and Commitments to one or more assignees reasonably acceptable to the Administrative Agent, provided, that: (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, including any Prepayment Premium, and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Borrower, the Agents, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 12.06 (except that such Non-Consenting Lender shall not be obligated to pay any processing and recordation fee required pursuant thereto).
Section 12.08    [Reserved].
Section 12.09    Adjustments; Set-Off.
(a)    If any Lender at any time receives any payment of all or part of its Loans, interest thereon or Prepayment Premium in respect thereof, or receives any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10.01(k), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Term Loans, interest thereon or Prepayment Premium in respect thereof, such recipient Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such recipient Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such recipient Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The foregoing provisions of this Section 12.09 shall not apply to payments made and applied in accordance with the terms of this Loan Agreement and the other Loan Documents.
(b)    Upon the occurrence and during the continuance of an Event of Default, to the extent consented to by the Administrative Agent, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower or any other Loan Party, any such notice being expressly waived by the Loan Parties to the extent permitted by Applicable Law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, but excluding any Excluded Deposit Accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Agents after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.
Section 12.10    Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and signed and delivered by facsimile or other electronic means. The effectiveness of any such documents and signatures shall have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.
Section 12.11    Counterparts. Any number of counterparts of this Loan Agreement and the other Loan Documents, including facsimiles and other electronic copies (including .pdf), may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same agreement.
Section 12.12    Severability. All provisions of this Loan Agreement are severable, and the unenforceability or invalidity of any of the provisions of this Loan Agreement shall not affect the validity or enforceability of the remaining provisions of this Loan Agreement. Should any part of this Loan Agreement be held invalid or unenforceable in any jurisdiction, the invalid or unenforceable portion or portions shall be removed (and no more) only in that jurisdiction, and the remainder shall be enforced as fully as possible (removing the minimum amount possible) in that jurisdiction. In lieu of such invalid or unenforceable provision, the parties hereto will negotiate in good faith to add as a part of this Loan Agreement a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.
Section 12.13    Integration. This Loan Agreement and the other Loan Documents contain the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior negotiations, agreements and understandings with respect thereto, both written and oral. This Loan Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten or oral agreements between the parties. By executing and delivering this Loan Agreement, each Loan Party hereby fully and irrevocably releases and agrees not to assert in any manner any and all claims which such Loan Party may have at law or in equity in relation to all prior written and oral discussions and understandings relating to this Loan Agreement, the other Loan Documents, the subject matter hereof and thereof, and the Transactions. When this Loan Agreement or any other Loan Document refers to a party’s “sole discretion”, such phrase means that party’s sole and absolute discretion as to process and result, which shall be final for all purposes hereunder, to be exercised (to the fullest extent the law permits) for any reason, subject to no standard of reasonableness or review and part of no claim before any court, arbitrator or other tribunal or forum or otherwise.
Section 12.14    GOVERNING LAW. THIS LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS (EXCEPT AS MAY OTHERWISE BE PROVIDED THEREIN), AND THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE HEREOF AND THEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ANY CLAIM BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK FOR CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS REQUIRING APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.
Section 12.15    Waiver of Certain Rights. Each Loan Party irrevocably and unconditionally waives, to the maximum extent not prohibited by Applicable Law, all rights of rescission, setoff, counterclaims, and other defenses in connection with the repayment of the Obligations.
Section 12.16    Acknowledgments. Each Loan Party hereby acknowledges that:
(a)    it has been advised by counsel of its choice in the negotiation, execution and delivery of this Loan Agreement and the other Loan Documents, such counsel has reviewed this Loan Agreement and the other Loan Documents, this Loan Agreement and the other Loan Documents (including, without limitation, Section 12.14, Section 12.15 and Article XIII hereof) are the result of such advice and review, and neither this Loan Agreement nor any other Loan Document shall be construed against an Agent or any Lender merely because of such Agent’s or such Lender’s involvement in the preparation of any such document;
(b)    neither any Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Loan Agreement or any of the other Loan Documents, and the relationship between any Agent and any Lender, on one hand, and each Loan Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and the Lenders or among the Loan Parties and the Agents and the Lenders; and
(d)    this Loan Agreement does not give rise now or in the future to an agency or partnership relationship between any Loan Party on the one hand and any Agent, any Lender or any of their respective Affiliates on the other hand.

Section 12.17    No Arranger Duties. Notwithstanding anything herein or elsewhere to the contrary, the “Sole Lead Arranger” referred to on the cover page hereof does not, and shall not, have any powers, duties, responsibilities or liabilities to the Borrower or any other Person under this Loan Agreement or any of the other Loan Documents in such capacity.
Section 12.18    Confidentiality. Each Agent and each Lender shall hold all non-public information relating to any Loan Party or any Subsidiary of any Loan Party obtained pursuant to the requirements of this Loan Agreement (“Confidential Information”) confidential in accordance with its customary procedure for handling confidential information of this nature and, in the case of a Lender that is a bank, in accordance with safe and sound banking practices; provided, however, that in any event any Agent or Lender may disclose Confidential Information:
(a)    as such Person reasonably believes is required by Law (including, without limitation, SEC rules and regulations) (in which case, such Person agrees to inform the Borrower promptly thereof prior to such disclosure, unless such Person is prohibited by Applicable Law from so informing the Borrower, or except in connection with any request as part of any audit or regulatory examination);
(b)    pursuant to legal process or as is otherwise required or requested by any court, securities exchange, or any other judicial, governmental, supervisory or regulatory board or agency, or representative thereof (including, without limitation, the SEC) (in which case, such Person agrees to inform the Borrower promptly thereof prior to such disclosure, unless such Person is prohibited by Applicable Law from so informing the Borrower, or except in connection with any request as part of any audit or regulatory examination);
(c)    in connection with, and following, the enforcement of any rights or exercise of any remedies by any Agent or Lender under this Loan Agreement or any other Loan Document, or any action or proceeding relating to this Loan Agreement or any other Loan Document;
(d)    to such Agent’s or Lender’s Affiliates, and to such Agent’s, Lender’s and Affiliates’ directors, officers, employees, agents, attorneys, accountants and other professional advisors, auditors, and financing sources, in each case, on a “need to know” basis solely in connection with the Transactions (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) and the Administrative Agent, the Collateral Agent and the Lenders shall be responsible for the compliance with this paragraph by its Related Parties;
(e)    in connection with:
(i)    the establishment of any special purpose funding vehicle with respect to the Loans,
(ii)    any prospective assignment of, or participation in, its rights and obligations pursuant to Section 12.06, to prospective assignees or Participants, as applicable, provided that such prospective assignees or Participants agree to treat such information as confidential substantially in accordance with the terms of this Section 12.18 as if such prospective assignees or Participants were Agents or Lenders hereunder; and
(iii)    any actual or proposed credit facility for loans, letters of credit or other extensions of credit to or for the account of such Agent or Lender or any of its Affiliates, to any Person providing or proposing to provide such loan, letter of credit or other extension of credit or any agent, trustee or representative of such Person;
(f)    to any rating agency; and
(g)    to any other Person with the consent of the Borrower.
Notwithstanding the foregoing, (A) each of the Agents, the Lenders and any Affiliate thereof is hereby expressly permitted by the Loan Parties to refer to any Loan Party and any of their respective Subsidiaries in connection with any promotion or marketing undertaken by such Agent, Lender or Affiliate and, for such purpose, with Borrower’s consent in connection with any public marketing, such Agent, Lender or Affiliate may utilize any trade name, trademark, logo or other distinctive symbol associated with such Loan Party or such Subsidiary or any of their businesses in a reasonably customary manner and (B) no Agent or Lender shall have any obligation to keep information confidential if such information: (i) is or becomes public or known to participants in the Borrower’s industry from a source other than an Agent, a Lender or an Agent’s or a Lender’s directors, officers, employees, agents, attorneys, accountants or other professional advisors or auditors; (ii) is, was or becomes known on a non-confidential basis to or discovered by an Agent, Lenders or any of their legal or financial advisors independently from communications by or on behalf of any Loan Party, provided that the source of such information was not actually known by the disclosing Agent, Lender or advisor to be bound by a confidentiality agreement with (or subject to any other contractual, legal or fiduciary obligation of confidentiality to) the relevant Loan Party; or (iii) is independently developed by an Agent or a Lender without use of such confidential information.
Section 12.19    Press Releases, etc. Each Loan Party will not, and will not permit any of its Affiliates or its or its Affiliates’ respective officers, directors, shareholders or employees to, directly or indirectly, (i) publish or permit to be published any press release or other similar public disclosure or announcements (including any marketing materials) regarding this Loan Agreement, the other Loan Documents or any of the Transactions, without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, or (ii) publish or permit to be published any Agent’s or Lender’s name or logo, or otherwise refer to any Agent or Lender or any of its Affiliates, in connection with this Loan Agreement, the other Loan Documents or any of the Transactions, without the prior written consent of such Agent or Lender, as applicable.
Section 12.20    Releases of Guaranties and Liens.
(a)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Collateral Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 12.01) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 12.01 or (ii) under the circumstances described in Section 12.20(b).
(b)    At such time as the Loans and the other Obligations (other than Unasserted Contingent Obligations) shall have been paid in full, (i) the Security Documents shall automatically terminate and the Collateral shall automatically be released from the Liens created thereby, and (ii) all obligations of the Collateral Agent under the Security Documents shall terminate, in each case, without delivery of any instrument or performance of any act by any Person.

(c)    Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any guarantee obligations pursuant to this Section 12.20 or Section 8.14 of the Guaranty and Security Agreement. In each case as specified in this Section 12.20 or Section 8.14 of the Guaranty and Security Agreement, the Collateral Agent will (and each Lender irrevocably authorizes the Collateral Agent to), at the Borrower’s sole cost and expense, execute and deliver to the applicable Loan Party such documents and filings as such Loan Party may reasonably request to evidence the release of such item of Collateral or guarantee obligation from the assignment and security interest granted under the Security Documents, in each case in accordance with the terms of the Loan Documents and this Section 12.20 or Section 8.14 of the Guaranty and Security Agreement.
Section 12.21    USA Patriot Act. Each Lender hereby notifies each Loan Party that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. Each Loan Party agrees to provide all such information to the Lenders upon request by any Agent at any time, whether with respect to any Person who is a Loan Party on the Closing Date or who becomes a Loan Party thereafter.
Section 12.22    No Fiduciary Duty. Each Loan Party, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Loan Parties, their respective Subsidiaries and Affiliates, on the one hand, and the Agents, the Lenders, the other Secured Parties, and all of their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents the Lenders or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.
Section 12.23    Reliance on Certificates. Notwithstanding anything to the contrary herein, the Secured Parties shall be entitled to rely and act upon any certificate, notice or other document delivered by or on behalf of any Person purporting to be an Authorized Officer of a Loan Party, and shall have no duty to inquire as to the actual incumbency or authority of such Person.
Section 12.24    No Waiver. A Secured Party’s failure to insist at any time upon strict compliance with this Loan Agreement or with any of the terms of this Loan Agreement or any continued course of such conduct on its part will not constitute or be considered a waiver by such Secured Party of any of its rights or privileges. A waiver or consent, express or implied, of or to any breach or default by any party in the performance by that party of its obligations with respect to this Loan Agreement is not a waiver or consent of or to any other breach or default in the performance by that party of the same or any other obligations of that party.
Section 12.25    The Borrower as the Loan Parties’ Representative. Each Loan Party (other than the Borrower) hereby irrevocably appoints the Borrower as the borrowing agent and attorney-in-fact for all Loan Parties, which appointment is coupled with an interest and shall remain in full force and effect unless and until the Administrative Agent (i) in its sole discretion shall have consented in writing to the revocation of such appointment and (ii) received prior written notice signed by the Loan Parties that such appointment has been revoked and that another Loan Party has been appointed. Each Loan Party hereby irrevocably appoints and authorizes the Borrower (a) to provide the Agents and the Lenders with all notices with respect to all Loans and other extensions of credit obtained for the benefit of the Borrower and all other notices and instructions under this Loan Agreement and the other Loan Documents, (b) amend, supplement or otherwise modify any term or condition of this Loan Agreement and the other Loan Documents in accordance with Section 12.01(b) without any requirement that such Loan Party also sign any documents or instruments to effectuate any such amendment, supplement or waiver, and (c) to take such action as the Borrower deems appropriate on such Loan Party’s behalf to exercise such powers as are reasonably incidental thereto to carry out the purposes of this Loan Agreement and the other Loan Documents. Each Loan Party acknowledges that the handling of this Loan Agreement, the other Loan Documents and the Collateral in a combined fashion, as more fully set forth herein and in the other Loan Documents, is done solely as an accommodation to the Loan Parties in order to utilize the collective borrowing powers of the Loan Parties in the most efficient and economical manner and at their request, and that no Agent or Lender shall incur liability to any Loan Party as a result thereof. Each Loan Party expects to derive substantial benefit, directly or indirectly, from the handling of this Loan Agreement, the other Loan Documents and the Collateral in a combined fashion because the successful operation of each Loan Party is dependent on the continued successful performance of the integrated group. To induce the Agents and Lenders to do so, and in consideration thereof, each Loan Party hereby jointly and severally agrees to indemnify each Agent and each Lender against, and hold each Agent and each Lender harmless from, any and all liability, expense, loss or claim of damage or injury made against any Agent or Lender by any Loan Party or by any third party whosoever, arising from or incurred by reason of (x) the handling of this Loan Agreement, the other Loan Documents and the Collateral as provided herein, or (y) an Agent or a Lender relying on any instructions of the Borrower, except that the Loan Parties will have no liability to any Agent or Lender pursuant to this Section 12.25 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent or such Lender, as applicable.
Section 12.26    Funding Losses.
The Borrower agrees to reimburse each Lender and to hold each Lender harmless from any documented loss or expense (but excluding lost profits) which such Lender may sustain or incur as a direct consequence of:
(a)    the failure of the Borrower to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan as and when due hereunder (including payments made after any acceleration thereof);
(b)    the failure of the Borrower to borrow a Loan after the Borrower has given (or is deemed to have given) a Borrowing Notice;
(c)    the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with Section 4.01(a)(i); or
(d)    the prepayment (including pursuant to Section 4.02) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto;
including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Borrower to the Lenders under this Section 12.26 and under Section 2.06(a)(ii): each LIBOR Rate Loan that is made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR Rate used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

Section 12.27    Acknowledgement and Consent to Bail-in of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Loan Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
ARTICLE XIII

JURISDICTION; VENUE, SERVICE OF PROCESS; JURY TRIAL WAIVER
Section 13.01    JURISDICTION. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOANS, THIS LOAN AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTWITHSTANDING ANYTHING TO THE CONTRARY, NOTHING IN THIS LOAN AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENTS AND LENDERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE LOANS, THIS LOAN AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT AGAINST THE LOAN PARTIES OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

Section 13.02    VENUE. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOANS, THIS LOAN AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT IN ANY STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
Section 13.03    SERVICE OF PROCESS. EACH PARTY TO THIS LOAN AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER AND AT THE ADDRESSES PROVIDED FOR NOTICES IN SECTION 12.02 BY MAIL. NOTHING IN THIS LOAN AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS LOAN AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
Section 13.04    JURY TRIAL WAIVER. EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THE LOANS, THIS LOAN AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THE LOANS, THIS LOAN AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY ACKNOWLEDGES THAT IT HAD THE OPPORTUNITY TO REVIEW THIS JURY TRIAL WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO A JURY TRIAL. THIS SECTION 13.04 IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS GRANTING ANY FINANCIAL ACCOMMODATIONS TO THE LOAN PARTIES.
Section 13.05    JUDICIAL FORECLOSURE AND OTHER ACTIONS. NO PROVISION OF, NOR THE EXERCISE OF ANY RIGHTS UNDER, SECTION 13.01 OR SECTION 13.02 SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY OTHER SECURED PARTY TO (I) FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL THROUGH JUDICIAL FORECLOSURE, BY THE EXERCISE OF A POWER OF SALE UNDER A DEED OF TRUST, MORTGAGE OR OTHER SECURITY AGREEMENT OR INSTRUMENT, PURSUANT TO APPLICABLE PROVISIONS OF THE UCC, OR OTHERWISE PURSUANT TO APPLICABLE LAW, (II) EXERCISE SELF-HELP REMEDIES INCLUDING BUT NOT LIMITED TO SET-OFF AND REPOSSESSION, OR (III) REQUEST AND OBTAIN FROM A COURT HAVING JURISDICTION, ANY PROVISIONAL OR ANCILLARY REMEDIES AND RELIEF INCLUDING BUT NOT LIMITED TO INJUNCTIVE OR MANDATORY RELIEF OR THE APPOINTMENT OF A RECEIVER.
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IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Loan Agreement as of the date first above written.

THE BORROWER:	MIMEDX GROUP, INC. By: ___________________________________ Name: Title:
GUARANTORS:	MIMEDX TISSUE SERVICES, LLC By: ___________________________________ Name: Title:
MIMEDX, INC. By: ___________________________________ Name: Title:
MIMEDX PROCESSING SERVICES, LLC By: ___________________________________ Name: Title:

[Signature Page to Credit Agreement]

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:	BLUE TORCH FINANCE LLC, a Delaware limited liability company By: Blue Torch Capital LP, its managing member By: ___________________________________ Name: Title:

[Signature Page to Credit Agreement]

LENDER:
BTC HOLDINGS FUND I LLC,
as a Lender

By: Blue Torch Credit Opportunities Fund I LP, its sole member

By: Blue Torch Credit Opportunities GP LLC, its general partner

By:___________________________________

Name:

Title:

BTC HOLDINGS FUND I-B LLC,
as a Lender

By: Blue Torch Credit Opportunities Fund I LP, its sole member

By: Blue Torch Credit Opportunities GP LLC, its general partner

By:___________________________________

Name:

Title:

SC BTC PRIVATE DEBT FUND LP,
as a Lender

By: Blue Torch Capital LP, acting solely in its capacity as Investment Advisor to the Manager of SC BTC Private Debt Fund LP

By:___________________________________

Name:

Title:

[Signature Page to Credit Agreement]

SCHEDULE 1.01
TERM LOAN COMMITMENTS

Lenders	Term Loan Commitment	Pro Rata Portion
BTC Holdings Fund I, LLC	$42,552,695.00	56.74%
BTC Holdings Fund I-B, LLC	$22,447,305.00	29.93%
SC BTC Private Debt Fund L.P.	$10,000,000.00	13.33%
Total	$75,000,000.00	100.00%